Exhibit 1.1

The English part of this parallel document in Danish and English is an unofficial translation of the original Danish text. In the event of disputes or misunderstandings arising from the interpretation of the translation, the Danish language shall prevail.

	VEDTÆGTER FOR FORWARD PHARMA A/S CVR-NR. 28865880	ARTICLES OF ASSOCIATION OF FORWARD PHARMA A/S CBR-NO. 28865880

1	NAVN OG FORMÅL	NAME AND OBJECTS

1.1	Selskabets navn er Forward Pharma A/S.	The name of the company is Forward Pharma A/S.

1.2

Selskabets formål er direkte eller indirekte via datterselskaber at drive aktiviteter med udvikling, fremstilling, distribution og salg af lægemidler, og enhver anden relateret virksomhed efter bestyrelsens skøn. Herudover kan selskabet deltage i samarbejder eller indgå i partnerskaber med andre virksomheder inden for sit forretningsområde, herunder udlicensiere rettigheder inden for sit forretningsområde.

The object of the company is, directly or indirectly through subsidiaries, to conduct business within development, manufacturing, distribution and sale of drugs and medicaments, as well as any other related activities at the discretion of the board of directors. Furthermore, the company may, within its line of business, participate in partnerships or co-operate with other businesses, including by licensing out rights within its line of business.

2	AKTIEKAPITAL OG AKTIER	SHARE CAPITAL AND SHARES

2.1	Selskabets aktiekapital udgør nominelt kr. 982.644,29, fordelt i aktier à nominelt kr. 0,01 eller multipla heraf.	The company’s nominal share capital is DKK 982,644.29, divided into shares of DKK 0.01 each or multiples thereof.

2.2	Aktiekapitalen er fuldt indbetalt.	The share capital has been fully paid up.

2.3	Aktierne skal lyde på navn og skal noteres på navn i selskabets ejerbog.	The shares shall be issued in the name of the holder and shall be recorded in the name of the holder in the company’s register of shareholders.

2.4	Ejerbogen føres af Computershare A/S (CVR-nr. 27088899).	The register of shareholders is kept by Computershare A/S (Company Registration (CVR) no. 27088899).

2.5	Aktierne er ikke-omsætningspapirer. Der gælder ingen indskrænkninger i aktiernes omsættelighed.	The shares are non-negotiable instruments. No restrictions shall apply to the transferability of the shares.

2.6	Ingen aktier har særlige rettigheder.	No shares shall carry special rights.

2.7	Ingen aktionær skal være forpligtet til at lade sine aktier indløse helt eller delvist af selskabet eller andre.	No shareholder shall be under an obligation to have his shares redeemed in whole or in part by the company or by any third party.

2.8	Der udstedes ikke ejerbeviser for aktier i selskabet.	No share certificates are issued for the shares in the company.

3	UDSTEDELSE AF WARRANTS OG FORHØJELSE AF AKTIEKAPITALEN	ISSUE OF WARRANTS AND INCREASE OF THE SHARE CAPITAL

	Warrants til medarbejdere m.v.	Warrants to employees etc.

3.1

Selskabet har frem til 30. juni 2014 udstedt warrants til selskabets medarbejdere og konsulenter og medarbejdere og konsulenter i dets datterselskab, Forward Pharma GmbH, i et sådant omfang og på sådanne vilkår, som fremgår af bilag 1, der udgør en integreret del af disse vedtægter. Endvidere har bestyrelsen i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 1. juni 2016 udstedt yderligere 89.080 warrants, der er omfattet af bilag 1, til en af selskabets konsulenter uden fortegningsret for selskabets aktionærer.

“The company has up until 30 June 2014 issued warrants to the company’s employees and consultants and employees and consultants of its subsidiary, Forward Pharma GmbH, to the extent and on such terms and conditions as set forth in appendix 1 which forms an integral part of these articles of association. In addition, pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 1 June 2016 issued additional 89,080 warrants covered by appendix 1 to one of the company’s consultants without

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any pre-emption rights for the company’s shareholders.

3.2

Bestyrelsen er i perioden indtil 1. maj 2024 bemyndiget til, ad én eller flere gange, uden fortegningsret for selskabets eksisterende aktionærer, at udstede op til 53.400.000 warrants (hvoraf 51.261.480 allerede er udstedt forud for bemyndigelsens forlængelse den 7. maj 2019), der hver giver ret til at tegne en aktie á nominelt DKK 0,01, til dets medarbejdere, direktionsmedlemmer, bestyrelsesmedlemmer og konsulenter og/eller medarbejdere, direktionsmedlemmer, bestyrelsesmedlemmer og konsulenter i dets datterselskaber. Bestyrelsen kan også benytte denne bemyndigelse til at udstede nye warrants som erstatning for eksisterende og ikke udnyttede warrants, der ejes af tidligere medarbejdere, direktionsmedlemmer, bestyrelsesmedlemmer og konsulenter i selskabet og dets datterselskaber. Bestyrelsen bemyndiges samtidig til at foretage de dertilhørende kapitalforhøjelser med op til nominelt DKK 534.000, det vil sige op til 53.400.000 aktier á nominelt DKK 0,01. De nye aktier, som kan tegnes ved udnyttelse af warrants, udstedes til en tegningskurs, der fastsættes af bestyrelsen, og som kan være lavere end markedskursen på tidspunktet for udstedelsen af de pågældende warrants. Øvrige vilkår for warrants fastsættes af bestyrelsen i forbindelse

In the period until 1 May 2024, the board of directors is authorized, in one or more rounds, without pre-emption rights for the company’s existing share-holders, to issue up to 53,400,000 warrants (of which 51,261,480 have already been issued prior to the extension of the authorization on 7 May 2019), which each entitles the holder to subscribe for one share of nominally DKK 0.01, to the company’s employees, members of the management, members of the board of directors, and consultants and/or employees, members of the management, members of the board of directors and consultants of its subsidiaries. The board of directors may also use this authorization to issue new warrants in replacement of existing, unexercised warrants held by former employees, members of the management, members of the board of directors and consultants of the company and its subsidiaries. The board of directors is further authorized to implement the capital increases required for this purpose by up to nominally DKK 534,000, i.e. up to 53,400,000 shares of nominally DKK 0.01 each. The subscription price for the new shares that may be subscribed for by exercise of the warrants in question shall be fixed by the board of directors and may be lower than the market price at the time of issue of the warrants. Other terms and conditions for the warrants, which

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	med bestyrelsens udnyttelse af bemyndigelsen.	can be issued by the board of directors according to the authorization, shall be fixed by the board of directors.

3.3

For aktier udstedt på baggrund af bemyndigelsen i punkt 3.2 skal i øvrigt gælde:

at             der ikke kan ske delvis indbetaling,

at           tegningen af aktier foretages uden fortegningsret for de eksisterende aktionærer,

at           aktierne skal tegnes ved kontant indbetaling,

at           aktierne skal være ikke-omsætningspapirer,

at           aktierne skal lyde på navn og noteres i selskabets ejerbog, og

at           aktierne i øvrigt i enhver henseende har samme rettigheder som de eksisterende aktier.

Bestyrelsen kan foretage de ændringer i selskabets vedtægter, der måtte være en følge af kapitalforhøjelsen.

For shares issued pursuant to the authorization in article 3.2 the following shall apply:

that no partial payment may take place;

that the subscription shall be effected without pre-emption rights of the existing shareholders;

that the shares shall be subscribed for against payment of cash;

that the shares shall be non-negotiable instruments

that the shares shall be made out in the name of the holder and registered in the name of the holder in the company’s register of shareholders; and

that the shares in every respect shall carry the same rights as the existing shares.

The board of directors is entitled to make such amendments to the articles of association as may be required as a result of the capital increase.

3.3A	[Flyttet til punkt 1.1 i bilag 2 til vedtægterne]	[Moved to clause 1.1 of appendix 2 to the articles of association]

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3.3B	[Flyttet til punkt 1.2 i bilag 2 til vedtægterne]	[Moved to clause 1.2 of appendix 2 to the articles of association]

3.3C	[Flyttet til punkt 1.3 i bilag 2 til vedtægterne]	[Moved to clause 1.3 of appendix 2 to the articles of association]

3.3D	[Flyttet til punkt 1.4 i bilag 2 til vedtægterne]	[Moved to clause 1.4 of appendix 2 to the articles of association]

3.3E

Uanset modstridende bestemmelser og vilkår i vedtægternes 3.1-3.3 og bilag 1 og 2, skal der foretages de i bilag 3 anførte justeringer af vilkårene for de i bilag 3 nævnte udstedte warrants i selskabet og kontant kompensation af disse warrantindehavere som følge af de ændringer i selskabets kapitalforhold, der blev vedtaget på Selskabets ekstraordinære generalforsamling den 2. august 2017.

Irrespective of anything to the contrary set out in the provisions of articles 3.1-3.3 and appendices 1 and 2 to the company’s articles of associations, appendix 3 hereto prescribes the adjustments to be made to the terms governing the warrants specified in appendix 3 and the cash compensation of such warrant holders due to the changes in the company’s capital structure resolved on the company’s extraordinary general meeting on 2 August 2017.

De i bilag 3 anførte principper for justering og kompensation finder tilsvarende anvendelse på de af selskabet udstedte “derferred share awards” før, og som stadig er i kraft, den 2. august 2017, uanset at disse optioner ikke er forankret i selskabets vedtægter.

The principles for adjustment and compensation set out in appendix 3 shall equally apply to the “deferred share awards” granted by the company prior to, and still in force on, the 2 August 2017, regardless of these awards not being embedded in the company’s articles of association.

	Enhver justering i henhold til dette punkt 3.3E er dog betinget af forudgående kontraktuelt samtykke fra indehaveren af de berørte warrants og deferred share awards.	Any adjustment pursuant to this article 3.3E is, however, subject to the prior contractual consent of the holder of the affected warrants and deferred share awards.

	Aktier til medarbejdere m.v.	Shares to employees etc.

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3.4

Bestyrelsen er i perioden indtil 1. maj 2024 bemyndiget til uden fortegningsret for selskabets eksisterende aktionærer at forhøje selskabets aktiekapital, ad en eller flere omgange, med op til nominelt DKK 214.000, det vil sige op til 21.400.000 aktier á nominelt DKK 0,01, ved udstedelse af aktier til dets medarbejdere, direktionsmedlemmer, bestyrelsesmedlemmer og konsulenter og/eller medarbejdere, direktionsmedlemmer, bestyrelsesmedlemmer og konsulenter i dets datterselskaber. De nye aktier udstedes til en kurs, der fastsættes af bestyrelsen og som kan være lavere end markedskursen. Øvrige vilkår for en sådan udstedelse af aktier fastsættes af bestyrelsen i forbindelse med bestyrelsens udnyttelse af bemyndigelsen.

In the period until 1 May 2024, the board of directors is authorized to increase the share capital of the company, in one or more rounds and without pre-emptive subscription rights for the existing shareholders, by up to nominally DKK 214,000, i.e. up to 21,400,000 shares of nominally DKK 0.01 each, by issuance of shares to the company’s employees, members of the management, members of the board of directors, and consultants and/or employees, members of the management, members of the board of directors and consultants of its subsidiaries. The new shares are issued at a price determined by the board of directors, which may be lower than the market price. Other terms and conditions for such issue of shares, which can be issued by the board of directors according to the authorization, shall be fixed by the board of directors.

3.5

For aktier udstedt på baggrund af bemyndigelsen i punkt 3.4 skal i øvrigt gælde:

at           der ikke kan ske delvis indbetaling,

at           tegningen af aktier foretages uden fortegningsret for de eksisterende aktionærer,

at           aktierne skal tegnes ved kontant indbetaling,

at           aktierne skal være ikke-omsætningspapirer,

For shares issued pursuant to the authorization in article 3.4 the following shall apply:

that no partial payment may take place;

that the subscription shall be effected without pre-emption rights of the existing shareholders;

that the shares shall be subscribed for against payment of cash;

that the shares shall be non-negotiable instruments;

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at aktierne skal lyde på navn og noteres i selskabets ejerbog, og at aktierne i øvrigt i enhver henseende har samme rettigheder som de eksisterende aktier.

Bestyrelsen kan foretage de ændringer i selskabets vedtægter, der måtte være en følge af kapitalforhøjelsen.

that the shares shall be made out in the name of the holder and registered in the name of the holder in the company’s register of shareholders; and

that the shares in every respect shall carry the same rights as the existing shares.

The board of directors is entitled to make such amendments to the articles of association as may be required as a result of the capital increase.

3.5A

Bestyrelsen har den 13. april 2015 udnyttet den i punkt 3.4 og 3.5 indeholdte bemyndigelse til at forhøje selskabets aktiekapital ved at udstede 142.150 aktier a nominelt DKK 0,10, i alt nominelt DKK 14.215.

The board of directors has on April 13, 2015 exercised the authorization included in articles 3.4 and 3.5 to increase the share capital of the company by issue of 142,150 shares of nominally DKK 0.10 each, in total nominally DKK 14,215.

3.5B

Bestyrelsen har den 29. juli 2016 udnyttet den i punkt 3.4 og 3.5 indeholdte bemyndigelse til at forhøje selskabets aktiekapital ved at udstede 142,155 aktier a nominelt DKK 0,10, i alt nominelt DKK 14.215,50. Den resterende del af bemyndigelsen udgør herefter nominelt DKK 185.569,50 aktier.

The board of directors has on July 29, 2016 exercised the authorization included in articles 3.4 and 3.5 to increase the share capital of the company by issue of 142,155 shares of nominally DKK 0.10 each, in total nominally DKK 14,215.50. Following this, the remaining part of the authorization amounts to nominally DKK 185,569.50 shares.

3.5C

Bestyrelsen har den 7. maj 2020 udnyttet den i punkt 3.4 og 3.5 indeholdte bemyndigelse til at forhøje selskabets aktiekapital ved at udstede 194,311 aktier a nominelt DKK 0,01 i alt nominelt DKK 1.943,11. Den resterende del af bemyndigelsen udgør

The board of directors has on May 7, 2020 exercised the authorization included in articles 3.4 and 3.5 to increase the share capital of the company by issue of 194,311 shares of nominally DKK 0.01 each, in total nominally DKK 1,943.11. Following

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	herefter nominelt DKK 183.626,39 aktier.	this, the remaining part of the authorization amounts to nominally DKK 183,626.39 shares.

	Øvrige kapitalforhøjelser	Other capital increases

3.6

Bestyrelsen er indtil 1. maj 2024 bemyndiget til at beslutte at forhøje selskabets aktiekapital, ad én eller flere gange, med et nominelt beløb på i alt op til DKK 1.000.000 ved udstedelse af i alt op til 100.000.000 aktier á nominelt DKK 0,01 til en kurs fastsat af bestyrelsen, der kan være lavere end markedskursen.

The board of directors is authorised in the period until 1 May 2024 to resolve to increase the Company’s share capital in one or more issues by up to a total nominal amount of DKK 1,000,000 by issuance of up to 100,000,000 shares of DKK 0.01 each at a price determined by the board of directors, which may be lower than the market price.

3.7

For aktier udstedt på baggrund af bemyndigelsen i punkt 3.6 skal i øvrigt gælde:

at           der ikke kan ske delvis indbetaling,

at           tegningen af aktier foretages uden fortegningsret for de eksisterende aktionærer,

at           aktierne skal tegnes ved kontant indbetaling, indbetaling i andre værdier end kontanter eller gældskonvertering,

at           aktierne skal være ikke-omsætningspapirer, og

at           aktierne skal lyde på navn og noteres i selskabets ejerbog.

For shares issued pursuant to the authorization in article 3.6 the following shall apply:

that no partial payment may take place;

that the subscription shall be effected without pre-emption rights of the existing shareholders;

that the shares shall be subscribed for against payment of cash, contribution in kind or conversion of debt;

that the shares shall be non-negotiable instruments; and

that the shares shall be made out in the name of the holder and registered in the name of the holder in the company’s register of shareholders.

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	Bestyrelsen kan foretage de ændringer i selskabets vedtægter, der måtte være en følge af kapitalforhøjelsen.	The board of directors is entitled to make such amendments to the articles of association as may be required as a result of the capital increase.

	IPO aktier	IPO shares

3.8	[Slettet]	[Deleted]

3.9	[Slettet]	[Deleted]

	Overallokeringsaktier	Over-Allotment Shares

3.10	[Slettet]	[Deleted]

3.11	[Slettet]	[Deleted]

3.12	[Slettet]	[Deleted]

4	BEMYNDIGELSE TIL AT UDLODDE EKSTRAORDINÆRT UDBYTTE OG KØBE EGNE AKTIER	AUTHORIZATION TO DISTRIBUTE EXTRAORDINARY DIVIDENDS AND ACQUIRE OWN SHARES

4.1	Bestyrelsen er af generalforsamlingen bemyndiget til at træffe beslutning om uddeling af ekstraordinært udbytte, såfremt Selskabets økonomiske situation giver grundlag for dette.	The board of directors is authorized to resolve to distribute extraordinary dividends if the company’s financial situation warrants such distribution.

4.2

Bestyrelsen er i perioden indtil 1. maj 2024 bemyndiget til at lade Selskabet erhverve egne aktier i et omfang således, at den pålydende værdi af Selskabets samlede beholdning af egne aktier ikke på noget tidspunkt overstiger 10 procent af aktiekapitalen. Vederlaget for de pågældende aktier må ikke afvige mere end 20 procent fra følgende

In the period until 1 May 2024, the board of directors is authorized to have the company acquire own shares to such extent that the nominal value of the company’s aggregate holding of own shares at no time may exceed 10 percent of the share capital. The price payable for the shares in question may not deviate by more than 20 percent from the following price: The prevailing

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kurs: Den ved erhvervelsen noterede kurs for de på NASDAQ Global Select Market, New York, under fondskode US34986J1051 handlede American Depositary Shares relateret til selskabets aktier divideret med 2 (svarende til antallet af underliggende aktier i selskabet per American Depositary Share). Autorisationen kan benyttes til at (i) erhverve egne aktier direkte, og/eller (ii) erhverve American Depositary Shares som derefter kan overleveres til depotbanken mod levering af de underliggende aktier repræsenteret af American Depositary Shares.

quoted price at the time of the acquisition applicable to the American Depositary Shares related to the company’s shares traded under ISIN code US34986J1051 at NASDAQ Global Select Market, New York, divided by 2 (equalling the number of underlying shares in the company per American Depositary Share). The authorization can be utilized to (i) acquire own shares directly, and/or (ii) acquire American Depositary Shares which can then be surrendered to the depository bank enabling the company to take delivery of the underlying shares represented by such American Depository Shares.

5	GENERALFORSAMLINGEN, AFHOLDELSESSTED OG INDKALDELSE	GENERAL MEETING, VENUE AND NOTICE

5.1	Generalforsamlingen er inden for de ved lovgivningen og vedtægterne fastsatte grænser den højeste myndighed i selskabet.	The general meeting has the supreme authority in all matters relating to the company subject to law and these articles of association.

5.2	Selskabets generalforsamlinger afholdes i Region Hovedstaden, Danmark.	The general meetings of the company shall be held in the Capital Region of Denmark.

5.3

Selskabets ordinære generalforsamling afholdes i så god tid, at den reviderede og godkendte årsrapport kan indsendes til Erhvervsstyrelsen, så den er modtaget i styrelsen inden 5 måneder efter udløbet af hvert regnskabsår.

The annual general meeting of the company shall be held well in advance in order for the revised and adopted annual report to be sent to and received by the Danish Business Authority within 5 months after the expiry of each financial year.

5.4	Ekstraordinær generalforsamling afholdes, når bestyrelsen eller revisor	Extraordinary general meetings shall be held when determined by the board

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forlanger det. Ekstraordinær generalforsamling skal endvidere afholdes, når det forlanges af aktionærer, der tilsammen ejer mindst fem procent af aktiekapitalen. Sådan begæring skal ske skriftligt til bestyrelsen og være ledsaget af et bestemt angivet forslag til dagsordenspunkt. Bestyrelsen indkalder til en ekstraordinær generalforsamling senest to uger efter, at det er forlangt.

of directors or requested by the company’s auditor. Furthermore, an extraordinary general meeting shall be held when requested by shareholders possessing no less than five per cent of the share capital. Such request shall be submitted in writing to the board of directors and be accompanied by a specific proposal for the business to be transacted. The board of directors convenes an extraordinary general meeting no later than two weeks after such request has been made.

5.5

Generalforsamlinger indkaldes af bestyrelsen med mindst to ugers og højst fire ugers varsel. Indkaldelsen offentliggøres på selskabets hjemmeside og i øvrigt på den måde og i den form, som de børser, på hvilke selskabets aktier er noteret, til enhver tid måtte forlange. Indkaldelse sendes endvidere til alle i ejerbogen noterede aktionærer, som har fremsat begæring herom.

General meetings shall be convened by the board of directors with at least two weeks’ and not more than four weeks’ notice. The notice shall be published on the company’s website and moreover in such way and in such form as required from time to time by the stock exchanges on which the company’s shares are listed. Furthermore, a notice of the general meeting shall be sent to all shareholders recorded in the company’s register of shareholders who have so requested.

5.6

I indkaldelsen skal angives tid og sted for generalforsamlingen samt dagsorden, hvoraf det fremgår, hvilke anliggender der skal behandles på generalforsamlingen. Såfremt forslag til vedtægtsændringer skal behandles på generalforsamlingen, skal forslagets væsentligste indhold angives i indkaldelsen. Indkaldelse til generalforsamlingen, hvor der skal træffes beslutning efter

The notice shall specify the time and place of the general meeting and the agenda containing the business to be transacted at the general meeting. If a proposal to amend the articles of association is to be considered at the general meeting, the main contents of the proposal must be specified in the notice. Notices convening general meetings at which a resolution shall be passed pursuant to Section 77(2), Section 92(1) or (5), or Section 107(1) or

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	selskabslovens § 77, stk. 2, § 92, stk. 1 eller 5, eller § 107, stk. 1 eller 2, skal indeholde den fulde ordlyd af forslaget.	(2) of the Danish Companies Act must set out the full wording of the proposals.

5.7

I en periode på to uger før en generalforsamling, inklusive datoen for generalforsamlingens afholdelse, gøres følgende oplysninger tilgængelige på selskabets hjemmeside:

(a)         Indkaldelsen

(b)         Det samlede antal aktier og stemmerettigheder på datoen for indkaldelsen

(c)          De dokumenter, der skal fremlægges på generalforsamlingen

(d)         Dagsordenen og de fuldstændige forslag samt for den ordinære generalforsamlings vedkommende tillige revideret årsrapport

(e)          De formularer, der skal anvendes ved stemmeafgivelse pr. fuldmagt eller skriftligt ved brevstemme.

For a period of two weeks prior to the general meeting, including the date of the general meeting, the following information shall be available on the company’s website:

(a)         The notice convening the general meeting;

(b)         The total number of shares and voting rights on the date of the notice;

(c)          The documents to be presented at the general meeting;

(d)         The agenda and the complete proposals as well as, for annual general meetings, the audited annual report;

(e)          The forms to be used for voting by proxy or voting by correspondence.

6	DAGSORDEN FOR DEN ORDINÆRE GENERALFORSAMLING, DIRIGENT og PROTOKOL	AGENDA FOR THE ANNUAL GENERAL MEETING, CHAIRMAN AND PROTOCOL

6.1

Enhver aktionær har ret til at få et bestemt emne behandlet på den ordinære generalforsamling. Begæring herom skal fremsættes skriftligt over for bestyrelsen senest seks uger før generalforsamlingens afholdelse.

Every shareholder shall be entitled to have a specific subject considered at the annual general meeting. Such proposals must be submitted in writing to the board of directors not later than six weeks prior to the general meeting.

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6.2

Dagsordenen for den ordinære generalforsamling skal omfatte følgende:

(a)         Bestyrelsens beretning om selskabets virksomhed i det forløbne regnskabsår

(b)         Fremlæggelse og godkendelse af revideret årsrapport

(c)          Anvendelse af overskud eller dækning af underskud i henhold til den godkendte årsrapport

(d)         Meddelelse af decharge til bestyrelsen og direktionen

(e)          Valg af medlemmer til bestyrelsen

(f)           Valg af revisor

(g)          Eventuelle forslag fra bestyrelse og aktionærer

(h)         Eventuelt

The agenda for the annual general meeting shall include the following:

(a)         The board of directors’ report on the company’s activities in the past financial year;

(b)         Presentation and adoption of the audited annual report;

(c)          Distribution of profit or covering of loss according to the adopted annual report;

(d)         Discharge of the board of directors and the management board;

(e)          Election of members to the board of directors;

(f)           Appointment of auditor;

(g)          Any proposals from the board of directors or shareholders;

(h)         Any other business.

6.3	Generalforsamlingen ledes af en af bestyrelsen valgt dirigent, der afgør alle spørgsmål vedrørende behandling af dagsordenspunkterne, stemmeafgivning og resultaterne heraf.

The general meeting shall be presided over by a chairman elected by the board of directors. The chairman shall decide all questions regarding the business transacted, the casting of votes and the results of voting.

6.4	Der føres en protokol over generalforsamlingen, der underskrives af dirigenten.	Minutes of the proceedings of the general meeting shall be entered into a minute book to be signed by the chairman.

7	AKTIONÆRERNES MØDE- OG STEMMERET PÅ GENERALFORSAMLINGEN	SHAREHOLDERS’ ATTENDANCE AND VOTING RIGHTS AT THE GENERAL MEETING

7.1	En aktionærs ret til at deltage i en generalforsamling og til at afgive stemme fastsættes i forhold til de	The right of a shareholder to attend and vote at a general meeting is determined by the shares held by the shareholder

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aktier, aktionæren besidder på registreringsdatoen. Registreringsdatoen ligger en uge før generalforsamlingen. De aktier, den enkelte aktionær besidder, opgøres på registreringsdatoen på baggrund af notering af aktionærens ejerforhold i ejerbogen samt eventuelle meddelelser om ejerforhold, som selskabet har modtaget med henblik på indførsel i ejerbogen, men som endnu ikke er indført i ejerbogen.

at the record date. The record date is one week prior to the general meeting. The shares held by each shareholder at the record date is calculated based on the registration of the number of shares held by that shareholder in the company’s register of shareholders as well as on any notification of ownership received by the company for the purpose of registration in the Company’s register of shareholders, but which have not yet been registered.

7.2

En aktionær, der er berettiget til at deltage i generalforsamlingen i henhold til punkt 6.1, og som ønsker at deltage i generalforsamlingen, skal senest tre dage før dens afholdelse anmode om adgangskort.

A shareholder who is entitled to attend the general meeting pursuant to article 6.1 and who wants to attend the general meeting shall request to receive an admission card no later than three days prior to the date of the general meeting.

7.3	En aktionær kan møde personligt eller ved fuldmægtig, og både aktionæren og fuldmægtigen kan møde med en rådgiver.	A shareholder may attend in person or by proxy, and the shareholder or the proxy may attend together with an adviser.

7.4	Stemmeret kan udøves i henhold til skriftlig og dateret fuldmagt i overensstemmelse med den til enhver tid gældende lovgivning herom.	The right to vote may be exercised by a written and dated proxy in accordance with applicable laws.

7.5

En aktionær, der er berettiget til at deltage i en generalforsamling i henhold til punkt 6.1, kan endvidere stemme skriftligt ved brevstemme i overensstemmelse med selskabslovens regler herom. Brevstemmer skal være selskabet i hænde senest dagen før

A shareholder who is entitled to participate in the general meeting pursuant to article 6.1 may vote by correspondence in accordance with the provisions of the Danish Companies Act. Such votes by correspondence shall be received by the Company not later than the day before the general meeting.

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	generalforsamlingen. Brevstemmer kan ikke tilbagekaldes.	Votes by correspondence cannot be withdrawn.

7.6	Hvert aktiebeløb på nominelt kr. 0,01 giver én stemme.	Each share of the nominal value of DKK 0.01 shall carry one vote.

7.7

Enhver aktionær er berettiget til at afgive forskellige stemmer på sine aktier. Kravet i selskabslovens § 104, stk. 1, hvorefter en kapitalejer skal stemme samlet på sine kapitalandele, er således fraveget ved denne bestemmelse.

Any shareholder is entitled to cast different votes on his shares. Accordingly, the requirement set out in Section 104 (1) of the Danish Companies Act according to which a shareholder must vote on his shares in aggregate, is deviated from by virtue of this provision.

8	BESLUTNINGER PÅ GENERALFORSAMLINGEN	RESOLUTIONS AT GENERAL MEETINGS

8.1	De på generalforsamlingen behandlede anliggender afgøres ved simpelt stemmeflertal blandt afgivne stemmer, medmindre andet følger af lovgivningen eller disse vedtægter.	Resolutions by the general meeting shall be passed by a simple majority of votes cast unless otherwise prescribed by law or by these articles of association.

8.2

Til vedtagelse af beslutning om vedtægtsændringer, selskabets opløsning, fusion eller spaltning kræves, at beslutningen vedtages med mindst 2/3 af såvel de afgivne stemmer som af den på generalforsamlingen repræsenterede aktiekapital, medmindre der i medfør af lovgivningen stilles strengere eller lempeligere vedtagelseskrav eller tillægges bestyrelsen eller andre organer selvstændig kompetence.

Adoption of changes to these articles of association, dissolution of the company, merger or demerger requires that the decision is adopted with at least 2/3 of the votes cast as well as the share capital represented at the general meeting, unless applicable laws prescribe stricter or less strict adoption requirements or applicable laws confer independent competence to the board of directors or other bodies.

9	ELEKTRONISK KOMMUNIKATION	ELECTRONIC COMMUNICATION

9.1	Al kommunikation fra selskabet til de enkelte aktionærer, herunder	All communication from the company to the individual shareholders, including

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indkaldelse til generalforsamlinger, kan ske elektronisk via offentliggørelse på selskabets hjemmeside eller ved udsendelse via e-mail. Generelle meddelelser gøres tilgængelige på selskabets hjemmeside og på sådan anden måde, som måtte være foreskrevet i henhold til lov. Selskabet kan til enhver tid vælge i stedet at fremsende meddelelser mv. med almindelig post.

notices convening general meetings, may take place electronically by posting on the company’s website or by email. General notices shall be published on the company’s website and in such other manner as may be prescribed by applicable laws. The company may at all times choose to send notices, etc., by ordinary post instead.

9.2	Kommunikation fra aktionærer til selskabet kan ske ved e-mail eller med almindelig post.	Communication from a shareholder to the company may take place by email or by ordinary post.

9.3

Selskabet anmoder de navnenoterede aktionærer om en e-mail adresse, hvortil meddelelser mv. kan sendes. Det er den enkelte aktionærs ansvar at sikre, at selskabet til stadighed er i besiddelse af korrekte oplysninger om e-mail adresse. Selskabet har ingen pligt til at søge oplysningerne berigtiget eller til at fremsende meddelelser på anden måde.

The company shall request all shareholders registered by name to submit an email address to which notices, etc., may be sent. Each shareholder is responsible for ensuring that the company has the correct email address at all times. The company is not obliged to verify such contact information or to send notices in any other way.

9.4	Oplysninger om kravene til anvendte systemer samt om fremgangsmåden ved elektronisk kommunikation findes på selskabets hjemmeside, www.forward-pharma.com.	The company’s website, www.forward-pharma.com, contains information about system requirements and electronic communication procedures.

10	BESTYRELSEN	BOARD OF DIRECTORS

10.1	Bestyrelsen varetager den overordnede ledelse af selskabet.	The board of directors shall be in charge of the overall management of the company.

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10.2	Bestyrelsen består af mindst tre og højst syv medlemmer, der vælges af generalforsamlingen.	The board of directors consists of not less than three and not more than seven members elected by the general meeting.

10.3	Bestyrelsen vælger en formand blandt sine medlemmer.	The board of directors elects a chairman among its members.

10.4

De af generalforsamlingen valgte bestyrelsesmedlemmer vælges for en periode på ét år. Genvalg af bestyrelsesmedlemmer kan finde sted. Til selskabets bestyrelse kan kun vælges personer, som er yngre end 70 år på valgtidspunktet.

The members of the board of directors elected by the general meeting are elected for a term of one year. Re-election of board members may take place. Only persons who are younger than 70 years at the time of election may be elected to the board of directors.

10.5	Bestyrelsen er beslutningsdygtig, når over halvdelen af bestyrelsesmedlemmerne, herunder formanden, er repræsenteret.	The board of directors forms a quorum when more than half of its members are represented, including the chairman.

10.6	De i bestyrelsen behandlede anliggender afgøres ved simpelt stemmeflertal. I tilfælde af stemmelighed er formandens stemme udslagsgivende.	Resolutions of the board of directors are passed by simple majority. In the event of equal votes, the chairman shall have a casting vote.

10.7	Bestyrelsen skal ved sin forretningsorden træffe nærmere bestemmelse om udførelsen af sit hverv.	The board of directors shall adopt rules of procedure containing detailed provisions for the performance of its duties.

10.8	Over det på bestyrelsesmøderne passerede føres en protokol, der underskrives af samtlige bestyrelsesmedlemmer.	Minutes of the proceedings of the board meetings shall be recorded in a minute book to be signed by all members of the board of directors.

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11	DIREKTIONEN	EXECUTIVE MANAGEMENT

11.1	Bestyrelsen ansætter en direktion bestående af ét til tre medlemmer til at varetage den daglige ledelse af selskabet.	The board of directors appoints a management board consisting of one to three members to be in charge of the day-to-day management of the company.

12	TEGNINGSREGEL	RULES OF SIGNATURE

12.1	Selskabet tegnes (i) af bestyrelsens formand i forening med et bestyrelsesmedlem, (ii) af bestyrelsens formand i forening med et medlem af direktionen eller (iii) af den samlede bestyrelse.

The company shall be bound (i) by the joint signatures of the chairman and a member of the board of directors, (ii) by the joint signatures of the chairman and a member of the management board, or (iii) by the joint signatures of all members of the board of directors.

13	REVISION	AUDIT

13.1	Selskabets årsrapport revideres af en statsautoriseret revisor, der vælges af generalforsamlingen for ét år ad gangen. Genvalg kan finde sted.	The company’s annual report shall be audited by a state-authorized public accountant elected by the general meeting for a one-year term. Re-election may take place.

14	REGNSKAB	ACCOUNTS

14.1	Selskabets regnskab er kalenderåret.	The company’s financial year follows the calendar year.

14.2	Selskabets årsrapport udarbejdes og aflægges på engelsk.	The company’s annual report is prepared and presented in English.

15	BILAG	APPENDICES

15.1	Bilag 1: Warrant Vilkår	Appendix 1: Warrants Terms

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Bilag 2: 2014 Warrant Vilkår	Appendix 2: 2014 Warrant Terms

Bilag 3: Principper for justering og kompensation	Appendix 3: Adjustment and compensation principles

Seneste ændring af vedtægterne blev vedtaget den 13. april 2021. Seneste ændring af bilagene blev vedtaget den 13. april 2021.	Latest amendment of the articles of association was resolved on 13 April 2021. Latest amendment of the appendices was resolved on 13 April 2021.

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The English part of this parallel document in Danish and English is an unofficial translation of the original Danish text. In the event of disputes or misunderstandings arising from the interpretation of the translation, the Danish language shall prevail.

	BILAG 1 TIL VEDTÆGTER FOR FORWARD PHARMA A/S CVR-NR. 28865880	APPENDIX 1 TO ARTICLES OF ASSOCIATION OF FORWARD PHARMA A/S CBR-NO. 28865880

1	WARRANTS	WARRANTS

1.1	[Slettet]	[Deleted]

1.2	[Slettet]	[Deleted]

1.3	[Slettet]	[Deleted]

1.4	[Slettet]	[Deleted]

1.5	[Slettet]	[Deleted]

1.6

Generalforsamlingen har den 8. december 2012 truffet beslutning om at udstede i alt 9.360 warrants til en af selskabets bestyrelsesmedlemmer uden fortegningsret for selskabets aktionærer. De udstedte warrants giver ret til at tegne op til nominelt DKK 16.686 aktier i selskabet til DKK 8,41424 pr. aktie a nominelt DKK 0,10.

De nærmere vilkår for tegning og udnyttelse af de omhandlede warrants fremgår af punkt 2. Dog gælder følgende særlige vilkår for tegning og udnyttelse af warrants i henhold til dette punkt 1.6:

On 8 December 2012, the general meeting has passed a resolution to grant a total of 9,360 warrants to one of the company’s board members without any pre-emption rights for the company’s shareholders. The warrants entitle the holders to subscribe for shares of a nominal value of up to DKK 16,686 in the company at a price of DKK 8.41424 per share of DKK 0.10.

The specific terms governing the subscription and exercise of the warrants are set out in clause 2. However, the following special terms apply to subscription and exercise of the warrants under this clause 1.6:

(i) Uanset punkt 2.1.4 skal de omhandlede warrants anses for tildelt den 1. december 2012.	(i) Irrespective of clause 2.1.4, the warrants shall be deemed granted on 1 December 2012.

(ii)              Uanset punkt 2.2.1, 1. og 2. punktum, optjenes de omhandlede warrants lineært og successivt over en periode på 22 måneder. Endvidere skal 100 procent af de omhandlede warrants anses for optjent, såfremt en af følgende begivenheder (en “Change of Control Event”) finder sted senest den 30. juni 2015:

(ii)              Irrespective of clause 2.2.1, first and second paragraph, the warrants shall vest linearly and successively over a period of 22 months. Further, 100 per cent of the warrants shall vest provided that one of the following events (a “Change of Control Event”) is completed on or prior to 30 June 2015:

(a)         Overdragelse af aktier fra en eller flere aktionærer til en tredjepart eller ændringer i aktiekapitalen, hvorved en tredjepart opnår 50 procent eller mere af aktiekapitalen og stemmerettighederne i selskabet, eller

(a)         Transfer of shares from one or more shareholders to a third party or changes to the share capital, whereby a third party obtains 50 per cent or more of the share capital and voting rights in the company, or

(b)         Overdragelse og/eller licensering til en tredjepart af alle eller dele af selskabets aktiver relateret til immaterielle rettigheder, såfremt sådanne immaterielle rettigheder er af væsentlig betydning for selskabets virksomhed og formål, herunder immaterielle rettigheder relateret til lægemidler omfattende dimethylfumarate.

(b)         Transfer and/or licencing of all or parts of the assets related to the intellectual property rights of the company to a third party, provided that such intellectual property rights are of major importance in respect of the business and objectives of the company, including intellectual property rights related to drug products comprising dimethylfumarate.

For the purposes of the definition of Change of Control Event “third party”

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Ved definitionen af Change of Control Event skal “tredjepart” ikke omfatte en investeringsfond eller anden investeringsenhed, der er direkte eller indirekte ledet af Florian Schönharting.

(iii)           Uanset om andet måtte fremgå af punkt 2, så bortfalder disse warrants uden videre og uden kompensation, såfremt en Change of Control Event ikke er gennemført senest den 30. november 2018.

(iv)          Warrantmodtageren kan i tilfælde af en Change of Control Event udnytte alle de omhandlede warrants på de vilkår, der fremgår af punkt 2.6.4 (ii).

(v)             Punkt 2.4 erstattes af følgende:

(a)         Såfremt selskabet opsiger warrantmodtagerens ansættelses- eller konsulentforhold, uden at der foreligger misligholdelse fra warrantmodtagerens side, optjenes alle warrants.

(b)         I tilfælde af selskabets ophævelse af ansættelses- eller konsulentforholdet som følge af warrantmodtagerens shall not include an investment fund or other investment vehicle managed directly or indirectly by Florian Schönharting.

(iii)            Irrespective of anything to the contrary in clause 2, if a Change of Control Event has not been completed on or prior to 30 November 2018 the warrants shall lapse without any further notice and without compensation.

(iv)           The warrant holder may in the event of a Change of Control Event exercise all warrants on the terms provided for in clause 2.6.4 (ii).

(v)              Clause 2.4 shall be replaced by the following:

(a)             If the company terminates the warrant holder’s employment or engagement with the company without cause on the part of the warrant holder, all warrants shall vest.

(b)             In  case  of  termination  of  the  employment  or  engagement  with  the  company by the company as a consequence of cause on the part of the warrant holder, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

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misligholdelse, bortfalder alle, både optjente og ikke-optjente, warrants automatisk og uden kompensation.

(c)          I tilfælde af warrantmodtagerens opsigelse af ansættelses- eller konsulentforholdet, bortfalder alle ikke-optjente, warrants automatisk og uden kompensation. Optjente warrants berøres ikke af warrantmodtagerens opsigelse.

(d)         Ved warrantmodtagerens død bortfalder alle ikke-optjente warrants automatisk og uden kompensation. Warrantmodtagerens bo og/eller arvinger er berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens warrants og aktier tegnet ved udnyttelse af disse warrants.

(e)          I tilfælde af warrantmodtagerens pension på grund af alder eller

(c)          In case of the warrant holder’s termination of the employment or engagement with the company, all warrants that have not vested, shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the termination.

(d)         At the warrant holder’s death all warrants that have not vested shall lapse without any further notice and without compensation. The warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants, provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(e)          In case of the warrant holder’s age related retirement or retirement due to invalidity, all warrants that have not vested at the retirement or invalidity shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the retirement or invalidity.

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invaliditet, bortfalder alle ikke-optjente warrants på tidspunktet for pensioneringen eller invalideringen automatisk og uden kompensation. Warrants, der er optjent ret til berøres ikke af opsigelsen.

Samtidig med udstedelsen af de omhandlede warrants har generalforsamlingen truffet beslutning om den dertil hørende kontante kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

•             Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 0,10 henholdsvis DKK 16.686, og

•             Kapitalforhøjelsen sker til kurs 8.414,24, svarende til DKK 8,41424 pr. aktie a nominelt DKK 0,10.

As a consequence of the resolution to grant warrants, the general meeting has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in clause 3 and in the following:

•                  The minimum and maximum amount by which the share capital may be increased, will be nominal DKK 0.10 and nominal 16,686, respectively; and

•                  The subscription will be made at a subscription rate of 8,414.24, corresponding to DKK 8.41424 per share of nominally DKK 0.10.

1.7	[Slettet]	[Deleted]

1.8	[Slettet]	[Deleted]

1.9	[Slettet]	[Deleted]

1.10	[Slettet]	[Deleted]

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1.11	[Slettet]	[Deleted]

1.12	[Slettet]	[Deleted]

1.13

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 1. juni 2016 udstedt i alt 89.080 warrants til en af selskabets konsulenter uden fortegningsret for selskabets aktionærer. De udstedte warrants giver ret til at tegne for indtil nominelt DKK 8.908 aktier i selskabet til DKK 3,93012 pr. aktie af nominelt DKK 0,10.

De nærmere vilkår for tegning og udnyttelse af de omhandlede warrants fremgår af punkt 2 og 3. Dog gælder følgende særlige vilkår for tegning og udnyttelse af de omhandlede warrants i henhold til dette punkt 1.13:

(i)                 Uanset punkt 2.1.4 skal de tildelte warrants anses for tildelt den 1. juni 2016.

(ii)              Uanset punkt 2.2 skal de tildelte warrants være fuldt optjent på tildelingstidspunktet.

(iii)           warrantmodtageren kan udnytte de tildelte warrants i tilfælde af en Change of Control Event (som

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on June 1, 2016 issued a total of 89,080 warrants to one of the company’s consultants without any pre-emption rights for the company’s shareholders. The warrants entitle the holder to subscribe for shares of a nominal value up to DKK 8,908 in the company at a price of DKK 3.93012 per share of nominally DKK 0.10.

The specific terms governing the subscription and exercise of the warrants are set out in clauses 2 and 3. However, the following special terms apply to subscription and exercise of the warrants under this clause 1.13:

(i)                 Irrespective of clause 2.1.4, the warrants shall be deemed granted on 1 June 2016.

(ii)              Irrespective of clause 2.2, the warrants shall be fully vested on the grant date.

(iii)           The warrant holder may in the event of a Change of Control Event (as defined below) exercise all warrants. Clause 2.6.6

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defineret nedenfor). Punkt 2.6.6 finder tilsvarende anvendelse i tilfælde af en Change of Control Event.

“Change of Control Event” er defineret som:

(a)         overdragelse af aktier fra en eller flere aktionærer til en tredjepart eller ændringer i aktiekapitalen, hvorved en tredjepart opnår 50 procent eller mere af aktiekapitalen og stemmerettighederne i selskabet, eller

(b)         overdragelse og/eller licensering til en tredjepart af alle eller dele af Selskabets aktiver relateret til immaterielle rettigheder, såfremt sådanne immaterielle rettigheder er af væsentlig betydning for selskabets virksomhed og formål, herunder immaterielle rettigheder relateret til lægemidler omfattende dimethylfumarate.

Ved definitionen af Change of Control Event er en investeringsfond eller andet investeringsselskab, der direkte eller indirekte er ledet af Florian shall apply accordingly in the event of a Change of Control Event.

“Change of Control Event” is defined as:

(a)         transfer of shares from one or more shareholders to a third party or changes to the share capital, whereby a third party obtains 50 per cent or more of the share capital or voting rights in the company, or transfer and/or licencing of all or parts of the assets related to the intellectual property rights of the company to a third party, provided that such intellectual property rights are of major importance in respect of the business and objectives of the company, including intellectual property rights related to drug products comprising dimethylfumarate.

For the purposes of the definition of Change of Control Event “third party” shall not include an investment fund or other investment vehicle managed directly or indirectly by Florian Schönharting.

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Schönharting, ikke omfattet af begrebet “tredjepart”.

(iv)          Uanset punkt 2.3.1 kan optjente warrants kun udnyttes i perioden fra datoen for tildelingen til den 30. juni 2018 (begge dage inklusive), og de tildelte warrants bortfalder den 1. juli 2018 uden yderligere varsel og uden kompensation. Uanset det foranstående udløber de tildelte warrants straks og annulleres uden kompensation, hvis nogle af de warrants, som selskabet tidligere har udstedt, og som warrantmodtagen er i besiddelse af på tildelingstidspunktet, udnyttes på et hvilket som helst tidspunkt.

(v)             Punkt 2.4 erstattes af følgende:

(a)             Såfremt selskabet opsiger warrantmodtagerens ansættelses- eller konsulentforhold, uden at der foreligger misligholdelse fra warrantmodtagerens side, bortfalder alle ikke-optjente warrants på tidspunktet for opsigelsen automatisk og uden kompensation. Warrants, der er optjent ret til berøres ikke af opsigelsen.

(iv)              Irrespective of clause 2.3.1, vested warrants may only be exercised during the period from the date of the grant to 30 June 2018 (both dates inclusive) and the warrants shall lapse on 1 July 2018 without further notice or compensation. Notwithstanding the foregoing, the warrants will immediately expire and be cancelled for no compensation if any of the warrants previously issued by the company and held by the warrant holder at the grant date are exercised at any time

(v)                 Clause 2.4 shall be replaced by the following:

(a)                 If the company terminates the warrant holder’s employment or engagement with the company without cause (in Danish: misligholdelse) on the part of the warrant holder, all warrants that have not vested at the termination shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the termination.

(b)                 In case of termination of the employment or engagement with

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(b)             I tilfælde af selskabets ophævelse af ansættelses- eller konsulentforholdet som følge af warrantmodtagerens misligholdelse, bortfalder alle, både optjente og ikke-optjente, warrants automatisk og uden kompensation.

(c)              I tilfælde af warrantmodtagerens opsigelse af ansættelses- eller konsulentforholdet, uden at der foreligger væsentlig misligholdelse fra selskabets side, bortfalder alle, både optjente og ikke-optjente, warrants automatisk og uden kompensation.

(d)             I tilfælde af warrantmodtagerens ophævelse af ansættelses- eller konsulentforholdet som følge af selskabets væsentlige misligholdelse, får opsigelsen ingen indflydelse på hverken optjente og ikke-optjente warrants.

(e)              Ved warrantmodtagerens død bortfalder alle ikke-optjente

the company by the company as a consequence of cause on the part of the warrant holder, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(c)              In case of the warrant holder’s termination of the employment or engagement with the company without material cause (in Danish: væsentlig misligholdelse) on the part of the company, all warrants, whether vested or not, shall lapse without any further notice and without compensation.

(d)             In case of the warrant holder’s termination of the employment or engagement with the company as a consequence of material cause on the part of the company, all warrants, whether vested or not, shall remain unaffected by the termination.

(e)              At the warrant holder’s death all warrants that have not vested shall lapse without any further notice and without compensation. The warrant holder’s estate and/or the lawful heirs shall be entitled to assume the warrant holder’s rights and obligation vis-à-vis all vested warrants,

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warrants automatisk og uden kompensation. warrantmodtagerens bo og/eller arvinger er berettiget til at overtage warrantmodtagerens rettigheder og forpligtelser for så vidt angår alle optjente warrants, såfremt boet/arvingerne i enhver henseende overholder de vilkår, der gælder for warrantmodtagerens warrants og aktier tegnet ved udnyttelse af disse warrants.

(f)               I tilfælde af warrantmodtagerens pension på grund af alder eller invaliditet, bortfalder alle ikke-optjente warrants på tidspunktet for pensioneringen eller invalideringen automatisk og uden kompensation. Warrants, der er optjent ret til berøres ikke af opsigelsen.

Samtidig med udstedelsen af de omhandlede warrants har generalforsamlingen truffet beslutning om den dertil hørende kontante kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

•                       Det mindste og det højeste beløb,

provided that the estate and/or the lawful heirs shall comply with the terms for the warrant holder’s warrants and the shares subscribed for pursuant to the warrants in every respect.

(f)               In case of the warrant holder’s age related retirement or retirement due to invalidity, all warrants that have not vested at the retirement or invalidity shall lapse without any further notice and without compensation. Vested warrants shall not be affected by the retirement or invalidity.

As a consequence of the resolution to grant warrants, the general meeting has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in clause 3 and in the following:

•                  The minimum and maximum amount by which the share capital may be increased, will be nominally DKK 0.10 and nominally 8,908, respectively; and

•                  The subscription will be made at a subscription rate of 3,930.12, corresponding to DKK 3.93012 per share of nominally DKK 0.10.

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hvormed aktiekapitalen skal kunne forhøjes, udgør nominelt DKK 0,10 henholdsvis DKK 8.908, og • Kapitalforhøjelsen sker til kurs 3.930,12 svarende til DKK 3,93012 pr. aktie a nominelt DKK 0,10.

2	VILKÅR FOR WARRANTS	TERMS FOR WARRANTS

Med respekt af det i punkt 1 ovenfor anførte skal følgende vilkår være gældende for warrants (“Warrants”), der er udstedt til medarbejdere, konsulenter, direktion og medlemmer af bestyrelsen i Forward Pharma A/S eller dets datterselskab (“Modtagerne”) frem til 30. juni 2014, til tegning af aktier i Forward Pharma A/S (“Selskabet”).

Subject to clause 1 above, the following terms shall apply for warrants (the “Warrants”) issued to employees, consultants, management and members of the board of directors of Forward Pharma A/S or its subsidiary (the “Holders”) up until 30 June 2014 for the subscription of shares in Forward Pharma A/S (the “Company”).

2.1	TILDELING AF WARRANTS	GRANT OF WARRANTS

2.1.1	Warrants tildeles vederlagsfrit, og hver Warrant berettiger Modtagerne til at tegne det antal aktier til de kurser, der fremgår af punkt 1.1-1.11 ovenfor.	The Warrants shall be granted without any consideration and every Warrant entitles the Holders to subscribe for such number of shares at such prices as are set out in clauses 1.1-1.11 above.

2.1.2

Tildelingen og udnyttelsen af Warrants er betinget af, at Modtageren tiltræder samme forpligtelser og begrænsninger som de øvrige aktionærer har eller efterfølgende påtager sig i henhold til vedtægterne

The grant and exercise of the Warrants shall be conditional on the Holder’s adherence to the same obligations and limitations as the other holders of shares have or will undertake in accordance with the articles of

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og den eventuelle ejeraftale, der til enhver tid måtte være indgået mellem de eksisterende aktionærer i Selskabet, herunder, men ikke begrænset til, bestemmelser om opdeling i ekstra aktieklasser, præferencestilling til udbytte-, likvidations- og salgsprovenu, omsættelighedsbegrænsninger, forkøbsrettigheder, bindingsperiode, medsalgspligt, pligt til at acceptere ændringer i ejeraftalen m.v.

association and the shareholders’ agreement entered into among the existing shareholders in the Company from time to time, if any, including, but not limited to, provisions regarding division into additional share classes, dividend, liquidation and trade sale proceeds preference, restrictions of the shares transferability, pre-emption rights, lock-up period, drag along rights, obligation to commit to amendments to the shareholders’ agreement etc.

2.1.3

Warrants kan tegnes af Modtageren i en periode på indtil 2 uger efter, at Selskabet har tilbudt Modtageren Warrants, ved underskrivelse af aftale om tegning (“Tegningslisten”) og indlevering heraf til Selskabet. Såfremt Tegningslisten ikke indleveres til Selskabet rettidigt, bortfalder Selskabets tilsagn til den pågældende Modtager.

The Warrants may be subscribed for, by the Holder for a period of two weeks as of the date of the Company offering the Holder the Warrants by signing an agreement of subscription (the “Subscription List”) and delivery hereof to the Company. If the Subscription List is not delivered to the Company before expiry of the said period, the offer from the Company to the Holder will lapse.

2.1.4

Warrants tildeles med virkning fra den dato, hvor Selskabet og Modtageren begge har underskrevet Tegningslisten (“Tildelingstidspunktet”), medmindre andet fremgår af Tegningslisten. Af praktiske hensyn sker den formelle tildeling af Warrants, om nogen, i almindelighed en gang om året.

The Warrants shall be granted with effect from the date when the Company and the Holder have signed the Subscription List (the “Time of Grant”) except as otherwise provided for in the Subscription List. For practical purposes the formal grant of Warrants, if any, will normally be carried out once a year.

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2.2	OPTJENING AF WARRANTS	VESTING OF SHARES

2.2.1

1.4 Warrants optjenes med 25% i hvert af de fra Tildelingstidspunktet følgende 4 år. Således optjenes 25% af de omhandlede Warrants 1 år efter Tildelingstidspunktet, 50% 2 år efter Tildelingstidspunktet, 75% 3 år efter Tildelingstidspunktet og 100% 4 år efter Tildelingstidspunktet. Dog finder de i pkt. 2.4 anførte vilkår for optjening anvendelse, hvis Modtagerens ansættelse i eller tilknytning til Selskabet ophører.

The Warrants shall vest (in Danish: optjenes) with 25% in each of the four years following the Time of Grant. Consequently, 25% of the Warrants shall vest one year after the Time of Grant, 50% two years after the Time of Grant, 75% three years after the Time of Grant and 100% four years after the Time of Grant. However, in case of termination of the Holder’s employment or engagement with the Company the terms for vesting set out in clause 2.4 shall apply.

2.2.2

Optjeningen af Warrants er betinget af, at Modtageren er ansat i eller tilknyttet Selskabet. Modtageren optjener ingen Warrants, hvis ansættelsesforholdet eller tilknytning til Selskabet ophører, uanset årsagen hertil, medmindre andet er foreskrevet i dansk lovgivning.

The vesting of Warrants shall be subject to the Holder being employed with or engaged by the Company. No Warrants shall vest after the termination of the Holder’s employment or engagement with the Company irrespective of the reason for such termination except if otherwise provided for in mandatory Danish law.

2.2.3	Optjeningen af Warrants påvirkes ikke af lovreguleret orlov.	The vesting of Warrants shall not be influenced by leave of absence regulated by law.

2.3	BETINGELSER OG FREMGANGSMÅDE FOR UDNYTTELSE AF WARRANTS	CONDITIONS AND PROCEDURE FOR THE EXERCISE OF THE WARRANTS

2.3.1

1.5 Modtageren kan udnytte sine optjente Warrants i en periode på seks (6) år fra Tildelingstidspunktet. Dog kan udnyttelse alene finde sted i en periode på tre (3) uger efter offentliggørelsen af Selskabets

The Holder may exercise the vested Warrants for a period of six (6) years from the Time of Grant. However, the exercise may only be carried out in a period of three (3) weeks following the publication of the Company’s annual

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årsrapport eller kvartalsregnskaber i hvert af de respektive år (“Udnyttelsesperioden”). Hvis Modtagerens ansættelse i eller tilknytning til Selskabet ophører, finder de i pkt. 2.4 anførte vilkår for udnyttelse af Warrants anvendelse, og vilkårene i pkt. 2.6 finder anvendelse i tilfælde af Selskabets likvidation, fusion, spaltning og ved salg eller ombytning af aktiemajoriteten.

report or quarterly financial statements in each of the respective years (the “Exercise Period”). In case of termination of the Holder’s employment or engagement with the Company, the terms for exercising the Warrants set out in clause 2.4 shall apply and the terms in clause 2.6 shall apply in case of the Company’s liquidation, merger, demerger, and in case of a trade sale or swap of the share majority.

2.3.2

Modtageren kan i Udnyttelsesperioden udnytte sine optjente Warrants ad én eller flere omgange, indtil Modtageren i alt har tegnet det samlede antal aktier, som de optjente Warrants berettiger Modtageren til at tegne i Selskabet.

During the Exercise Period, the Holder may exercise the vested Warrants in one or more rounds until the Holder has subscribed for the total number of shares that the vested Warrants entitle the Holder to subscribe for in the Company.

2.3.3

Hvis Modtageren ønsker at udnytte sine optjente Warrants, skal Modtageren give Selskabets bestyrelse skriftlig meddelelse herom, senest samme dag, som udnyttelsen ønskes gennemført, med angivelse af, hvor mange aktier der ønskes tegnet. Selskabet er herefter forpligtet til at foranledige, at Modtageren gives adgang til at foretage den ønskede tegning samt til at gennemføre den fornødne forhøjelse af aktiekapitalen.

If the Holder wishes to exercise the vested Warrants, the Holder shall notify the Company’s board of directors in writing no later than the day of carrying out the exercise, stating the number of shares to be subscribed for. The Company shall subsequently be obliged to arrange for the Holder’s subscription and to carry out the necessary increase of the share capital.

2.3.4	1.6 Senest syv (7) dage efter meddelelsen om tegning skal Modtageren kontant, ved bankgaranteret check eller på anden af Selskabet foreskreven måde	No later than seven (7) days after the notification of exercise, the Holder shall pay in cash by bank transfer or in such other manner as the Company

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indbetale det fulde beløb til tegning af det antal aktier, som Modtageren ønsker at tegne. Selskabet bekræfter tegningen og indbetalingen og indfører efter registrering af forhøjelsen af aktiekapitalen hos Erhvervsstyrelsen Modtageren i Selskabets aktiebog.

may require, the full subscription amount for the number of shares the Holder wishes to subscribe for. The Company shall confirm the subscription and payment, and following registration of the increase of the share capital with the Danish Business Authority, the subscription of the Holder will be entered into the Company’s register of shareholders.

2.3.5

Såfremt Selskabet børsnoteres, er Modtagerens udnyttelse af optjente Warrants og den efterfølgende aktiebesiddelse i Selskabet underlagt de til enhver tid gældende regler for børsnoterede aktier, herunder reglerne om insiderhandel.

If the Company is to be listed on a stock exchange, the Holder’s exercise of vested Warrants and the subsequent holding of shares in the Company shall be governed by the regulation applicable from time to time for listed shares, including all relevant regulations relating to insider trading.

2.3.6	Warrants, der ikke er udnyttet ved Udnyttelsesperiodens udløb, bortfalder uden yderligere varsel og uden kompensation.	Warrants that are not exercised at the expiration of the Exercise Period will lapse without any further notice and without compensation.

2.4	OPHØR AF MODTAGERENS FORHOLD TIL SELSKABET	TERMINATION OF THE HOLDER’S RELATIONS WITH THE COMPANY

	Selskabets opsigelse af Modtagerens ansættelsesforhold i eller tilknytning til Selskabet	The Company’s Termination of the Holder’s Employment or Engagement with the Company

2.4.1

Såfremt Selskabet opsiger Modtagerens ansættelsesforhold i eller tilknytning til Selskabet, uden at dette skyldes Modtagerens misligholdelse, har Modtageren ret til at udnytte optjente, ikke-udnyttede Warrants i

If the Company terminates the Holder’s employment or engagement with the Company without cause (in Danish: misligholdelse) on the part of the Holder, the Holder shall have a right to exercise vested, not exercised Warants

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henhold til pkt. 2.3. De omhandlede Warrants skal i givet fald og uanset pkt. 2.2.1 anses for optjent lineært og successivt over en periode på fire (4) år fra Tildelingstidspunktet. Warrants, der ikke er udnyttet, bortfalder uden yderligere varsel og uden kompensation. Dog, har Modtageren, såfremt han er lønmodtager - lønmodtager som det defineres i aktieoptionsloven — ret til at udnytte de omhandlede Warrants i overensstemmelse med de ufravigelige principper i nævnte lov.

in accordance with clause 2.3. The Warrants shall in this case and irrespective of clause 2.2.1 be regarded as having vested linearly and successively over a period of four (4) years from the Time of Grant. Warrants that are not exercised will lapse without any further notice and without compensation. However, if the Holder is an employee (in Danish: lønmodtager) as defined in the Danish regulation regarding warrants (in Danish: Aktieoptionsloven), the Holder has a right to exercise the warrants in accordance with the mandatory principles in the said regulation.

	Modtagerens opsigelse af ansættelsesforholdet i eller tilknytning til Selskabet	The Holder’s Termination of the Employment or Engagement with the Company

2.4.2

I tilfælde af Modtagerens opsigelse af ansættelsesforholdet i Selskabet eller tilknytning til Selskabet uden at Selskabet væsentligt har misligholdt sine forpligtelser, har Modtageren ret til at udnytte optjente ikke-udnyttede Warrants. De omhandlede Warrants skal i givet fald og uanset pkt. 2.2.1 anses for optjent lineært og successivt over en periode på fire (4) år fra Tildelingstidspunktet. Dog bortfalder alle Warrants, der ikke er udnyttet inden en (1) måned fra datoen for opsigelsen af ansættelsesforholdet i eller tilknytning til Selskabet, uden yderligere varsel og uden

In case of the Holder’s termination of the employment or engagement with the Company without material cause (in Danish: væsentlig misligholdelse) on the part of the Company, the Holder shall have a right to exercise vested, not exercised Warrants. The Warrants shall in this case and irrespective of clause 2.2.1 be regarded as having vested linearly and successively over a period of four (4) years from the Time of Grant. However, all Warrants which have not been exercised within one (1) month from the date of termination of the employment or engagement with the Company will lapse without any further notice and

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	kompensation.	without compensation.

I tilfælde af Modtagerens opsigelse af ansættelsesforholdet i eller tilknytning til Selskabet som følge af at Selskabet væsentligt har misligholdt sine forpligtelser kan Modtageren udnytte sine Warrants som beskrevet under pkt. 2.4.1.

In case of the Holder’s termination of the employment or engagement with the Company as a consequence of material cause on the part of the Company, the Holder may exercise the Warrants as described under clause 2.4.1.

	Selskabets/Modtagerens opsigelse af ansættelsesforholdet i eller tilknytning til Selskabet som følge af Modtagerens misligholdelse af sine forpligtelser	The Company’s/the Holder’s Termination of the Employment or Engagement with the Company as a Consequence of Cause on the Part of the Holder

2.4.3

I tilfælde af Selskabets eller Modtagerens opsigelse af ansættelsesforholdet i eller tilknytning til Selskabet som følge af Modtagerens misligholdelse af sine forpligtelser overfor Selskabet bortfalder alle Warrants, der ikke er udnyttet på det tidspunkt, hvor misligholdelsen sker uden yderligere varsel og uden kompensation.

In case of termination of the employment or engagement with the Company by the Company or the Holder as a consequence of cause on the part of the Holder, all Warrants which have not been exercised at the time of the breach will lapse without any further notice and without compensation.

	Ophør ved Modtagerens død	Termination at the Death of the Holder

2.4.4

Ved Modtagerens død har boet og/eller arvingerne ret til at udnytte optjente, ikke-udnyttede Warrants, jf. pkt. 2.3. De omhandlede Warrants skal i givet fald og uanset pkt. 2.2.1 anses for optjent lineært og successivt over en periode på fire (4) år fra

At the Holder’s death, the Holder’s estate and/or the lawful heirs shall have a right to exercise the vested, not exercised Warrants, see clause 2.3. In this case and irrespective of clause 2.2.1, the Warrants shall be regarded as having vested linearly

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Tildelingstidspunktet. Endvidere kan optjente, ikke-udnyttede Warrants udnyttes forud for boets afslutning, dog aldrig på et tidspunkt, der ligger efter Udnyttelsesperiodens udløb. Boet og/eller arvingerne er i øvrigt i enhver henseende underlagt de for Modtageren fastsatte vilkår for de omhandlede Warrants og de tegnede aktier i overensstemmelse med de omhandlede Warrants i enhver anden henseende.

and successively over a period of four (4) years from the Time of Grant. Furthermore, vested, not exercised Warrants may be exercised immediately before the winding up of the estate, however, never at a time after the expiration of the Exercise Period. The estate and/or the lawful heirs shall otherwise comply with the terms for the Holder’s Warrants and the shares subscribed for pursuant to Warrants in every other respect.

	Ophør ved Modtagerens aldersbetinget pensionering eller invaliditet	Termination at the Holder’s Age related Retirement or Invalidity

2.4.5

Ved Modtagerens aldersbetingede pensionering eller invaliditet har Modtageren ret til at udnytte optjente, ikke-udnyttede Warrants, jf. pkt. 2.3. De omhandlede Warrants skal i givet fald uanset pkt. 2.2.1 anses for optjent lineært og successivt over en periode på fire (4) år fra Tildelingstidspunktet. Modtageren skal i øvrigt være underlagt de for Modtagerens fastsatte vilkår for de omhandlede Warrants og de tegnede aktier i overensstemmelse med de omhandlede Warrants i enhver anden henseende. Hvis Modtageren er en lønmodtager som defineret i dansk lovgivning vedrørende warrants, har Modtageren ret til at udnytte de omhandlede Warrants i overensstemmelse med de ufravigelige principper i nævnte lov.

In case of the Holder’s age related retirement or invalidity, the Holder shall have a right to exercise vested, not exercised Warrants, see clause 2.3. In this case and irrespective of clause 2.2.1, the Warrants shall be regarded as vested linearly and successively over a period of four (4) years from the Time of Grant. The Holder shall otherwise comply with the terms set out for the Holder’s Warrants and the shares subscribed for pursuant to Warrants in every other respect. However, if the Holder is an employee as defined in the Danish regulation regarding warrants, the Holder has a right to exercise warrants in accordance with the mandatory principles in the said regulation.

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2.5	REGULERING AF WARRANTS VED ÆNDRING I SELSKABETS KAPITALFORHOLD	ADJUSTMENT OF THE WARRANTS IN CASE OF CHANGES OF THE COMPANY’S CAPITAL

2.5.1

I tilfælde af ændring i Selskabets kapitalforhold forud for udnyttelsen af Warrants foretages der ingen regulering af tegningsprisen og/eller antallet af aktier, der kan tegnes på grundlag af de omhandlede Warrants, medmindre andet følger af dette pkt. 2.5.

The subscription rate and/or the number of shares to be subscribed for on the basis of Warrants shall not be subject to adjustment in case of changes of the Company’s capital prior to the exercise of the Warrants except as provided for in this clause 2.5.

2.5.2

Såfremt Selskabet udsteder bonusaktier eller gennemfører et aktiesplit, skal antallet af aktier (nedrundet), der kan tegnes på grundlag af Warrants, forøges på en sådan måde, at Modtageren kompenseres som om Modtageren i relation til egenkapitalen i Selskabet havde udnyttet de omhandlede Warrants forud for udstedelse af bonusaktier/aktiesplit.

In case the Company issues bonus shares or carries out a share split (in Danish: aktiesplit), the number of shares to be subscribed for on the basis of the Warrants shall be increased (rounded down) so that the Holder is compensated therefore as if the Holder in respect of share equity in the Company had exercised the Warrants prior to the issue of bonus shares/share split.

2.5.3

Såfremt Selskabet udbetaler udbytte, skal udnyttelsesprisen for aktierne, der kan tegnes på grundlag af Warrants, nedsættes for at kompensere Modtageren for sådan udbyttebetaling. I overensstemmelse med ufravigelige regler kan udnyttelsesprisen imidlertid ikke nedsættes til under kurs 100 (kr. 0,10 pr. aktie á nominelt kr. 0,10).

In case the Company distributes dividend, the exercise price of the shares to be subscribed for on basis of the Warrants shall be reduced to compensate the Holders for such distribution. However, according to mandatory regulation the exercise price cannot be reduced to below the rate of 100 (DKK 0.10 per share of nominally DKK 0.10).

2.5.4	Såfremt Selskabets aktiekapital nedsættes for at dække underskud,	In case the Company’s share capital is reduced to cover a deficit (in Danish:

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skal antallet af aktier (nedrundet), der kan tegnes på grundlag af Warrants, reduceres på en sådan måde, at Modtageren i relation til egenkapitalen i Selskabet stilles som om de omhandlede Warrants var udnyttet forud for nedsættelsen af aktiekapitalen.

kapitalnedsættelse til dækning af underskud), the number of shares to be subscribed for on the basis of the Warrants shall be reduced (rounded down) so that the Holder in respect of share equity in the Company is put in the same position as if the Warrants were exercised prior to the reduction of the share capital.

2.6	VILKÅR VED LIKVIDATION, FUSION, SPALTNING OG SALG ELLER OMBYTNING AF AKTIEMAJORITETEN	TERMS IN CASE OF LIQUIDATION, MERGER, DEMERGER AND TRADE SALE OR SWAP OF THE SHARE MAJORITY

	Likvidation	Liquidation

2.6.1	Såfremt det besluttes at likvidere Selskabet, kan Modtageren forud for likvidationen, uanset pkt. 2.3, udnytte sine optjente Warrants, der endnu ikke er udnyttet, jf. pkt. 2.6.6.	If it is resolved to liquidate the Company, the Holder may prior to the liquidation, irrespective of clause 2.3, exercise vested Warrants which have not yet been exercised, see clause 2.6.6.

	Fusion	Merger

2.6.2

Såfremt Selskabet fusionerer som det ophørende selskab kan det (de) fortsættende selskab(er) vælge én af følgende muligheder:

(i)             Modtageren kan, uanset pkt. 2.3, umiddelbart inden fusionen udnytte sine optjente Warrants, jf. pkt. 2.6.6, eller

(ii)          Warrants erstattes af nye

If the Company merges as the discontinuing company, the continuing company(ies) may choose one of the following options:

(i)             The Holder may irrespective of clause 2.3, immediately before the merger be allowed to exercise all vested Warrants, see clause 2.6.6, or

(ii)          The Warrants may be replaced

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	aktieinstrumenter i det (de) fortsættende selskab(er) af tilsvarende økonomisk værdi for Modtageren efter skat.	by new share instruments in the continuing company(ies) having a similar economic value for the Holder after tax.

	Såfremt Selskabet fusionerer som det fortsættende selskab, påvirkes Warrants ikke.	If the Company merges as the continuing company, the Warrants shall not be affected.

	Spaltning	Demerger

2.6.3	Såfremt Selskabet spaltes, kan det (de) fortsættende selskab(er) vælge én af følgende muligheder:	If the Company is demerged, the continuing company(ies) may choose one of the following options:

	(i) Modtageren kan, uanset pkt. 2.3, umiddelbart inden spaltningen udnytte sine optjente Warrants, der endnu ikke er udnyttet, jf. pkt. 2.6.6, eller	(i) The Holders may, irrespective of clause 2.3, immediately before the demerger exercise vested warrants which have not yet been exercised, see clause 2.6.6, or

(ii)       Warrants erstattes af nye aktieinstrumenter i det (de) fortsættende selskab(er) af tilsvarende økonomisk værdi for Modtageren efter skat. Ved spaltning kan de fortsættende selskaber selv bestemme, i hvilket selskab Modtageren skal modtage de nye aktieinstrumenter.

(ii)       The Warrants will be replaced by new share instruments in the continuing Company(ies) with at similar economic value for the Holder after tax. In case of demerger, the continuing Companies may decide in which company the Holder shall receive the new share instruments.

	Salg eller ombytning af aktiemajoriteten	Trade Sale or Swap of the Share Majority

2.6.4	Såfremt mere end halvdelen af	If more than half of the share capital

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	aktiekapitalen i Selskabet sælges eller ombyttes, kan det erhvervende selskab vælge én af følgende muligheder:	in the Company is sold or swapped the buying entity may choose one of the following options:

	(i) Warrants fortsætter uændrede,	(i) The Warrants may continue without changes,

(ii)        Modtageren kan, uanset pkt. 2.3, umiddelbart inden salget eller ombytningen, udnytte sine optjente Warrants, jf. pkt. 2.6.6. Modtageren er i forlængelse heraf forpligtet til at sælge eller ombytte de erhvervede aktier på samme vilkår som for de eksisterende aktionærer, eller

(ii)        The Holder may irrespective of clause 2.3, immediately before the sale or swap be allowed to exercise all vested Warrants, see clause 2.6.6. In continuation hereof, the Holder shall be obliged to sell or swap the shares on the same terms as the existing shareholders, or

	(iii) Warrants erstattes af nye aktieinstrumenter i det erhvervende selskab af tilsvarende økonomisk værdi for Modtageren efter skat.	(iii) The Warrants may be replaced by new share instruments in the buying entity of a similar economic value for the Holder after tax.

	Fusion, salg eller ombytning af aktiemajoriteten på grundlag af en værdiansættelse af Selskabet på mindst DKK 400 millioner	Merger, Trade Sale or Swap of the Share Majority on the basis of a valuation of the Company of at least DKK 400 million

2.6.5

Modtageren kan, uanset pkt. 2.6.2 og 2.6.4, udnytte alle sine Warrants, såvel optjente som ikke-optjente, på de i pkt. 2.6.4 anførte vilkår, såfremt fusionen, salget eller ombytningen af aktiemajoriteten sker på grundlag af en værdiansættelse af Selskabet forud for transaktionen på mindst DKK 400

The Holder may, irrespective of clauses 2.6.2 and 2.6.4, exercise all Warrants, vested as well as unvested on the terms provided for in clause 2.6.4 provided that the merger, trade sale or swap of the share majority is based on a valuation of the Company prior to the transaction of at least DKK 400

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	millioner (pre-money valuation).	million (pre-money valuation).

	Meddelelse om udnyttelse af Warrants ved likvidation, fusion, spaltning og salg eller ombytning af aktiemajoriteten	Notification regarding Exercise of Warrants in Case of Liquidation, Merger, Demerger, and Trade Sale or Swap of the Share Majority

2.6.6

Såfremt der, som anført i pkt. 2.6.1-2.6.5, træffes beslutning, giver Selskabet Modtageren skriftlig meddelelse herom. Modtageren har efter afsendelsen af Selskabets meddelelse en frist på to (2) uger til over for Selskabets bestyrelse skriftligt at meddele, hvor mange Warrants der ønskes udnyttet. Ikke-udnyttede Warrants bortfalder herefter uden yderligere varsel og uden kompensation.

If a resolution is passed as mentioned in clauses 2.6.1 — 2.6.5, the Company will notify the Holder hereof in writing. After the date of the posting of the Company’s notice, the Holder shall have a time limit of two (2) weeks to notify the Company’s board of directors in writing of the number of Warrants to be exercised. Warrants that are not exercised shall lapse without any further notice and without compensation.

2.7	OVERDRAGELSE OG PANTSÆTNING AF WARRANTS	TRANSFER AND PLEDGING OF THE WARRANTS

2.7.1	Warrants er personlige og kan hverken sælges, bortgives, pantsættes eller på anden måde overdrages til tredjemand, frivilligt eller ved udlæg.	The Warrants are personal and cannot be sold, given away, pledged or transferred in any other way to a third party, whether voluntarily or by court order.

2.8	VILKÅR FOR AKTIER TEGNET PÅ GRUNDLAG AF WARRANTS	CONDITIONS FOR SHARES SUBSCRIBED FOR PURSUANT TO WARRANTS

2.8.1	Aktierne skal have samme rettigheder som de øvrige aktier i Selskabet, som anført i vedtægterne og i en nuværende eventuel fremtidig ejeraftale, jf. pkt. 2.1.2. Aktierne skal	The shares shall have the same rights as the existing shares in the Company as set out in the articles of association and in the current and/or future shareholders’ agreement, see clause

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lyde på navn, og medmindre andet følger af senere vedtægtsændringer, skal de nye aktier på samme måde som de eksisterende aktier i Selskabet være ikke-omsætningspapirer.

2.1.2. The shares shall be issued in the Holder’s name and unless amendments are later made in the articles of association, the shares shall be non-negotiable instruments in the same way as the existing shares in the Company.

2.8.2	Såfremt der gennemføres vedtægtsændringer for de eksisterende aktier, herunder ændringer af forhold som nævnt under pkt. 2.1.2, skal sådanne ændringer også gælde for de nye aktier.

If amendments are made in the articles of association regarding the existing shares, including amendments in respect of the matters referred to in clause 2.1.2, such amendments shall also apply to the new shares.

2.9	SKATTEMÆSSIGE FORHOLD	TAX CONSEQUENCES

2.9.1	Alle skattemæssige konsekvenser for Modtageren som følge af Warrants og den efterfølgende udnyttelse heraf er Selskabet uvedkommende.	Any tax consequences for the Holder caused by the Warrants and the subsequent exercise hereof shall be of no concern of the Company.

2.10	VOLDGIFT	ARBITRATION

2.10.1	Vilkårene for Warrants skal reguleres og fortolkes i overensstemmelse med dansk ret.	The terms for Warrants shall be governed by and construed in accordance with Danish law.

2.10.2

Enhver uoverensstemmelse i anledning af vilkårene for Warrants, deres gennemførelse, opfyldelse, fortolkning og ophør skal, hvis denne ikke kan løses i mindelighed, afgøres med endelig og bindende virkning ved voldgift i overensstemmelse med reglerne for Det Danske Voldgiftsinstitut (Copenhagen

Any dispute arising out of or in connection with the terms for Warrants, its conclusion, performance, construction or termination shall - where such dispute cannot be settled amicably - be decided with final and binding effect by arbitration in accordance with the rules of procedure of the Danish Institute of Arbitration (Copenhagen

24

	Arbitration).	Arbitration).

2.10.3

Voldgiftsretten skal bestå af 3 voldgiftsdommere. Hvis tvisten omfatter to parter, udpeger hver part en voldgiftsdommer, og voldgiftsinstituttet udpeger formanden for voldgiftsretten. Hvis tvisten omfatter mere end to parter udpeger Voldgiftsinstituttet alle tre voldgiftsdommere, medmindre andet aftales mellem parterne. Voldgiftsrettens sæde skal være i København.

The arbitral tribunal shall consist of three arbitrators. If the dispute includes two parties, each party shall appoint one arbitrator and the institute appoints the chairman of the arbitral tribunal. If a dispute shall include more than two parties, all three arbitrators shall be appointed by the institute, except otherwise agreed by all parties to such dispute. The place of arbitration shall be Copenhagen.

2.11	ØVRIGE BESTEMMELSER	OTHER CONDITIONS

2.11.1	Warrants skal ikke medregnes ved opgørelsen af feriepenge, fratrædelsesgodtgørelse, godtgørelse eller kompensation fastsat ved lov, pension og lignende.	The Warrants shall not be a part of the calculation of holiday pay, severance pay, mandatory compensation, and pension or similar.

2.11.2	I tilfælde af uoverensstemmelser mellem den danske og engelske version af disse vilkår, skal den danske version være gældende og have forrang.	In case of inconsistency between the Danish and English version of these terms, the Danish version shall prevail and be given priority.

3	GENERELLE VILKÅR FOR KAPITALFORHØJELSER	GENERAL TERMS FOR CAPITAL INCREASES

3.1	Udover de under punkt 1 anførte vilkår for de til de udstedte Warrants hørende kontante kapitalforhøjelser gælder følgende vilkår:	In addition to the terms provided in clause 1, the increases of the share capital relating to the warrants granted shall be subject to the following terms and conditions:

25

• De nye aktier udstedes i aktier à DKK 0,10 eller multipla heraf,	• The new shares will be divided into shares of nominally DKK 0.10 or multiples hereof;

•             De nye aktier skal give ret til udbytte i selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i selskabet fra og med datoen for tegningen af aktierne,

•             The new shares will carry dividend rights for the financial year in which subscription is made on equal terms with the existing shares as well as other rights in the company as from the day of subscription;

• De nye aktier skal tilhøre samme aktieklasse som selskabets eksisterende aktiekapital,	• The new shares shall belong to the same share class as the company’s existing shares;

•             Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af warrants udstedt til selskabets eller dets datterselskabs medarbejdere, konsulenter, direktion og medlemmer af bestyrelsen,

•             The Capital increase shall be made without any pre-emption rights for the existing shareholders, given that subscription is based on warrants issued to employees, consultants, the management and members of the board of directors of the company or its subsidiary;

• Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	• The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

• Fristen for tegning af de nye aktier beregnes på baggrund af de i punkt 2 indeholdte bestemmelser	• The deadline for subscription of the new shares shall be calculated pursuant to the provisions in clause 2;

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herom,

• Det fulde beløb til tegning af det antal aktier, som de omfattede medarbejdere mv. ønsker at tegne, skal indbetales senest samtidig med tegningen af de pågældende aktier, og	• The full subscription amount for the number of shares which the included employees etc. wish to subscribe for, shall be paid in full no later than on the day of subscription; and

• De nye aktier skal lyde på navn og være ikke-omsætningspapirer,	• The new shares shall be made out in the name of the holder and shall be non-negotiable instruments.

De anslåede omkostninger, der skal afholdes af selskabet ved hver kapitalforhøjelse, udgør DKK 10.000 + moms.	The estimated costs to be borne by the company in connection with each capital increase are approximately DKK 10.000 + VAT.

- - -	- - -

Seneste ændring af vedtægterne, inklusive bilag, blev vedtaget den 13. april 2021.	Latest amendment of the articles of association, including appendices, was resolved on 13 April 2021.

27

The English part of this parallel document in Danish and English is an unofficial translation of the original Danish text. In the event of disputes or misunderstandings arising from the interpretation of the translation, the Danish language shall prevail.

	BILAG 2	APPENDIX 2
	TIL	TO
	VEDTÆGTER FOR	ARTICLES OF ASSOCIATION OF
	FORWARD PHARMA A/S	FORWARD PHARMA A/S
	CVR-NR. 28865880	CBR-NO. 28865880

1	WARRANTS	WARRANTS

1.1	[Slettet]	[Deleted]

1.2

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 24. marts 2015 besluttet at udstede 111.425 warrants til en medarbejder i et af selskabets datterselskaber (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 24 March 2015 issued 111,425 warrants to an employee of one of the company’s subsidiaries (the “Participant”) without pre-emption rights of the existing shareholders.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10. 89.140 aktier kan tegnes til kurs 3.929,91, svarende til DKK 3,92991 pr. aktie af DKK 0,10 og 22.285 aktier kan tegnes til kurs 160.876,50, svarende til DKK 160,8765 pr. aktie af DKK 0,10 (jf. dog justeringsklausulen i punkt 2.9).

Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10. 89,140 shares may be subscribed for at a price of 3,929.91, which equals DKK 3.92991 per share of DKK 0.10 and 22,285 shares may be subscribed for at a price of 160,876.50, which equals DKK 160.8765 per share of DKK 0.10 (cf. however the adjustment mechanism in clause 2.9).

	Tildelingen af warrants sker uden	The grant of the warrants shall not be subject to payment from the Participant.

betaling fra Deltageren.

Den del af de tildelte warrants, som giver ret til tegning af 89.140 aktier til en tegningskurs på 3.929,91, er fuldt modnede på Tildelingstidspunktet (som defineret nedenfor). Betinget af Deltagerens fortsatte ansættelse hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes den del af de tildelte warrants, som giver ret til at tegne 22.285 aktier til kurs 160.876,50 med 1/36 på den sidste dag i hver af de første 36 måneder efter 1. januar 2015 (“Tildelingstidspunktet”) (inklusive januar 2015).

The portion of the warrants, which allows for the subscription of 89,140 shares at an exercise price of 3,929.91, is fully vested at the Grant Date (as defined below). Subject to the Participant’s continuing employment with the company, a subsidiary or an affiliate on the applicable vesting date, the portion of the warrants, which allows for the subscription of 22,285 shares at an exercise price of 160,876.50, will become vested with respect to 1/36 on the last day of each of the first 36 calendar months following 1 January 2015 (the “Grant Date”) (including January 2015).

Såfremt Deltagerens ansættelses- eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab ophører, finder punkt 2.3.1 og 2.6 anvendelse, idet bestyrelsen eller en eventuel komite nedsat af bestyrelsen, dog kan beslutte, at den modnede del af de tildelte warrants skal kunne udnyttes på samme vilkår, som hvis Deltagers ansættelses- eller andet tjenesteforhold ikke var ophørt (i så fald skal den modnede del af de tildelte warrants kunne udnyttes indtil en dato fastsat af bestyrelsen eller komiteen, dog senest den 31. december 2021).

In the event the Participant’s employment or other service relationship with the company, a subsidiary or an affiliate is terminated, clauses 2.3.1 and 2.6 shall apply, provided however that the board of directors, or a committee set up by the board of directors, if any, shall be entitled to decide that the unvested portion of the warrants shall be exercisable on such terms and condition that would apply had the employment or other service relationship not been terminated (in which case the vested portion of the warrants shall be exercisable until a date determined by the board of directors, or the committee, if any, but in no event later than 31 December 2021).

Deltageren kan med respekt af det ovenfor anførte udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet ad en eller flere gange (dog højst tre), indtil Deltageren har tegnet det total antal aktier i selskabet, som den modnede del af de tildelte warrants giver Deltageren ret til at tegne.

The Participant may, subject to above, exercise the vested portion of the warrants during the period three to six years from the Grant Date in one or more rounds (however not exceeding three rounds) until the Participant has subscribed for the total number of shares in the company that the vested portion of the warrants entitles the Participant to subscribe for.

De tildelte warrants udløber uden kompensation den 31. december 2020 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire for no compensation on 31 December 2020, or earlier as provided in this provision or clause 2 (the 2014 Warrant Terms) to the company’s articles of association.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in clause 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

Based on the above the board of di-rectors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions set forth in clause 3 and in the following:

• Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 11.142,50 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle

•             The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 11,142.50 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

beløb er DKK 0,10, og

•             Kapitalforhøjelsen sker for 89.140 aktier til kurs 3.929,91 svarende til DKK 3,92991 pr. aktie a nominelt DKK 0,10 og for 22.285 aktier til kurs 160.876,50, svarende til DKK 160,8765 pr. aktie a nominelt DKK 0,10 (jf. dog justeringsklausulen i punkt 2.9).

•             The capital increase shall in respect of 89,140 shares be made at a subscription price of 3,929.91, corresponding to DKK 3.92991 per share of nominally DKK 0.10 and in respect of 22,285 shares be made at a subscription price of 160,876.50, corresponding to DKK 160.8765 per share of nominally DKK 0.10 (cf. however the adjustment mechanism in clause 2.9).

1.3	[Slettet]	[Deleted]

1.4

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 24. marts 2015 besluttet at udstede 80.230 henholdsvis 10.700 warrants til to medarbejdere i et af selskabets datterselskaber (“Deltagerne” og hver for sig “Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 24 March 2015 issued 80,230 and 10,700 warrants, respectively, to two employees of a subsidiary of the company (the “Participants” and individually the “Participant”) without pre-emption rights of the existing shareholders.

	De tildelte warrants er tiltænkte at være Non-Qualified Options og ikke Incentive Stock Options som defineret i § 422 i den amerikanske Internal Revenue Code.	The warrants are intended to be Non-Qualified Options and not an Incentive Stock Options within the meaning of Section 422 of the US Internal Revenue Code.

	Hver warrant giver Deltagerne ret til at tegne én aktie i selskabet med en	Each warrant entitles the Participants to subscribe for one share in the company with a nominal value of DKK

nominel værdi af DKK 0,10 for USD 21,00, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).	0.10 for USD 21.00, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

Tildelingen af warrants sker uden betaling fra Deltagerne.	The grant of the warrants shall not be subject to payment from the Participants.

Betinget af Deltagernes fortsatte ansættelse hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes 25% af de tildelte warrants på hver af de første fire årsdage efter 18. august 2014 i relation til 80.230 warrants henholdsvis 2. september 2014 i relation til 10.700 warrants (“Tildelingstidspunktet”).

Subject to the Participants’ continuing employment with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested and exercisable with respect to 25% of the warrants on each of the first four anniversaries of 18 August 2014 in regard to 80,230 warrants and 2 September 2014 in regard to 10,700 warrants (the “Grant Date”).

Såfremt en Deltagers ansættelses- eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab ophører, finder punkt 2.3.1 og 2.6 anvendelse.	In the event a Participant’s employment or other service relationship with the company, a subsidiary or an affiliate is terminated, clauses 2.3.1 and 2.6 shall apply.

De tildelte warrants udløber uden kompensation den 19. august 2024 i relation til 80.230 warrants henholdsvis 3. september 2024 i relation til 10.700 warrants eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.

The warrants will expire for no compensation on 19 August 2024 in regard to 80,230 warrants and 3 September 2024 in regard to 10,700 warrants, or earlier as provided in this article or clause 2.

The other terms and conditions applicable

	De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	to the granted warrants are set forth in clause 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

Based on the above the board of di-rectors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions set forth in clause 3 and in the following:

•             Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 9.093 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,10, og

•             The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 9,093 (cf. however the adjustment mechnism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

•             Kapitalforhøjelsen sker for USD 21,00 pr. aktie a nominelt DKK 0,10, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

•             The capital increase shall be made at a price of USD 21.00 per share of nominally DKK 0.10, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment clause in clause 2.9).

1.5	[slettet]	[deleted]

1.6	[slettet]	[deleted]

1.7	Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 23. juni 2015 udstedt i	Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors

alt 44.560 warrants til en af selskabets konsulenter (“Deltageren”) uden fortegningsret for selskabets aktionærer.	has on 23 June 2015 issued a total of 44,560 warrants to one of the company’s consultants (the “Participant”) without pre-emption rights of the existing shareholders.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10.

44.560 aktier kan tegnes til kurs 3.930,12, svarende til DKK 3,93012 pr. aktie af DKK 0,10 (jf. dog justeringsklausulen i punkt 2.9).	44,560 shares may be subscribed for at a price of 3,930.12, which equals DKK 3.93012 per share of DKK 0.10, (cf. however the adjustment mechanism in clause 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren.	The grant of the warrants shall not be subject to payment from the Participant.

De tildelte warrants, som giver ret til tegning af 44.560 aktier til en tegningskurs på 3.930,12 er fuldt modnede på Tildelingstidspunktet (som defineret nedenfor).	The warrants, which allows for the subscription of 44,560 shares at a subscription price of 3,930.12 is fully vested at the Grant Date (as defined below).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte de tildelte warrants i en periode på to år fra 1. april 2015 (“Tildelingstidspunktet”) indtil den 31. marts 2017.

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the warrants granted during the period two years from 1 April 2015 (the “Grant Date”) until 31 March 2017.

De tildelte warrants udløber den 31. marts 2017 eller på det tidligere tidspunkt, som måtte følge af denne	The warrants will expire on 31 March 2017, or earlier as provided for in this provision or section 2. Notwithstanding the foregoing, the warrants will bestemmelse eller punkt 2. Uanset det foranstående udløber de tildelte warrants straks og bliver annulleret uden kompensation, hvis nogle af de warrants, som selskabet tidligere har udstedt, og som Deltageren er i besiddelse af på Tildelingstidspunktet, udnyttes på et hvilket som helst tidspunkt.

immediately expire and be cancelled for no compensation if any of the warrants previously issued by the company and held by the Participant at the Grant Date are exercised at any time.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in section 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

• Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 4.456 (jf. dog justeringsklausulen i punkt 2.) og det mindste nominelle beløb er DKK 0,10, og

•             The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 4,456 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

• The capital increase shall be

	• Kapitalforhøjelsen sker til kurs 3.930,12, svarende til DKK 3,93012 pr. aktie af DKK 0,10 (jf. dog justeringsklausulen i punkt 2.9).	made at a subscription price of 3,930.12, which equals DKK 3.93012 per share of DKK 0.10 (cf. however the adjustment mechanism in clause 2.9).

1.8	[slettet]	[deleted]

1.9	[slettet]	[deleted]

1.10	[slettet]	[deleted]

1.11	[slettet]	[deleted]

1.12	[slettet]	[deleted]

1.13

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 24. november 2015, den 30. august 2016, den 29. marts 2017, den 4. april 2018 og den 26. november 2019 udstedt i alt 120.000 warrants til en medarbejder i selskabet (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on November 24, 2015, August 30, 2016, March 29, 2017, April 4, 2018 and November 26, 2019 issued a total of 120,000 warrants to an employee of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	Hver warrant giver Deltageren ret til at tegne to aktier i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for two shares in the company with a nominal value of DKK 0.01.

	240.000 aktier kan tegnes for USD 4,5112975 pr. aktie af DKK 0,01, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf.	240,000 shares may be subscribed for at a price of USD 4.5112975 per share of DKK 0.01, the subscription price being converted into DKK on the day the capital increase is filed with the

dog justeringsklausulen i punkt 2.9).	Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

Alle de tildelte warrants er fuldt modnede på Tildelingstidspunktet.	All of the granted warrants are fully vested at the Grant Date.

I tilfælde af Deltagerens fratræden fra selskabet, et datterselskab eller et koncernselskab (hvorefter Deltageren ikke længere er ansat i Selskabet eller noget datterselskab eller koncernselskab) på grund af egen eller selskabets, et datterselskabs eller et koncernselskabs opsigelse af Modtagerens ansættelsesforhold vil Modtagerens retsstilling være som beskrevet i Aktieoptionslovens §§ 4 og 5 (som gældende ved indgåelsen af tildelingsaftale med Deltageren), idet bestyrelsen i tilfælde af Deltagerens opsigelse forud for udløb af Udnyttelsesperioden (som defineret nedenfor) efter dets eget skøn dog kan beslutte, at warrants skal kunne udnyttes som om, Deltageren ikke havde opsagt sin stilling (i hvilket tilfælde de modnede warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2.

In the event the Participant resigns from his position with the company, a subsidiary or an affiliate (and the Participant is thereafter no longer employed with the company or any subsidiary or affiliate) due to the Participant’s own termination or due to the company’s, a subsidiary’s or an affiliate’s termination of the Participant’s employment, the Participant’s position will be as laid down in sections 4 and 5 of the Danish Stock Option Act (as in force at the date of conclusion of the award agreement with the Participant), provided however that the board of directors in case of the Participant’s resignation prior to the expiration of the warrants may in its sole discretion decide that the warrants shall remain exercisable as if the Participant had not resigned (in which case the vested warrants shall be exercisable as set forth below, subject to the terms and conditions set forth in this provision and section 2).

Dette indebærer blandt andet følgende:	This inter alia implies the following:

•                  Såfremt Deltageren fratræder sin stilling i selskabet, et datterselskab eller et koncernselskab på grund af Deltagerens egen opsigelse, bortfalder Deltagerens ret til at udnytte sine tildelte warrants. Warrants, hvor Udnyttelsesperioden er indtrådt inden Deltagerens fratræden, kan dog udnyttes indtil fratrædelsestidspunktet på de i denne bestemmelse og punkt 2 anførte betingelser og vilkår.

•                  In the event that the Participant resigns from his position in the company, a subsidiary or an affiliate due to his own termination of employment, the Participant’s right to exercise warrants granted will lapse. Warrants, where the Exercise Period has commenced prior to the termination of the Participant’s employment, may, however, be exercised in the period until termination of the Participant’s employment on the terms and conditions provided for in this provision and section 2.

•                  Såfremt Deltageren fratræder sin stilling i selskabet, et datterselskab eller et koncernselskab på grund af selskabets, et datterselskabs eller et koncernselskabs opsigelse, der ikke skyldes Deltagerens misligholdelse, bevarer Deltageren ret til samtlige tildelte warrants, uanset om Udnyttelsesperioden er indtrådt inden Deltagerens fratræden. Det samme gælder de tilfælde, der er angivet i aktieoptionslovens § 4, stk. 2

•                  In the event that the Participant resigns from his position in the company due to the company’s, a subsidiary’s or an affiliate’s termination of the employment, which is not due to breach on the part of the Participant, the Participant will remain entitled to all warrants that have been granted, irrespective of whether the exercise period has commenced prior to the termination of his employment. The same applies in those instances mentioned in the Stock Option Act, section 4(2)

(fratræden på grund af alder/pensionering) og § 4, stk. 3 (fratræden på grund af selskabets, et datterselskabs eller et koncernselskabs grove misligholdelse) (som gældende ved indgåelsen af tildelingsaftale med Deltageren).

(resignation due to age/retirement) and section 4(3) (resignation due to material breach on the part of the company, a subsidiary or an affiliate) (as in force at the date of conclusion of the award agreement with the Participant).

•                  Såfremt Deltageren fratræder sin stilling på grund af selskabets, et datterselskabs eller et koncernselskabs opsigelse, der skyldes misligholdelse fra Deltagerens side, eller såfremt Deltageren bliver bortvist berettiget, bortfalder Deltagerens ret til alle tildelte warrants på fratrædelsestidspunktet. Warrants, hvor udnyttelsesperioden er indtrådt inden Deltagerens fratræden, kan udnyttes indtil fratrædelsestidspunktet på de i denne bestemmelse og punkt 2 anførte betingelser og vilkår.

•                  In the event that the Participant resigns from his position in the company due to the company’s, a subsidiary’s or an affiliate’s termination of employment, which is due to breach on the part of the Participant, or the Participant is justly dismissed by the company, the Participant’s right to all warrants granted will lapse upon termination of the employment. Warrants, where the Exercise Period has commenced prior to the termination of the Participant’s employment, may however be exercised in the period until the termination of his employment on the terms and conditions provided for in this provision or section 2.

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte de tildelte warrants i perioden fra og med den 1. juni 2019 til og med 31. maj 2021 (“Udnyttelsesperioden”).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the warrants during the period from and including 1 June 2019 through 31 May 2021 (“Exercise Period”).

De tildelte warrants udløber den 31.	The warrants will expire on 31 May

maj 2021 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	2021, or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends. The purpose hereof is to protect the Participant from any dilution of the financial value af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2, bortset fra punkt 2.6 som ikke finder anvendelse.	The other terms and conditions applicable to the granted warrants are set forth in section 2, save for section 2.6 which shall not apply.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

•                  Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 2.400 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,01, og

•                  The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 2,400 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.01; and

•                  Kapitalforhøjelsen sker for USD 4,5112975 pr. aktie af DKK 0,01, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

•                  The capital increase shall be paid at a subscription price of USD 4.5112975 per share of DKK 0.01, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

1.14

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 24. november 2015 udstedt i alt 89,140 warrants til et medlem af selskabets bestyrelse (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 24 November, 2015 issued a total of 89,140 warrants to a member of the board of directors of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10.

89.140 aktier kan tegnes for USD 36,85 pr. aktie af DKK 0,10, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

89,140 shares may be subscribed for at a price of USD 36.85 per share of DKK 0.10, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

	Tildelingen af warrants sker uden betaling fra Deltageren.	The grant of the warrants shall not be subject to payment from the Participant.

Betinget af Deltagerens fortsatte ansættelsesforhold eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 1. juli 2015 (“Tildelingstidspunktet”) (inklusive juli 2015).

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens ansættelse eller andet tjenesteforhold af en hvilken som helst grund (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan

Subject to the Participant’s continuing employment or other engagement with the company, a subsidiary or an affiliate on the applicable vesting date the warrants will become vested with respect to 1/36 of the shares on the last day of each of the first 36 calendar months following 1 July 2015 (the “Grant Date”) (including July 2015).

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s employment or other service relationship for any reason (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee set up by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during

Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet.	the period three to six years from the Grant Date.

De tildelte warrants udløber den 30. juni 2021 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on June 30, 2021, or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

“fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in section 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

•                  Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 8.914 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,10, og

•                  The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 8,914 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

•                  Kapitalforhøjelsen sker for USD 36,85 pr. aktie af DKK 0,10, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

•                  The capital increase shall be paid at a subscription price of USD 36.85 per share of DKK 0.10, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

1.15

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 24. november 2015 udstedt i alt 499.580 warrants til to af selskabets og/eller selskabets datterselskabers konsulenter (“Deltagerne” og hver for sig “Deltageren”) uden fortegningsret for selskabets aktionærer.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10.

249.790 aktier kan tegnes til USD 28,26 pr. aktie af DKK 0,10 (“Base Option Aktierne”) og 249.790 aktier kan tegnes til USD 141,30 pr. aktie af DKK 0,10 (“Mega Option Aktierne”), idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on November 24, 2015 issued a total of 499,580 warrants to two consultants of the company and/or a subsidiary of the company (the “Participants” and individually the “Participant”) without pre-emption rights of the existing shareholders.

Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10.

249,790 shares may be subscribed for at a price of USD 28.26 per share of DKK 0.10 (“Base Option Shares”) and 249,790 shares may be subscribed for at a price of USD 141.30 per share of DKK 0.10 (“Mega Option Shares”), the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren.

Betinget af Deltagerens fortsatte tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnesde tildelte warrants til Base Option Aktier og Mega Option Aktier i fem (5) lige store årlige trancher, der hver især består af 49.958 warrants til Base Option Aktier og 49.958 warrants til Mega Option Aktier, første tranche heraf modnes 2. april 2016.

Bestyrelsen eller en af bestyrelsen eventuelt nedsat komite kan dog uanset ovenstående efter eget valg og uden nogen form for kompensation til Deltageren på ethvert tidspunkt ved skriftlig meddelelse til Deltageren fremrykke, suspendere, udskyde og/eller bringe modningen af warrants til ophør.

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens ansættelse eller andet tjenesteforhold af en hvilken som helst grund eller ved bestyrelsens beslutning om at bringe modningen af warrants til ophør (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til

The grant of the warrants shall not be subject to payment from the Participant.

Subject to the Participant’s continuing engagement with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants to each of the Base Option Shares and Mega Option Shares will vest in five (5) equal annual instalments, each consisting of 49,958 warrants to Base Option Shares and 49,958 warrants to Mega Option Shares, first tranche hereof will be vested on 2 April 2016.

The board of directors or any committee set up by the board of directors may however irrespective of the above at its sole discretion and without any compensation to the Participant at any time by written notice to the Participant accelerate, suspend, postpone and/or terminate any further vesting of the warrants.

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s employment or other service relationship for any reason or by termination of vesting by the board of directors (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in article 2.6, provided however that the board of directors, or a committee set up by the board of directors, may punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden 2. april 2020 til 15. maj 2020.

De tildelte warrants udløber den 15. maj 2020 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet ikke ansvarlig for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period from April 2, 2020 until May 15, 2020.

The warrants will expire on May 15, 2020, or earlier as provided for in this provision or section 2.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company against all expenses relating to any obligation tildelte warrants, og Deltageren skal skadesløsholde selskabet for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet i henhold til lov.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

•                  Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 49.958 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,10, og

•                  Kapitalforhøjelsen sker i relation til Base Option Aktierne til en pris på USD 28,26 pr. aktie á DKK 0,10 og i relation til Mega Option Aktierne til en pris på USD 141,30 pr. aktie á DKK 0,10, idet tegningsprisen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen med henblik på fastlæggelse af imposed by law on the company in respect of any such taxes.

The other terms and conditions applicable to the granted warrants are set forth in section 2.

Based on the above the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions set forth in section 3 and in the following:

•                  The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 49.958 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

•                  The capital increase shall with respect to the Base Option Shares be made at a price of USD 28.26 per share of DKK 0.10 and with respect to the Mega Option Shares at a price of USD 141.30 per share of DKK 0.10, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority for purposes of determination of the subscription rate (cf. however the adjustment mechanism in

	tegningskursen i DKK (jf. dog justeringsklausulen i punkt 2.9).	clause 2.9).

1.16

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 1. juni 2016 udstedt i alt 89.140 warrants til et medlem af selskabets bestyrelse (“Deltageren”) uden fortegningsret for selskabets aktionærer.

De tildelte warrants er tiltænkte at være Non-Qualified Options og ikke Incentive Stock Options som defineret i § 422 i den amerikanske Internal Revenue Code.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10 for USD 17,99, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren.

Betinget af Deltagerens fortsatte ansættelsesforhold eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt,

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on June 1, 2016 issued a total of 89,140 warrants to a member of the board of directors of the company (the “Participant”) without pre-emption rights of the existing shareholders.

The warrants are intended to be Non-Qualified Options and not an Incentive Stock Options within the meaning of Section 422 of the US Internal Revenue Code.

Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10 at a price of USD 17.99, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

The grant of the warrants shall not be subject to payment from the Participant.

Subject to the Participant’s continuing or other engagement with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested with respect to modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 1. maj 2016 (“Tildelingstidspunktet”) (inklusive maj 2016).

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens ansættelse eller andet tjenesteforhold af en hvilken som helst grund (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet (1. maj 2019 til 30. april 2022).

1/36 of the shares on the last day of each of the first 36 calendar months following the 1 May 2016 (the “Grant Date”) (including May 2016).

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s employment or other service relationship for any reason (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee set up by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2, shall be exercisable as stated below).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date (1 May 2019 to 30 April 2022).

The warrants will expire on April 30,

De tildelte warrants udløber den 30. april 2022 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter. Formålet med dette er at beskytte Deltageren fra enhver udvanding af

2022, or earlier as provided for in this provision or section 2.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends. The purpose hereof is to protect the Participant from any dilution of the financial value den økonomiske værdi af Deltagerens ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

•                  Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 8.914 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,10, og

•                  Kapitalforhøjelsen sker for USD 17,99 pr. aktie af DKK 0,10, idet tegningskursen of the Participant’s ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

The other terms and conditions applicable to the granted warrants are set forth in section 2.

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

•                  The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 8,914 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

•                  The capital increase shall be paid at a subscription price of USD 17.99 per share of DKK 0.10, the subscription price being converted into DKK on

	omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).	the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

1.17

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 1. juni 2016 udstedt i alt 89.140 warrants til et medlem af selskabets bestyrelse (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10 for USD 17,99, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren.

Betinget af Deltagerens fortsatte ansættelsesforhold eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 1. maj 2016

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on June 1, 2016 issued a total of 89,140 warrants to a member of the board of directors of the company (the “Participant”) without pre-emption rights of the existing shareholders.

Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10 at a price of USD 17.99, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

The grant of the warrants shall not be subject to payment from the Participant.

Subject to the Participant’s continuing or other engagement with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested with respect to 1/36 of the shares on the last day of each of the first 36 calendar months following the 1 May 2016 (the “Grant

 (“Tildelingstidspunktet”) (inklusive maj 2016).

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens ansættelse eller andet tjenesteforhold af en hvilken som helst grund (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet (1. maj 2019 til 30. april 2022).

De tildelte warrants udløber den 30. april 2022 eller på det tidligere

Date”) (including May 2016).

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s employment or other service relationship for any reason (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee set up by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2, shall be exercisable as stated below).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date (1 May 2019 to 30 April 2022).

The warrants will expire on April 30, 2022, or earlier as provided for in this provision or section 2.

tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af Deltagerens ejerskab, som måtte ske som resultat af en sådan ændring af selskabets

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends. The purpose hereof is to protect the Participant from any dilution of the financial value of the Participant’s ownership interest that may occur as a result of such change in the company’s capital kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

•                  Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 8.914 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,10, og

•                  Kapitalforhøjelsen sker for USD 17,99 pr. aktie af DKK 0,10, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

The other terms and conditions applicable to the granted warrants are set forth in section 2.

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

•                  The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 8,914 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

•                  The capital increase shall be paid at a subscription price of USD 17.99 per share of DKK 0.10, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the

	justeringsklausulen i punkt 2.9)	adjustment mechanism in clause 2.9).

1.18

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 1. juni 2016 udstedt i alt 89.140 warrants til et medlem af selskabets bestyrelse (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10 for USD 36,85, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren.

Betinget af Deltagerens fortsatte ansættelsesforhold eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 1. juli 2015 (“Tildelingstidspunktet”) (inklusive juli 2015).

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on June 1, 2016 issued a total of 89,140 warrants to a member of the board of directors of the company (the “Participant”) without pre-emption rights of the existing shareholders.

Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10 at a price of USD 36.85, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

The grant of the warrants shall not be subject to payment from the Participant.

Subject to the Participant’s continuing employment or other engagement with the company, a subsidiary or an affiliate on the applicable vesting date the warrants will become vested with respect to 1/36 of the shares on the last day of each of the first 36 calendar months following 1 July 2015 (the “Grant Date”) (including July 2015).

The unvested portion of the warrants

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens ansættelse eller andet tjenesteforhold af en hvilken som helst grund (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet (1. juli 2018 til 30. juni 2021).

De tildelte warrants udløber den 30. juni 2021 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.

will be cancelled for no compensation upon termination of the Participant’s employment or other service relationship for any reason (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee set up by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2, shall be exercisable as stated below).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date (1 July 2018 to 30 June 2021).

The warrants will expire on June 30, 2021, or earlier as provided for in this provision or section 2.

The Participant shall satisfy any and all requirements and obligations

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af Deltagerens ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends. The purpose hereof is to protect the Participant from any dilution of the financial value of the Participant’s ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

•                  Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 8.914 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,10, og

•                  Kapitalforhøjelsen sker for USD 36,85 pr. aktie af DKK 0,10, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

The other terms and conditions applicable to the granted warrants are set forth in section 2.

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

•                  The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 8,914 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

•                  The capital increase shall be paid at a subscription price of USD 36.85 per share of DKK 0.10, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

1.19	[slettet]	[deleted]

1.20

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 1. juni 2016 udstedt i alt 221.282 warrants til to af selskabets konsulenter (hver for sig “Deltageren”) uden fortegningsret for selskabets aktionærer.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10 for USD 20,90, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren.

Betinget af Deltagerens fortsatte ansættelsesforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/48 på den sidste dag i hver af de første 48 måneder efter 4. december 2015 (“Tildelingstidspunktet”) (inklusive december 2015).

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on June 1, 2016 issued a total of 221,282 warrants to two consultants of the company (each a “Participant”) without pre-emption rights of the existing shareholders.

Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10 at a price of USD 20.90, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

The grant of the warrants shall not be subject to payment from the Participant.

Subject to the Participant’s continuing employment with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested with respect to 1/48 of the shares on the last day of each of the first 48 calendar months following the 4 December 2015 (the “Grant Date”) (including December 2015).

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s

Deltagerens ansættelse eller andet tjenesteforhold af en hvilken som helst grund (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden fire til seks år fra Tildelingstidspunktet (4. december 2019 til 3. december 2021).

De tildelte warrants udløber den 3. december 2021 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at employment or other service relationship for any reason (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee set up by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2, shall be exercisable as stated below).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period four to six years from the Grant Date (4 December 2019 to 3 December 2021).

The warrants will expire on 3 December 2021, or earlier as provided for in this provision or section 2.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing,

begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af Deltagerens ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends. The purpose hereof is to protect the Participant from any dilution of the financial value of the Participant’s ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

•                  Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 22.128,20 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,10, og

•                  Kapitalforhøjelsen sker for USD 20,90 pr. aktie af DKK 0,10, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

to protect the Participant’s interest as described herein.

The other terms and conditions applicable to the granted warrants are set forth in section 2.

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

•                  The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 22,128.20 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

•                  The capital increase shall be paid at a subscription price of USD 20.90 per share of DKK 0.10, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

1.21	Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt	Pursuant to the authorization included in articles 3.2 and 3.3 of the articles

3.2 og 3.3 den 1. juni 2016 udstedt i alt 140.000 warrants til en medarbejder i selskabet (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10 for USD 25,52, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren.

Betinget af Deltagerens fortsatte ansættelsesforhold eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/48 på den sidste dag i hver af de første 48 måneder efter 19. oktober 2015 (“Tildelingstidspunktet”) (inklusive oktober 2015).

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens ansættelse eller andet tjenesteforhold af en hvilken som of association, the board of directors has on June 1, 2016 issued a total of 140,000 warrants to an employee of the company (the “Participant”) without pre-emption rights of the existing shareholders.

Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10 at a price of USD 25.52, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

The grant of the warrants shall not be subject to payment from the Participant.

Subject to the Participant’s continuing employment or other engagement with the company, a subsidiary or an affiliate on the applicable vesting date the warrants will become vested with respect to 1/48 of the shares on the last day of each of the first 48 calendar months following 19 October 2015 (the “Grant Date”) (including October 2015).

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s employment or other service relationship for any reason (a Termination of Service), and the vested portion of helst grund (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden fire til seks år fra Tildelingstidspunktet (19. oktober 2019 til 18. oktober 2021).

De tildelte warrants udløber den 18. oktober 2021 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter og bidrag til sociale sikringsordninger. Uden at the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee set up by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2, shall be exercisable as stated below).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period four to six years from the Grant Date (19 October 2019 to 18 October 2021.

The warrants will expire on 18 October 2021, or earlier as provided for in this provision or section 2.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes and social security contributions.  Without limiting the generality of the foregoing, where any person, including the company, its subsidiaries and affiliates would be begrænse omfanget af det foregående skal Deltageren som en betingelse for udnyttelse af de tildelte warrants — i tilfælde hvor en person, herunder selskabet, dets datterselskaber og koncernselskaber, ville være forpligtet til at afholde “UK PAYE income tax” og “primary class 1 (employee) national insurance contributions” (eller lignende forpligtelser til at indeholde beløb vedrørende indkomstskat eller sociale bidrag (eller lignende afgifter) i ethvert retsområde)(“Skattetilsvaret”) i forbindelse med tildeling eller udnyttelse af de tildelte warrants og/eller erhvervelse, besiddelse eller salg af aktier — enten:

•                  foretage en betaling til selskabet, dets datterselskab eller koncernselskab (afhængigt af forholdene) af et beløb svarende til Skattetilsvaret, eller

•                  indgå en ordning med selskabet, dets datterselskaber eller koncernselskaber (afhængigt af forholdene), der er opfylder disses krav, for at sikre at en sådan betaling foretages (herunder eksempelvis bemyndigelse af selskabet eller en person til at tilvejebringe et salg af alle eller dele af aktierne på dennes vegne samt bemyndigelse af betaling til selskabet eller en person af det obliged to account for any UK PAYE income tax and primary class 1 (employee) national insurance contributions (or any similar liability to withhold amounts in respect of income tax or social security contribution (or similar charges) in any jurisdiction)(the “Tax Liability”), in connection with the grant or exercise of the warrants and/or the acquisition, holding or sale of shares, as a condition of exercise the Participant must either:

•                  make a payment to the company, its subsidiary or affiliate (as applicable) of an amount equal to the Tax Liability; or

•                  enter into arrangements with and to the satisfaction of the Company, its Subsidiary or Affiliate (as applicable), to secure that such a payment is made (including but not limited to authorizing the company or person to procure the sale of some or all of the Ordinary Shares on his behalf and authorizing the payment to the company or person of the relevant amount out of the proceeds of sale or otherwise).

The grant of warrants does not form part of any contract of employment relevante beløb ud af salgsprovenuet eller på anden måde).

Tildelingen af warrants udgør ikke en del af nogen form for ansættelseskontrakt med Deltageren. Tildelingen af warrants berettiger ikke Deltageren til få tildelt yderligere warrants. Såfremt Deltagerens tjenesteforhold eller ansættelse hos selskabet, et datterselskab eller et koncernselskab ophører, er han ikke berettiget til nogen form for kompensation for tab af rettigheder eller ydelser i henhold tildelingen af warrants, hverken i form af erstatning for uberettiget afskedigelse eller anden form for misligholdelse eller i form af fratrædelsesgodtgørelse eller på anden måde. Denne undtagelse finder ligeledes (ubegrænset) anvendelse i relation til ethvert tab, der måtte opstå som følge af den måde, hvorpå et skøn er (eller ikke er) udøvet i henhold til denne bestemmelse eller punkt 2, selv hvis udøvelsen (eller ikke-udøvelsen) af et sådant skøn er eller fremstår som irrationelt eller urigtigt og/eller er i strid med eller hævdes at være i strid med nogen form for stiltiende kontraktvilkår i tildelingen af warrants eller enhver anden kontrakt mellem Deltageren og dennes arbejdsgiver.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder with the Participant. The grant of warrants does not give the Participant any right or entitlement to have any other warrants granted to him. If the Participant ceases to hold an office or employment within the Company, a subsidiary or an affiliate he is not entitled to any compensation for any loss of any rights or benefits under the grant of warrants whether the loss is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise. This exclusion applies equally (and without limitation) to any loss arising from the way in which any discretion is (or is not) exercised under this provision and section 2 even if the exercise (or non-exercise) of such discretion is, or appears to be, irrational or perverse and/or breaches, or is claimed to breach any implied term of the grant of warrants or any other contract between the Participant and his/her employer.

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis

første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af Deltagerens ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

•                  Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK in accordance with their ownership interest or (b) dividends. The purpose hereof is to protect the Participant from any dilution of the financial value of the Participant’s ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

The other terms and conditions applicable to the granted warrants are set forth in section 2.

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

•                  The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 14,000 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

•                  The capital increase shall be

14.000 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,10, og

•                  Kapitalforhøjelsen sker for USD 25,52 pr. aktie af DKK 0,10, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

paid at a subscription price of USD 25.52 per share of DKK 0.10, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

1.22

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 29. marts 2017, den 4. april 2018, den 26. november 2019 og den 24. april 2020 udstedt i alt 154.166 warrants til en medarbejder i selskabet (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on March 29, 2017, April 4, 2018, November 26, 2019 and April 24, 2020 issued a total of 154,166 warrants to an employee of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	Hver warrant giver Deltageren ret til at tegne 2,3476 aktier i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for 2.3476 shares in the company with a nominal value of DKK 0.01.

	361.920 aktier kan tegnes for DKK 0,01 pr. aktie af DKK 0,01 (jf. dog justeringsklausulen i punkt 2.9).	361,920 shares may be subscribed for at a price of DKK 0.01 per share of DKK 0.01 (cf. however the adjustment mechanism in clause 2.9).

	Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af	The grant of the warrants shall not be subject to payment from the

warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.	Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

Alle de tildelte warrants er fuldt modnede på Tildelingstidspunktet.	All of the granted warrants are fully vested at the Grant Date.

I tilfælde af Deltagerens fratræden fra selskabet, et datterselskab eller et koncernselskab (hvorefter Deltageren ikke længere er ansat i Selskabet eller noget datterselskab eller koncernselskab) på grund af egen eller selskabets, et datterselskabs eller et koncernselskabs opsigelse af Modtagerens ansættelsesforhold vil Modtagerens retsstilling være som beskrevet i Aktieoptionslovens §§ 4 og 5 (som gældende ved indgåelsen af tildelingsaftale med Deltageren), idet bestyrelsen i tilfælde af Deltagerens opsigelse forud for udløb af Udnyttelsesperioden (som defineret nedenfor) efter dets eget skøn dog kan beslutte, at warrants skal kunne udnyttes som om, Deltageren ikke havde opsagt sin stilling (i hvilket tilfælde de modnede warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2.

In the event the Participant resigns from his position with the company, a subsidiary or an affiliate (and the Participant is thereafter no longer employed with the company or any subsidiary or affiliate) due to the Participant’s own termination or due to the company’s, a subsidiary’s or an affiliate’s termination of the Participant’s employment, the Participant’s position will be as laid down in sections 4 and 5 of the Danish Stock Option Act (as in force at the date of conclusion of the award agreement with the Participant), provided however that the board of directors in case of the Participant’s resignation prior to the expiration of the warrants may in its sole discretion decide that the warrants shall remain exercisable as if the Participant had not resigned (in which case the vested warrants shall be exercisable as set forth below, subject to the terms and conditions set forth in this provision and section 2).

Dette indebærer blandt andet følgende:	This inter alia implies the following:

Såfremt Deltageren fratræder sin stilling i selskabet, et datterselskab eller et koncernselskab på grund af Deltagerens egen opsigelse, bortfalder Deltagerens ret til at udnytte sine tildelte warrants. Warrants, hvor Udnyttelsesperioden er indtrådt inden Deltagerens fratræden, kan dog udnyttes indtil fratrædelsestidspunktet på de i denne bestemmelse og punkt 2 anførte betingelser og vilkår.

In the event that the Participant resigns from his position in the company, a subsidiary or an affiliate due to his own termination of employment, the Participant’s right to exercise warrants granted will lapse. Warrants, where the Exercise Period has commenced prior to the termination of the Participant’s employment, may, however, be exercised in the period until termination of the Participant’s employment on the terms and conditions provided for in this provision and section 2.

Såfremt Deltageren fratræder sin stilling i selskabet, et datterselskab eller et koncernselskab på grund af selskabets, et datterselskabs eller et koncernselskabs opsigelse, der ikke skyldes Deltagerens misligholdelse, bevarer Deltageren ret til samtlige tildelte warrants, uanset om Udnyttelsesperioden er indtrådt inden Deltagerens fratræden. Det samme gælder de tilfælde, der er angivet i aktieoptionslovens § 4, stk. 2 (fratræden på grund af alder/pensionering) og § 4, stk. 3 (fratræden på grund af selskabets, et datterselskabs eller et koncernselskabs grove misligholdelse) (som gældende ved indgåelsen af tildelingsaftale med Deltageren).

In the event that the Participant resigns from his position in the company due to the company’s, a subsidiary’s or an affiliate’s termination of the employment, which is not due to breach on the part of the Participant, the Participant will remain entitled to all warrants that have been granted, irrespective of whether the exercise period has commenced prior to the termination of his employment. The same applies in those instances mentioned in the Stock Option Act, section 4(2) (resignation due to age/retirement) and section 4(3) (resignation due to material breach on the part of the company, a subsidiary or an affiliate) (as in force at the date of conclusion of the award agreement with the Participant).

Såfremt Deltageren fratræder sin stilling på grund af selskabets, et	In the event that the Participant resigns from his position in the company datterselskabs eller et koncernselskabs opsigelse, der skyldes misligholdelse fra Deltagerens side, eller såfremt Deltageren bliver bortvist berettiget, bortfalder Deltagerens ret til alle tildelte warrants på fratrædelsestidspunktet. Warrants, hvor udnyttelsesperioden er indtrådt inden Deltagerens fratræden, kan udnyttes indtil fratrædelsestidspunktet på de i denne bestemmelse og punkt 2 anførte betingelser og vilkår.

due to the company’s, a subsidiary’s or an affiliate’s termination of employment, which is due to breach on the part of the Participant, or the Participant is justly dismissed by the company, the Participant’s right to all warrants granted will lapse upon termination of the employment. Warrants, where the Exercise Period has commenced prior to the termination of the Participant’s employment, may however be exercised in the period until the termination of his employment on the terms and conditions provided for in this provision or section 2.

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte de tildelte warrants i perioden fra og med den 30. november 2020 til og med 29. november 2022 (“Udnyttelsesperioden”).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the warrants during the period from and including November 20, 2020 through November 29, 2022 (“Exercise Period”).

De tildelte warrants udløber den 29. november 2022 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on November 29, 2022 or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

De øvrige regler og vilkår for de	The other terms and conditions

	tildelte warrants fremgår af punkt 2, bortset fra punkt 2.6 som ikke finder anvendelse.	applicable to the granted warrants are set forth in section 2, save for section 2.6 which shall not apply.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 3.619,20 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,01, og

The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 3,619.20 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.01; and

	Kapitalforhøjelsen sker for DKK 0,01 pr. aktie af DKK 0,01 (jf. dog justeringsklausulen i punkt 2.9).	The capital increase shall be paid at a subscription price of DKK 0.01 per share of DKK 0.01 (cf. however the adjustment mechanism in clause 2.9).

1.23

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 29. marts 2017 udstedt i alt 60.000 warrants til en medarbejder i selskabet (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on March 29, 2017 issued a total of 60,000 warrants to an employee of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10.

60.000 aktier kan tegnes for USD 27,49 pr. aktie af DKK 0,10, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

60,000 shares may be subscribed for at a price of USD 27.49 per share of DKK 0.10, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

Betinget af Deltagerens fortsatte ansættelsesforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/48 på den sidste dag i hver af de første 48 måneder efter 1. marts 2017 (“Tildelingstidspunktet”) (inklusive marts 2017).

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens ansættelse eller andet tjenesteforhold af en hvilken som helst grund (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af

Subject to the Participant’s continuing employment with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested with respect to 1/48 of the shares on the last day of each of the first 48 calendar months following March 1, 2017 (the “Grant Date”) (including March 2017).

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s employment or other service relationship for any reason (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee set up by the board of directors, may prior to bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet (dvs. fra 1. marts 2020 til 28. februar 2023).

the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date (i.e. from March 1, 2020 to February 28, 2023).

De tildelte warrants udløber den 28. februar 2023 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on February 28, 2023 or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2, bortset fra punkt 2.5 som ikke finder anvendelse.	The other terms and conditions applicable to the granted warrants are set forth in section 2, save for section 2.5 which shall not apply.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 6.000 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,10, og

The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 6,000 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.10; and

Kapitalforhøjelsen sker for USD 27,49 pr. aktie af DKK 0,10, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

The capital increase shall be paid at a subscription price of USD 27.49 per share of DKK 0.10, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

1.24

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 28. november 2017 udstedt i alt 240.000 warrants til en medarbejder i et af selskabets datterselskaber (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 28 November 2017 issued a total of 240,000 warrants to an employee of a subsidiary of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	De tildelte warrants er tiltænkte at være Non-Qualified Options og ikke	The warrants are intended to be Non-Qualified Options and not Incentive

Incentive Stock Options som defineret i § 422 i den amerikanske Internal Revenue Code.	Stock Options as defined in Section 422 of the US Internal Revenue Code.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.01.

240.000 aktier kan tegnes for DKK 0,01 pr. aktie af DKK 0,01.	240,000 shares may be subscribed for at a price of DKK 0.01 per share of DKK 0.01.

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

Betinget af Deltagerens fortsatte ansættelsesforhold eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 20. juni 2017 (inklusive juni 2017) (“Tildelingstidspunktet”), idet dog alle ikke-modnede warrants skal modne ved ophør af Deltagerens ansættelsesforhold eller tjenesteforhold, som skyldes selskabets, et datterselskabs eller et koncernselskabs opsigelse af Deltagerens tjenesteforhold, som ikke er begrundet i Deltagerens væsentlige

Subject to the Participant’s continuing employment with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested with respect to 1/36 of the shares on the last day of each of the first 36 calendar months following 20 June 2017 (including June 2017) (the “Grant Date”), provided however that if the company, a subsidiary or an affiliate terminates the Participant’s service relationship and the Participant following such termination is no longer an employee of the company, a subsidiary or an affiliate and such termination is not due to the Participant’s material breach of his obligations towards the company, a misligholdelse af sine forpligtelser overfor selskabet, et datterselskab eller koncernselskab, og Deltageren herefter ikke har noget ansættelsesforhold eller tjenesteforhold til selskabet, et datterselskab eller koncernselskab.

subsidiary or an affiliate, 100% of the unvested portion of the Option shall vest upon termination of the Participant’s employment or other service relationship.

For hver modnet 1/36 af de tildelte warrants har Deltageren krav på en kontant kompensation fra Selskabet på EUR 7.497,3524, der forfalder til betaling bagudrettet ved udgangen af en måned som følger:

For each vested 1/36 of the granted warrants, the Participant shall be entitled to a cash compensation from the Company in the amount of EUR 7,497.3524 falling due for payment in arrears by the end of a month as follows:

Juni - december 2017 (7/36): December 2017	June — December 2017 (7/36): December 2017
Januar - juni 2018 (6/36): Juni 2018	January — June 2018 (6/36): June 2018
Juli — december 2018 (6/36): December 2018	July — December 2018 (6/36): December 2018
Januar — juni 2019 (6/36): Juni 2019	January — June 2019 (6/36): June 2019
Juli — december 2019 (6/36): December 2019	July — December 2019 (6/36): December 2019
Januar — maj 2020 (5/36): Juni 2020	January — May 2020 (5/36): June 2020

Udbetaling af kompensation til Deltageren skal ikke anses for selskabets anerkendelse af Deltagerens berettigelse til beløbet. Såfremt Deltageren i en måned får udbetalt kompensation for warrants, der ikke er modnede, er Deltageren forpligtet til straks at tilbagebetale det for meget udbetalte beløb til

Payment of compensation to the Participant shall not be deemed as an acknowledgement by the Company of the Participant’s right to the paid amount. In the event the Participant in a month receives compensation for warrants that have not yet vested, the Participant shall immediately repay such amount to the company.

selskabet.

Ovennævnte kontante kompensationsbeløb er inklusive alle kildeskatter og andre skatter og bidrag af enhver art, som skal afholdes af selskabet, et datterselskab eller et koncernselskab på grundlag af kompensationen samt eventuelle feriepenge, pensionsbidrag og alle andre vederlagsafhængige ydelser, som Deltageren måtte være berettiget til.

The above cash compensation amount is inclusive of withholding taxes and other taxes and contributions of any kind, which must be paid by the company, a subsidiary or an affiliate on the basis of the compensation amount, as well as any holiday allowances, pension contributions and other contributions or payments of any kind, which are based on the Participant’s remuneration, that the Participant may be entitled to.

Såfremt Deltagerens ansættelse eller andet tjenesteforhold ophører midt i en periode, udbetales kompensationen fortsat på det ovenfor anførte tidspunkt, men kun for den del af Deltagerens warrants, der var modnet på tidspunktet for ophøret.

If the employment or other service relationship terminates in the middle of a period, the compensation shall still fall due on the above dates but only for such portion of the Participant’s warrants that had vested at the date of termination.

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens ansættelse eller andet tjenesteforhold af andre grunde end dem, som er nævnt ovenfor i dette punkt (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s employment or other service relationship for other reasons than those mentioned above in this clause (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee appointed by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet.

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date.

De tildelte warrants udløber den 20. juni 2023 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on 20 June 2023 or earlier as provided for in this provision or section 2.

Selskabet, dets datterselskaber og koncernselskaber har ret, men ikke pligt, til at reducere enhver kompensation med beløb til brug for betaling af kildeskat af sådan kompensation og berettiget til at foretage enhver handling, som selskabet finder nødvendig med henblik på betaling af sådan kildeskat. Deltageren skal opfylde alle krav og forpligtelser vedrørende beskatning, herunder (og uden at begrænse den generelle formulering af det foregående) enhver indkomstskat, socialbidrag, arbejdsløsheds- og arbejdsevnetabsforsikring eller andre skatteforpligtelser vedrørende

The company, its subsidiaries and affiliates shall have the right but not the obligation to deduct from any compensation, the amount of any required withholding taxes in respect of such compensation and to take all such other action as the company deems necessary to satisfy all obligations for the payment of such withholding taxes. The Participant shall satisfy any and all requirements and obligations relating to applicable taxes, including (without limiting the generality of the foregoing) any income tax, social security, unemployment, disability insurance or other tax obligations that become due from or

Deltageren i relation til enhver justering af Deltagerens warrantvilkår, herunder udbetalingen af ovennævnte kompensation, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle udgifter vedrørende enhver forpligtelse som i henhold til lovgivningen pålægges selskabet, dets datterselskaber eller koncernselskaber i relation til sådanne skatter. Uanset om andet måtte være nævnt i disse warrantvilkår, afgiver selskabet, dets datterselskaber og koncernselskaber ingen indeståelser eller garantier om de skattemæssige konsekvenser for Deltageren under afsnit 409A i den amerikanske Internal Revenue Code af 1986 (som ændret) eller nogen udenlandsk, føderal, delstat, eller lokal skattelovgivning. De skattemæssige konsekvenser for Deltageren vil afhænge af anvendelsen af relevante skatteregler baseret på de faktiske forhold og omstændigheder. Deltageren bør konsultere en kompetent og uafhængig skatterådgiver om de skattemæssige konsekvenser for Deltageren.

in relation to the Participant in connection with or as a consequence of any adjustment of the Participant’s warrant terms, including the payment of the above compensation, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes. Notwithstanding any provision in these terms to the contrary, the company, its subsidiaries and affiliates make no representations concerning the Participant’s tax consequences under these terms under Section 409A of the Internal Revenue Code of 1986, as amended, or any other foreign, federal, state, or local tax law. The Participant’s tax consequences will depend, in part, upon the application of relevant tax law to the relevant facts and circumstances. The Participant should consult a competent and independent tax advisor regarding his tax consequences.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish aktionærer på pro rata basis i forhold til deres ejerskab, (b) udbytter, eller (c) kapitalnedsættelse hvor beløb udloddet til aktionærerne er forskellig fra markedsværdien af de aktier, som indløses i forbindelse med kapitalnedsættelsen. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller et af bestyrelsen nedsat udvalg efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

 “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends; or (c) a capital decrease where amounts distributed to shareholders do not equal the market value of the shares being redeemed as part of the capital decrease. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interests as described herein.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in section 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

• Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 2.400 (jf. dog justeringsklausulen i punkt 2.9)	• The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 2,400 (cf. however the adjustment mechanism

	og det mindste nominelle beløb er DKK 0,01, og	in clause 2.9) and the minimum nominal amount is DKK 0.01; and

	• Kapitalforhøjelsen sker for DKK 0,01 pr. aktie af DKK 0,01.	• The capital increase shall be paid at a subscription price of DKK 0.01 per share of DKK 0.01.

1.25

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 28. november 2017 udstedt i alt 50.000 warrants til et medlem af selskabets bestyrelse (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 28 November 2017 issued a total of 50,000 warrants to a member of the board of directors of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.01.

	50.000 aktier kan tegnes for DKK 0,01 pr. aktie af DKK 0,01.	50,000 shares may be subscribed for at a price of DKK 0.01 per share of DKK 0.01.

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

	Betinget af Deltagerens fortsatte tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt,	Subject to the Participant’s continuing service relationship with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 20. juni 2017 (inklusive juni 2017) (“Tildelingstidspunktet”), idet dog alle ikke-modnede warrants skal modne ved ophør af Deltagerens tjenesteforhold, som skyldes, at Deltageren afsættes som bestyrelsesmedlem eller genopstiller som bestyrelsesmedlem, men ikke genvælges, og dette ikke er begrundet i Deltagerens væsentlige misligholdelse af sine forpligtelser overfor selskabet, et datterselskab eller koncernselskab, og Deltageren herefter ikke har noget tjenesteforhold til selskabet, et datterselskab eller koncernselskab.

become vested with respect to 1/36 of the shares on the last day of each of the first 36 calendar months following 20 June 2017 (including June 2017) (the “Grant Date”), provided however that if the Participant is removed from his seat on the board of directors or runs for re-election, but is not being re-elected, and this is not due to the Participant’s material breach of his obligations towards the company, a subsidiary or an affiliate, and the Participant following such termination is no longer engaged with the company, a subsidiary or an affiliate, 100% of the unvested portion of the Option shall vest upon termination of the Participant’s service relationship.

For hver modnet 1/36 af de tildelte warrants har Deltageren krav på en kontant kompensation fra Selskabet på EUR 1.561,9484 forfalder til betaling bagudrettet ved udgangen af en måned som følger:

For each vested 1/36 of the granted warrants, the Participant shall be entitled to a cash compensation from the Company in the amount of EUR 1,561.9484 falling due for payment in arrears by the end of a month as follows:

Juni - december 2017 (7/36): December 2017	June — December 2017 (7/36): December 2017
Januar - juni 2018 (6/36): Juni 2018	January — June 2018 (6/36): June 2018
Juli — december 2018 (6/36): December 2018	July — December 2018 (6/36): December 2018
Januar — juni 2019 (6/36): Juni 2019	January — June 2019 (6/36): June 2019
Juli — december 2019 (6/36): December 2019	July — December 2019 (6/36): December 2019
Januar — maj 2020 (5/36): Juni 2020	January — May 2020 (5/36): June

2020

Udbetaling af kompensation til Deltageren skal ikke anses for selskabets anerkendelse af Deltagerens berettigelse til beløbet. Såfremt Deltageren i en måned får udbetalt kompensation for warrants, der ikke er modnede, er Deltageren forpligtet til straks at tilbagebetale det for meget udbetalte beløb til selskabet.

Payment of compensation to the Participant shall not be deemed as an acknowledgement by the Company of the Participant’s right to the paid amount. In the event the Participant in a month receives compensation for warrants that have not yet vested, the Participant shall immediately repay such amount to the company.

Ovennævnte kontante kompensationsbeløb er inklusive alle kildeskatter og andre skatter og bidrag af enhver art, som skal afholdes af selskabet, et datterselskab eller et koncernselskab på grundlag af kompensationen samt eventuelle feriepenge, pensionsbidrag og alle andre vederlagsafhængige ydelser, som Deltageren måtte være berettiget til.

The above cash compensation amount is inclusive of withholding taxes and other taxes and contributions of any kind, which must be paid by the company, a subsidiary or an affiliate on the basis of the compensation amount, as well as any holiday allowances, pension contributions and other contributions or payments of any kind, which are based on the Participant’s remuneration, that the Participant may be entitled to.

Såfremt Deltagerens tjenesteforhold ophører midt i en periode, udbetales kompensationen fortsat på det ovenfor anførte tidspunkt, men kun for den del af Deltagerens warrants, der var modnet på tidspunktet for ophøret.

If the service relationship terminates in the middle of a period, the compensation shall still fall due on the above dates but only for such portion of the Participant’s warrants that had vested at the date of termination.

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens tjenesteforhold af andre	The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s service relationship for other reasons grunde end dem, som er nævnt ovenfor i dette punkt (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

than those mentioned above in this clause (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee appointed by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet.

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date.

De tildelte warrants udløber den 20. juni 2023 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on 20 June 2023 or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab, (b) udbytter, eller (c) kapitalnedsættelse hvor beløb udloddet til aktionærerne er forskellig fra markedsværdien af de aktier, som indløses i forbindelse medkapitalnedsættelsen. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller et af bestyrelsen nedsat udvalg efter eget skøn kan udføre de tilpasninger, som

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends; or (c) a capital decrease where amounts distributed to shareholders do not equal the market value of the shares being redeemed as part of the capital decrease. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors

	den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.	may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interests as described herein.

	De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in section 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

• Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 500 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,01, og

•                  The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 500 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.01; and

	• Kapitalforhøjelsen sker for DKK 0,01 pr. aktie af DKK 0,01.	• The capital increase shall be paid at a subscription price of DKK 0.01 per share of DKK 0.01.

1.26

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 28. november 2017 udstedt i alt 50.000 warrants til et medlem af selskabets bestyrelse (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 28 November 2017 issued a total of 50,000 warrants to a member of the board of directors of the company (the “Participant”) without pre-emption rights of the existing shareholders.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.01.

50.000 aktier kan tegnes for DKK 0,01 pr. aktie af DKK 0,01.	50,000 shares may be subscribed for at a price of DKK 0.01 per share of DKK 0.01.

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

Betinget af Deltagerens fortsatte tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 20. juni 2017 (inklusive juni 2017) (“Tildelingstidspunktet”), idet dog alle ikke-modnede warrants skal modne ved ophør af Deltagerens tjenesteforhold, som skyldes, at Deltageren afsættes som bestyrelsesmedlem eller genopstiller som bestyrelsesmedlem, men ikke genvælges, og dette ikke er begrundet i Deltagerens væsentlige misligholdelse af sine forpligtelser overfor selskabet, et datterselskab eller koncernselskab, og Deltageren herefter ikke har noget

Subject to the Participant’s continuing service relationship with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested with respect to 1/36 of the shares on the last day of each of the first 36 calendar months following 20 June 2017 (including June 2017) (the “Grant Date”), provided however that if the Participant is removed from his seat on the board of directors or runs for re-election, but is not being re-elected, and this is not due to the Participant’s material breach of his obligations towards the company, a subsidiary or an affiliate, and the Participant following such termination is no longer engaged with the company, a subsidiary or an affiliate, 100% of the unvested portion of the Option shall vest upon termination of the

tjenesteforhold til selskabet, et datterselskab eller koncernselskab.	Participant’s service relationship..

For hver modnet 1/36 af de tildelte warrants har Deltageren krav på en kontant kompensation fra Selskabet på EUR 1.561,9484 forfalder til betaling bagudrettet ved udgangen af en måned som følger:

For each vested 1/36 of the granted warrants, the Participant shall be entitled to a cash compensation from the Company in the amount of EUR 1,561.9484 falling due for payment in arrears by the end of a month as follows:

Juni - december 2017 (7/36): December 2017	June — December 2017 (7/36): December 2017
Januar - juni 2018 (6/36): Juni 2018	January — June 2018 (6/36): June 2018
Juli — december 2018 (6/36): December 2018	July — December 2018 (6/36): December 2018
Januar — juni 2019 (6/36): Juni 2019	January — June 2019 (6/36): June 2019
Juli — december 2019 (6/36): December 2019	July — December 2019 (6/36): December 2019
Januar — maj 2020 (5/36): Juni 2020	January — May 2020 (5/36): June 2020

Udbetaling af kompensation til Deltageren skal ikke anses for selskabets anerkendelse af Deltagerens berettigelse til beløbet. Såfremt Deltageren i måned får udbetalt kompensation for warrants, der ikke er modnede, er Deltageren forpligtet til straks at tilbagebetale det for meget udbetalte beløb til selskabet.

Payment of compensation to the Participant shall not be deemed as an acknowledgement by the Company of the Participant’s right to the paid amount. In the event the Participant in a month receives compensation for warrants that have not yet vested, the Participant shall immediately repay such amount to the company.

Ovennævnte kontante kompensationsbeløb er inklusive alle	The above cash compensation amount is inclusive of withholding taxes and kildeskatter og andre skatter og bidrag af enhver art, som skal afholdes af selskabet, et datterselskab eller et koncernselskab på grundlag af kompensationen samt eventuelle feriepenge, pensionsbidrag og alle andre vederlagsafhængige ydelser, som Deltageren måtte være berettiget til.

other taxes and contributions of any kind, which must be paid by the company, a subsidiary or an affiliate on the basis of the compensation amount, as well as any holiday allowances, pension contributions and other contributions or payments of any kind, which are based on the Participant’s remuneration, that the Participant may be entitled to.

Såfremt Deltagerens ansættelse eller andet tjenesteforhold ophører midt i en periode, udbetales kompensationen fortsat på det ovenfor anførte tidspunkt, men kun for den del af Deltagerens warrants, der var modnet på tidspunktet for ophøret.

If the employment or other service relationship terminates in the middle of a period, the compensation shall still fall due on the above dates but only for such portion of the Participant’s warrants that had vested at the date of termination.

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens tjenesteforhold af andre grunde end dem, som er nævnt ovenfor i dette punkt (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s service relationship for other reasons than those mentioned above in this clause (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee appointed by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable

warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).	to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet.

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date.

De tildelte warrants udløber den 20. juni 2023 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on 20 June 2023 or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab, (b) udbytter, eller (c) kapitalnedsættelse hvor beløb udloddet til aktionærerne er forskellig fra markedsværdien af de aktier, som indløses i forbindelse medkapitalnedsættelsen. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller et af bestyrelsen nedsat udvalg efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends; or (c) a capital decrease where amounts distributed to shareholders do not equal the market value of the shares being redeemed as part of the capital decrease. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interests as described herein.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in section 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

• Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 500 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,01, og

•             The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 500 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.01; and

	• Kapitalforhøjelsen sker for DKK 0,01 pr. aktie af DKK 0,01.	• The capital increase shall be paid at a subscription price of DKK 0.01 per share of DKK 0.01.

1.27

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 28. november 2017 udstedt i alt 600.000 warrants til en medarbejder i selskabet (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 28 November 2017 issued a total of 600,000 warrants to an employee of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.01.

	600.000 aktier kan tegnes for DKK 0,01 pr. aktie af DKK 0,01.	600,000 shares may be subscribed for at a price of DKK 0.01 per share of DKK 0.01.

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

Betinget af Deltagerens fortsatte ansættelsesforhold eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 20. juni 2017 (inklusive juni 2017) (“Tildelingstidspunktet”), idet dog alle ikke-modnede warrants skal modne ved ophør af Deltagerensansættelsesforhold eller tjenesteforhold, som skyldes selskabets, et datterselskabs eller et koncernselskabs opsigelse af Deltagerens ansættelse eller tjenesteforhold, som ikke er begrundet i Deltagerens væsentlige misligholdelse af sine forpligtelser overfor selskabet, et datterselskab eller koncernselskab, og Deltageren herefter ikke har noget ansættelsesforhold eller tjenesteforhold til selskabet, et datterselskab eller koncernselskab.

Subject to the Participant’s continuing employment with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested with respect to 1/36 of the shares on the last day of each of the first 36 calendar months following 20 June 2017 (including June 2017) (the “Grant Date”), provided however that if the company, a subsidiary or an affiliate terminates the Participant’s employment or service relationship and the Participant following such termination is no longer an employee of the company, a subsidiary or an affiliate and such termination is not due to the Participant’s material breach of his obligations towards the company, a subsidiary or an affiliate, 100% of the unvested portion of the Option shall vest upon termination of the Participant’s employment or other service relationship.

For hver modnet 1/36 af de tildelte warrants har Deltageren krav på en kontant kompensation fra Selskabet på EUR 18.743,3811 forfalder til betaling bagudrettet ved udgangen af en måned som følger:

For each vested 1/36 of the granted warrants, the Participant shall be entitled to a cash compensation from the Company in the amount of EUR 18,743.3811 falling due for payment in arrears by the end of a month as follows:

Juni - december 2017 (7/36): December 2017	June — December 2017 (7/36): December 2017

Januar - juni 2018 (6/36): Juni 2018	January — June 2018 (6/36): June 2018
Juli — december 2018 (6/36): December 2018	July — December 2018 (6/36): December 2018
Januar — juni 2019 (6/36): Juni 2019	January — June 2019 (6/36): June 2019
Juli — december 2019 (6/36): December 2019	July — December 2019 (6/36): December 2019
Januar — maj 2020 (5/36): Juni 2020	January — May 2020 (5/36): June 2020

Udbetaling af kompensation til Deltageren skal ikke anses for selskabets anerkendelse af Deltagerens berettigelse til beløbet. Såfremt Deltageren i måned får udbetalt kompensation for warrants, der ikke er modnede, er Deltageren forpligtet til straks at tilbagebetale det for meget udbetalte beløb til selskabet.

Payment of compensation to the Participant shall not be deemed as an acknowledgement by the Company of the Participant’s right to the paid amount. In the event the Participant in a month receives compensation for warrants that have not yet vested, the Participant shall immediately repay such amount to the company.

Ovennævnte kontante kompensationsbeløb er inklusive alle kildeskatter og andre skatter og bidrag af enhver art, som skal afholdes af selskabet, et datterselskab eller et koncernselskab på grundlag af kompensationen samt eventuelle feriepenge, pensionsbidrag og alle andre vederlagsafhængige ydelser, som Deltageren måtte være berettiget til.

The above cash compensation amount is inclusive of withholding taxes and other taxes and contributions of any kind, which must be paid by the company, a subsidiary or an affiliate on the basis of the compensation amount, as well as any holiday allowances, pension contributions and other contributions or payments of any kind, which are based on the Participant’s remuneration, that the Participant may be entitled to.

Såfremt Deltagerens ansættelse eller andet tjenesteforhold ophører midt i en periode, udbetales kompensationen	If the employment or other service relationship terminates in the middle of a period, the compensation shall

fortsat på det ovenfor anførte tidspunkt, men kun for den del af Deltagerens warrants, der var modnet på tidspunktet for ophøret.	still fall due on the above dates but only for such portion of the Participant’s warrants that had vested at the date of termination.

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens ansættelse eller andet tjenesteforhold af andre grunde end dem, som er nævnt ovenfor i dette punkt (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s employment or other service relationship for other reasons than those mentioned above in this clause (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee appointed by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet.

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date.

De tildelte warrants udløber den 20. juni 2023 eller på det tidligere	The warrants will expire on 20 June 2023 or earlier as provided for in this

tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab, (b) udbytter, eller (c) kapitalnedsættelse hvor beløb udloddet til aktionærerne er forskellig fra markedsværdien af de aktier, som indløses i forbindelse medkapitalnedsættelsen. Formålet

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends; or (c) a capital decrease where amounts distributed to shareholders do not equal the market value of the shares being med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller et af bestyrelsen nedsat udvalg efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

redeemed as part of the capital decrease. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interests as described herein.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in section 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

•             Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 6.000 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,01, og

•             The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 6,000 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.01; and

• Kapitalforhøjelsen sker for DKK 0,01 pr. aktie af DKK 0,01.	• The capital increase shall be paid at a subscription price of DKK 0.01 per share of DKK 0.01.

1.28

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 28. november 2017 udstedt i alt 50.000 warrants til et medlem af selskabets bestyrelse (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 28 November 2017 issued a total of 50,000 warrants to a member of the board of directors of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.01.

	50.000 aktier kan tegnes for DKK 0,01 pr. aktie af DKK 0,01.	50,000 shares may be subscribed for at a price of DKK 0.01 per share of DKK 0.01.

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

Betinget af Deltagerens fortsatte tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 20. juni 2017 (inklusive juni 2017) (“Tildelingstidspunktet”), idet dog alle ikke-modnede warrants skal modne ved ophør af Deltagerens

Subject to the Participant’s continuing service relationship with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested with respect to 1/36 of the shares on the last day of each of the first 36 calendar months following 20 June 2017 (including June 2017) (the “Grant Date”), provided however that if the Participant is removed from his seat on the board of directors tjenesteforhold, som skyldes, at Deltageren afsættes som bestyrelsesmedlem eller genopstiller som bestyrelsesmedlem, men ikke genvælges, og dette ikke er begrundet i Deltagerens væsentlige misligholdelse af sine forpligtelser overfor selskabet, et datterselskab eller koncernselskab, og Deltageren herefter ikke har noget tjenesteforhold til selskabet, et datterselskab eller koncernselskab.

or runs for re-election, but is not being re-elected, and this is not due to the Participant’s material breach of his obligations towards the company, a subsidiary or an affiliate, and the Participant following such termination is no longer engaged with the company, a subsidiary or an affiliate, 100% of the unvested portion of the Option shall vest upon termination of the Participant’s service relationship.

For hver modnet 1/36 af de tildelte warrants har Deltageren krav på en kontant kompensation fra Selskabet på EUR 1.561,9484 forfalder til betaling bagudrettet ved udgangen af en måned som følger:

For each vested 1/36 of the granted warrants, the Participant shall be entitled to a cash compensation from the Company in the amount of EUR 1,561.9484 falling due for payment in arrears by the end of a month as follows:

Juni - december 2017 (7/36): December 2017	June — December 2017 (7/36): December 2017
Januar - juni 2018 (6/36): Juni 2018	January — June 2018 (6/36): June 2018
Juli — december 2018 (6/36): December 2018	July — December 2018 (6/36): December 2018
Januar — juni 2019 (6/36): Juni 2019	January — June 2019 (6/36): June 2019
Juli — december 2019 (6/36): December 2019	July — December 2019 (6/36): December 2019
Januar — maj 2020 (5/36): Juni 2020	January — May 2020 (5/36): June 2020

Udbetaling af kompensation til Deltageren skal ikke anses for selskabets anerkendelse af	Payment of compensation to the Participant shall not be deemed as an acknowledgement by the Company of

Deltagerens berettigelse til beløbet. Såfremt Deltageren i måned får udbetalt kompensation for warrants, der ikke er modnede, er Deltageren forpligtet til straks at tilbagebetale det for meget udbetalte beløb til selskabet.

the Participant’s right to the paid amount. In the event the Participant in a month receives compensation for warrants that have not yet vested, the Participant shall immediately repay such amount to the company.

Ovennævnte kontante kompensationsbeløb er inklusive alle kildeskatter og andre skatter og bidrag af enhver art, som skal afholdes af selskabet, et datterselskab eller et koncernselskab på grundlag af kompensationen samt eventuelle feriepenge, pensionsbidrag og alle andre vederlagsafhængige ydelser, som Deltageren måtte være berettiget til.

The above cash compensation amount is inclusive of withholding taxes and other taxes and contributions of any kind, which must be paid by the company, a subsidiary or an affiliate on the basis of the compensation amount, as well as any holiday allowances, pension contributions and other contributions or payments of any kind, which are based on the Participant’s remuneration, that the Participant may be entitled to.

Såfremt Deltagerens tjenesteforhold ophører midt i en periode, udbetales kompensationen fortsat på det ovenfor anførte tidspunkt, men kun for den del af Deltagerens warrants, der var modnet på tidspunktet for ophøret.

If the service relationship terminates in the middle of a period, the compensation will still fall due on the above dates but only for such portion of the Participant’s warrants that had vested at the date of termination.

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens tjenesteforhold af andre grunde end dem, som er nævnt ovenfor i dette punkt (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s service relationship for other reasons than those mentioned above in this clause (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

for in clause 2.6, provided however that the board of directors, or a committee set up by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet.

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date.

De tildelte warrants udløber den 20. juni 2023 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on 20 June 2023 or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in

Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab, (b) udbytter, eller (c) kapitalnedsættelse hvor beløb udloddet til aktionærerne er forskellig fra markedsværdien af de aktier, som indløses i forbindelse medkapitalnedsættelsen. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends; or (c) a capital decrease where amounts distributed to shareholders do not equal the market value of the shares being redeemed as part of the capital decrease. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

	De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in section 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

• Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 500 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,01, og

•             The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 500 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.01; and

	• Kapitalforhøjelsen sker for DKK 0,01 pr. aktie af DKK 0,01.	• The capital increase shall be paid at a subscription price of DKK 0.01 per share of DKK 0.01.

1.29

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 28. november 2017 udstedt i alt 600.000 warrants til en af selskabets konsulenter (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 28 November 2017 issued a total of 600,000 warrants to one of the consultants of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.01.

600.000 aktier kan tegnes for DKK 0,01 pr. aktie af DKK 0,01.	600,000 shares may be subscribed for at a price of DKK 0.01 per share of DKK 0.01.

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

Betinget af Deltagerens fortsatte tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 20. juni 2017 (inklusive juni 2017) (“Tildelingstidspunktet”), idet dog alle ikke-modnede warrants skal modne ved ophør af Deltagerens tjenesteforhold, som skyldes selskabets, et datterselskabs eller et koncernselskabs opsigelse af Deltagerens tjenesteforhold, som ikke er begrundet i Deltagerens væsentlige misligholdelse af sine forpligtelser overfor selskabet, et datterselskab eller koncernselskab, og Deltageren herefter ikke har noget tjenesteforhold til selskabet, et datterselskab eller koncernselskab.

Subject to the Participant’s continuing service relationship with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested with respect to 1/36 of the shares on the last day of each of the first 36 calendar months following 20 June 2017 (including June 2017) (the “Grant Date”), provided however that if the company, a subsidiary or an affiliate terminates the Participant’s service relationship and the Participant following such termination is no longer engaged with the company, a subsidiary or an affiliate and such termination is not due to the Participant’s material breach of his obligations towards the company, a subsidiary or an affiliate, 100% of the unvested portion of the Option shall vest upon termination of the Participant’s service relationship.

For hver modnet 1/36 af de tildelte warrants har Deltageren krav på en kontant kompensation fra Selskabet	For each vested 1/36 of the granted warrants, the Participant shall be entitled to a cash compensation from the

på EUR 18.743,3811 forfalder til betaling bagudrettet ved udgangen af en måned som følger:	Company in the amount of EUR 18,743.3811 falling due for payment in arrears by the end of a month as follows:

Juni - december 2017 (7/36): December 2017	June — December 2017 (7/36): December 2017
Januar - juni 2018 (6/36): Juni 2018	January — June 2018 (6/36): June 2018
Juli — december 2018 (6/36): December 2018	July — December 2018 (6/36): December 2018
Januar — juni 2019 (6/36): Juni 2019	January — June 2019 (6/36): June 2019
Juli — december 2019 (6/36): December 2019	July — December 2019 (6/36): December 2019
Januar — maj 2020 (5/36): Juni 2020	January — May 2020 (5/36): June 2020

Udbetaling af kompensation til Deltageren skal ikke anses for selskabets anerkendelse af Deltagerens berettigelse til beløbet. Såfremt Deltageren i måned får udbetalt kompensation for warrants, der ikke er modnede, er Deltageren forpligtet til straks at tilbagebetale det for meget udbetalte beløb til selskabet.

Payment of compensation to the Participant shall not be deemed as an acknowledgement by the Company of the Participant’s right to the paid amount. In the event the Participant in a month receives compensation for warrants that have not yet vested, the Participant shall immediately repay such amount to the company.

Ovennævnte kontante kompensationsbeløb er inklusive alle kildeskatter og andre skatter og bidrag af enhver art, som skal afholdes af selskabet, et datterselskab eller et koncernselskab på grundlag af kompensationen samt eventuelle feriepenge, pensionsbidrag og alle andre vederlagsafhængige ydelser,

The above cash compensation amount is inclusive of withholding taxes and other taxes and contributions of any kind, which must be paid by the company, a subsidiary or an affiliate on the basis of the compensation amount, as well as any holiday allowances, pension contributions and other contributions or payments of any

som Deltageren måtte være berettiget til.	kind, which are based on the Participant’s remuneration, that the Participant may be entitled to.

Såfremt Deltagerens tjenesteforhold ophører midt i en periode, udbetales kompensationen fortsat på det ovenfor anførte tidspunkt, men kun for den del af Deltagerens warrants, der var modnet på tidspunktet for ophøret.

If the service relationship terminates in the middle of a period, the compensation shall still fall due on the above dates but only for such portion of the Participant’s warrants that had vested at the date of termination.

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens tjenesteforhold af andre grunde end dem, som er nævnt ovenfor i dette punkt (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s service relationship for other reasons than those mentioned above in this clause (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee appointed by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan	The Participant may, subject to the terms and conditions set forth in this

Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet.	provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date.

De tildelte warrants udløber den 20. juni 2023 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on 20 June 2023 or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish aktionærer på pro rata basis i forhold til deres ejerskab, (b) udbytter, eller (c) kapitalnedsættelse hvor beløb udloddet til aktionærerne er forskellig fra markedsværdien af de aktier, som indløses i forbindelse medkapitalnedsættelsen. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller et af bestyrelsen nedsat udvalg efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

“fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends; or (c) a capital decrease where amounts distributed to shareholders do not equal the market value of the shares being redeemed as part of the capital decrease. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interests as described herein.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in section 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

• Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 6.000 (jf. dog justeringsklausulen i punkt 2.9)	• The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 6,000 (cf. however the adjustment mechanism

	og det mindste nominelle beløb er DKK 0,01, og	in clause 2.9) and the minimum nominal amount is DKK 0.01; and

	• Kapitalforhøjelsen sker for DKK 0,01 pr. aktie af DKK 0,01.	• The capital increase shall be paid at a subscription price of DKK 0.01 per share of DKK 0.01.

1.30

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 28. november 2017 udstedt i alt 60.000 warrants til en medarbejder i selskabet (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on 28 November 2017 issued a total of 60,000 warrants to an employee of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.01.

	60.000 aktier kan tegnes for DKK 0,01 pr. aktie af DKK 0,01.	60,000 shares may be subscribed for at a price of DKK 0.01 per share of DKK 0.01.

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

	Betinget af Deltagerens fortsatte ansættelsesforhold eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt,	Subject to the Participant’s continuing employment with the company, a subsidiary or an affiliate on the applicable vesting date, the warrants will become vested with respect to 1/36 modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 20. juni 2017 (inklusive juni 2017) (“Tildelingstidspunktet”), idet dog alle ikke-modnede warrants skal modne ved ophør af Deltagerens ansættelsesforhold eller tjenesteforhold, som skyldes selskabets, et datterselskabs eller et koncernselskabs opsigelse af Deltagerens ansættelse eller tjenesteforhold, som ikke er begrundet i Deltagerens væsentlige misligholdelse af sine forpligtelser overfor selskabet, et datterselskab eller koncernselskab, og Deltageren herefter ikke har noget ansættelsesforhold eller tjenesteforhold til selskabet, et datterselskab eller koncernselskab.

of the shares on the last day of each of the first 36 calendar months following 20 June 2017 (including June 2017) (the “Grant Date”), provided however that if the company, a subsidiary or an affiliate terminates the Participant’s employment or service relationship and the Participant following such termination is no longer an employee of the company, a subsidiary or an affiliate and such termination is not due to the Participant’s material breach of his obligations towards the company, a subsidiary or an affiliate, 100% of the unvested portion of the Option shall vest upon termination of the Participant’s employment or other service relationship.

For hver modnet 1/36 af de tildelte warrants har Deltageren krav på en kontant kompensation fra Selskabet på EUR 1,874.3381 forfalder til betaling bagudrettet ved udgangen af en måned som følger:

For each vested 1/36 of the granted warrants, the Participant shall be entitled to a cash compensation from the Company in the amount of EUR 1,874.3381 falling due for payment in arrears by the end of a month as follows:

Juni - december 2017 (7/36): December 2017	June — December 2017 (7/36): December 2017
Januar - juni 2018 (6/36): Juni 2018	January — June 2018 (6/36): June 2018
Juli — december 2018 (6/36): December 2018	July — December 2018 (6/36): December 2018
Januar — juni 2019 (6/36): Juni 2019	January — June 2019 (6/36): June 2019

Juli – december 2019 (6/36): December 2019	July – December 2019 (6/36): December 2019

Januar – maj 2020 (5/36): Juni 2020	January – May 2020 (5/36): June 2020

Udbetaling af kompensation til Deltageren skal ikke anses for selskabets anerkendelse af Deltagerens berettigelse til beløbet. Såfremt Deltageren i måned får udbetalt kompensation for warrants, der ikke er modnede, er Deltageren forpligtet til straks at tilbagebetale det for meget udbetalte beløb til selskabet.

Payment of compensation to the Participant shall not be deemed as an acknowledgement by the Company of the Participant’s right to the paid amount. In the event the Participant in a month receives compensation for warrants that have not yet vested, the Participant shall immediately repay such amount to the company.

Ovennævnte kontante kompensationsbeløb er inklusive alle kildeskatter og andre skatter og bidrag af enhver art, som skal afholdes af selskabet, et datterselskab eller et koncernselskab på grundlag af kompensationen samt eventuelle feriepenge, pensionsbidrag og alle andre vederlagsafhængige ydelser, som Deltageren måtte være berettiget til.

The above cash compensation amount is inclusive of withholding taxes and other taxes and contributions of any kind, which must be paid by the company, a subsidiary or an affiliate on the basis of the compensation amount, as well as any holiday allowances, pension contributions and other contributions or payments of any kind, which are based on the Participant’s remuneration, that the Participant may be entitled to.

Såfremt Deltagerens tjenesteforhold ophører midt i en periode, udbetales kompensationen fortsat på det ovenfor anførte tidspunkt, men kun for den del af Deltagerens warrants, der var modnet på tidspunktet for ophøret.

If the service relationship terminates in the middle of a period, the compensation shall still fall due on the above dates but only for such portion of the Participant’s warrants that had vested at the date of termination.

Den del af de tildelte warrants, som	The unvested portion of the warrants

ikke er modnet, vil blive annulleret uden kompensation ved ophør af Deltagerens ansættelse eller andet tjenesteforhold af andre grunde end dem, som er nævnt ovenfor i dette punkt (Ophør af Tjenesteforhold), og den modnede del af de tildelte warrants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

will be cancelled for no compensation upon termination of the Participant’s employment or other service relationship for other reasons than those mentioned above in this clause (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee appointed by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte den modnede del af de tildelte warrants i perioden tre til seks år fra Tildelingstidspunktet.

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the vested portion of the warrants during the period three to six years from the Grant Date.

De tildelte warrants udløber den 20. juni 2023 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on 20 June 2023 or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at	The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab, (b) udbytter, eller (c) kapitalnedsættelse hvor beløb udloddet til aktionærerne er forskellig fra markedsværdien af de aktier, som indløses i forbindelse medkapitalnedsættelsen. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends; or (c) a capital decrease where amounts distributed to shareholders do not equal the market value of the shares being redeemed as part of the capital decrease. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital bemærkes, at bestyrelsen eller et af bestyrelsen nedsat udvalg efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interests as described herein.

	De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in section 2.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

• Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 600 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,01, og

•                  The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 600 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.01; and

	• Kapitalforhøjelsen sker for DKK 0,01 pr. aktie af DKK 0,01.	• The capital increase shall be paid at a subscription price of DKK 0.01 per share of DKK 0.01.

1.31	Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 18. september 2018 udstedt 800 warrants til en medarbejder i selskabet	Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on September 18, 2018 issued 800 warrants to an employee of the

(“Deltageren”) uden fortegningsret for selskabets aktionærer.	company (the “Participant”) without pre-emption rights of the existing shareholders.

Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.01.

Det præciseres, at ovenstående svarer til en udstedelse af 80 warrants, der hver giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10.	It is noted that the above equals an issue of 80 warrants that each entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10.

800 aktier kan tegnes for USD 1,39665 pr. aktie af DKK 0,01, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

800 shares may be subscribed for at a price of USD 1.39665 per share of DKK 0.01, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

Alle de tildelte warrants er fuldt modnede på Tildelingstidspunktet.	All of the granted warrants are fully vested at the Grant Date.

I tilfælde af Deltagerens fratræden fra selskabet, et datterselskab eller et koncernselskab (hvorefter Deltageren ikke længere er ansat i Selskabet eller	In the event the Participant resigns from his position with the company, a subsidiary or an affiliate (and the Participant is thereafter no longer noget datterselskab eller koncernselskab) på grund af egen eller selskabets, et datterselskabs eller et koncernselskabs opsigelse af Modtagerens ansættelsesforhold vil Modtagerens retsstilling være som beskrevet i Aktieoptionslovens §§ 4 og 5, idet (a) Deltageren dog kan udnytte sine warrants i opsigelsesperioden og (b) bestyrelsen efter dets eget skøn dog kan beslutte, at warrants skal kunne udnyttes som om, Deltageren ikke havde opsagt sin stilling (i hvilket tilfælde de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

employed with the company or any subsidiary or affiliate) due to the Participant’s own termination or due to the company’s, a subsidiary’s or an affiliate’s termination of the Participant’s employment, the Participant’s position will be as laid down in sections 4 and 5 of the Danish Stock Option Act, provided however that (a) the Participant may exercise the warrants during the notice period and (b) the board of directors may in its sole discretion decide that the warrants shall remain exercisable as if the Participant had not resigned (in which case the warrants shall be exercisable as set forth below, subject to the terms and conditions set forth in this provision and section 2).

Dette indebærer blandt andet følgende:	This inter alia implies the following:

•                  Såfremt Deltageren fratræder sin stilling i selskabet, et datterselskab eller et koncernselskab på grund af Deltagerens egen opsigelse, bortfalder Deltagerens ret til at udnytte sine tildelte warrants. Warrants kan dog udnyttes indtil fratrædelsestidspunktet på de i denne bestemmelse og punkt 2 anførte betingelser og vilkår.

•                  In the event that the Participant resigns from his position in the company, a subsidiary or an affiliate due to his own termination of employment, the Participant’s right to exercise warrants granted will lapse. Warrants may, however, be exercised until termination of the Participant’s employment on the terms and conditions provided for in this provision and section 2.

• Såfremt Deltageren fratræder sin stilling i selskabet, et	• In the event that the Participant resigns from his position in the datterselskab eller et koncernselskab på grund af selskabets, et datterselskabs eller et koncernselskabs opsigelse, der ikke skyldes Deltagerens misligholdelse, bevarer Deltageren ret til samtlige tildelte warrants, uanset om Udnyttelsesperioden er indtrådt inden Deltagerens fratræden. Det samme gælder de tilfælde, der er angivet i aktieoptionslovens § 4, stk. 2 (fratræden på grund af alder/pensionering) og § 4, stk. 3 (fratræden på grund af selskabets, et datterselskabs eller et koncernselskabs grove misligholdelse).

company due to the company’s, a subsidiary’s or an affiliate’s termination of the employment, which is not due to breach on the part of the Participant, the Participant will remain entitled to all warrants that have been granted, irrespective of whether the exercise period has commenced prior to the termination of his employment. The same applies in those instances mentioned in the Stock Option Act, section 4(2) (resignation due to age/retirement) and section 4(3) (resignation due to material breach on the part of the company, a subsidiary or an affiliate).

•                  Såfremt Deltageren fratræder sin stilling på grund af selskabets, et datterselskabs eller et koncernselskabs opsigelse, der skyldes misligholdelse fra Deltagerens side, eller såfremt Deltageren bliver bortvist berettiget, bortfalder Deltagerens ret til alle tildelte warrants på fratrædelsestidspunktet. Warrants kan dog udnyttes indtil fratrædelsestidspunktet på de i denne bestemmelse og punkt 2 anførte betingelser og vilkår.

•                  In the event that the Participant resigns from his position in the company due to the company’s, a subsidiary’s or an affiliate’s termination of employment, which is due to breach on the part of the Participant, or the Participant is justly dismissed by the company, the Participant’s right to all warrants granted will lapse upon termination of the employment. Warrants may, however, be exercised until the termination of the employment on the terms and conditions provided for in this provision and section 2.

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan	The Participant may, subject to the terms and conditions set forth in this

Deltageren udnytte de tildelte warrants i perioden fra og med den 1. september 2021 til og med til og med 31. august 2024 (“Udnyttelsesperioden”).	provision and section 2, exercise the warrants during the period from and including September 1, 2021 through August 31, 2024 (“Exercise Period”).

De tildelte warrants udløber den 31. august 2024 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on August 31, 2024, or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter eller (c) kapitalnedsættelse hvor beløb udloddet til aktionærerne er forskellig fra markedsværdien af de aktier, som indløses i forbindelse med kapitalnedsættelsen. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends or (c) a capital decrease where amounts distributed to shareholders do not equal the market value of the shares being redeemed as part of the capital decrease. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2, bortset fra punkt 2.6 som ikke finder anvendelse.	The other terms and conditions applicable to the granted warrants are set forth in section 2, save for section 2.6 which shall not apply.

I konsekvens af ovenstående har bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

As a consequence of the resolution to grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

• Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af	• The maximum nominal amount by which the capital may be increased on the basis of exercise of

	warrants er DKK 8,00 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,01, og	the warrants is DKK 8.00 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.01; and

•                  Kapitalforhøjelsen sker for USD 1,39665 pr. aktie af DKK 0,01, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

•                  The capital increase shall be paid at a subscription price of USD 1.39665 per share of DKK 0.01, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

1.32

Bestyrelsen har i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 den 26. november 2019 udstedt 7.200 warrants til en medarbejder i selskabet (“Deltageren”) uden fortegningsret for selskabets aktionærer.

Pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association, the board of directors has on November 26, 2019 issued 7,200 warrants to an employee of the company (the “Participant”) without pre-emption rights of the existing shareholders.

	Hver warrant giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,01.	Each warrant entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.01.

	Det præciseres, at ovenstående svarer til en udstedelse af 720 warrants, der hver giver Deltageren ret til at tegne én aktie i selskabet med en nominel værdi af DKK 0,10.	It is noted that the above equals an issue of 720 warrants that each entitles the Participant to subscribe for one share in the company with a nominal value of DKK 0.10.

	7.200 aktier kan tegnes for USD 0,595 pr. aktie af DKK 0,01, idet	7,200 shares may be subscribed for at a price of USD 0.595 per share of DKK

tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).	0.01, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

Tildelingen af warrants sker uden betaling fra Deltageren. Tildelingen af warrants indebærer ikke en rettighed for Deltageren til at modtage yderligere warrants eller andre optioner i fremtiden.

The grant of the warrants shall not be subject to payment from the Participant. The grant of the warrants does not constitute a right of the Participant to receive further warrants or other awards in the future.

Betinget af Deltagerens fortsatte ansættelse hos selskabet, et datterselskab eller et koncernselskab på det relevante modningstidspunkt, modnes de tildelte warrants med 1/36 på den sidste dag i hver af de første 36 måneder efter 2. april 2019 (“Tildelingstids-punktet”) (inklusive april 2019).

Subject to the Participant’s continuing employment with the company, a subsidiary or an affiliate on the applicable vesting date the warrants will become vested with respect to 1/36 on the last day of each of the first 36 calendar months following 2 April 2019 (the “Grant Date”) (including April 2019).

Den del af de tildelte warrants, som ikke er modnet, vil blive annulleret uden kompensation ved ophør af Del-tagerens ansættelse eller andet tjene-steforhold af en hvilken som helst grund (Ophør af Tjenesteforhold), og den modnede del af de tildelte war-rants kan udnyttes i det omfang, det er muligt i henhold til punkt 2.6, idet bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen efter dets eget skøn og ved skriftlig meddelelse til Deltageren forud for ophøret af disse warrants kan beslutte, at den

The unvested portion of the warrants will be cancelled for no compensation upon termination of the Participant’s employment or other service relation-ship for any reason (a Termination of Service), and the vested portion of the warrants shall be exercisable to the extent provided for in clause 2.6, provided however that the board of directors, or a committee set up by the board of directors, may prior to the expiration of these warrants, in its sole discretion, by written notice to the Participant decide that the vested modnede del af disse warrants skal kunne udnyttes som om, der ikke var indtrådt et Ophør af Tjenesteforhold (i hvilket tilfælde den modnede del af de tildelte warrants skal kunne udnyttes som anført nedenfor, medmindre andet fremgår af denne bestemmelse eller punkt 2).

portion of the warrants shall remain exercisable as if a Termination of Service had not occurred (in which case the vested portion of the warrants shall be exercisable to the extent set forth below, subject to the terms and conditions set forth in this provision and section 2, shall be exercisable as stated below).

Medmindre andet fremgår af denne bestemmelse eller punkt 2, kan Deltageren udnytte de tildelte warrants i perioden fra og med den 1. april 2022 til og med til og med 31. marts 2025 (“Udnyttelsesperioden”).

The Participant may, subject to the terms and conditions set forth in this provision and section 2, exercise the warrants during the period from and including 1 April 2022 through 31 Marts, 2025 (“Exercise Period”).

De tildelte warrants udløber den 1. april 2025 eller på det tidligere tidspunkt, som måtte følge af denne bestemmelse eller punkt 2.	The warrants will expire on 1 April 2025, or earlier as provided for in this provision or section 2.

Deltageren skal dække ethvert krav og enhver forpligtelse, som relaterer sig til pålignelige skatter. Uden at begrænse omfanget af det foregående er selskabet, dets datterselskaber og koncernselskaber ikke ansvarlige for indeholdelse af indkomstskat, sociale bidrag, arbejdsløsheds- og invalideforsikring eller øvrige skatteforpligtelser, som forfalder hos Deltageren i forbindelse med tildelingen eller udøvelsen af de tildelte warrants, og Deltageren skal skadesløsholde selskabet, dets datterselskaber og koncernselskaber for alle omkostninger, der relaterer

The Participant shall satisfy any and all requirements and obligations relating to applicable taxes. Without limiting the generality of the foregoing, the company, its subsidiaries and affiliates shall not be responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that become due from the Participant in connection with the grant or exercise of the warrants, and the Participant shall indemnify the company, its subsidiaries and affiliates against all expenses relating to any obligation imposed by law on the company, its

sig til en hvilken som helst forpligtelse i relation til sådanne skatter pålagt selskabet, dets datterselskaber eller koncernselskaber i henhold til lov.	subsidiaries and affiliates in respect of any such taxes.

Uanset om andet måtte fremgå af bestemmelserne i punkt 2.9.1, finder første sætning i punkt 2.9.1 anvendelse for de tildelte warrants i tilfælde af en ændring i selskabets kapitalstruktur ved (a) udstedelse af fondsaktier til alle selskabets aktionærer på pro rata basis i forhold til deres ejerskab eller (b) udbytter eller (c) kapitalnedsættelse hvor udlodningen til aktionærerne ikke modsvarer markedsværdien af de aktier der indfries som følge af kapitalnedsættelsen. Formålet med dette er at beskytte Deltageren fra enhver udvanding af den økonomiske værdi af hans ejerskab, som måtte ske som resultat af en sådan ændring af selskabets kapitalstruktur. For en ordens skyld bemærkes, at bestyrelsen eller en af bestyrelsen nedsat komite efter eget skøn kan udføre de tilpasninger, som den finder nødvendige for at beskytte Deltagerens interesser som beskrevet.

Notwithstanding the provisions of clause 2.9.1 to the contrary, the first sentence of clause 2.9.1 shall apply to these warrants in the event of a change in the company’s capital structure by reason of (a) the issuance of bonus shares of the Company (in Danish “fondsaktier”) to all of the company’s shareholders on a pro rata basis in accordance with their ownership interest or (b) dividends or (c) a capital decrease where the amounts distributed to shareholders do not equal the market value of shares being redeemed as part of the capital decrease. The purpose hereof is to protect the Participant from any dilution of the financial value of his ownership interest that may occur as a result of such change in the company’s capital structure. For the avoidance of doubt, the board of directors or a committee appointed by the board of directors may make those adjustments it determines, in its discretion, are necessary to protect the Participant’s interest as described herein.

De øvrige regler og vilkår for de tildelte warrants fremgår af punkt 2.	The other terms and conditions applicable to the granted warrants are set forth in section 2.

I konsekvens af ovenstående har	As a consequence of the resolution to

bestyrelsen samtidig truffet beslutning om den til disse warrants hørende kapitalforhøjelse på de vilkår, der fremgår af punkt 3, suppleret med følgende:

grant warrants, the board of directors has also passed a resolution regarding the increase of the share capital relating to the warrants on the terms and conditions laid down in section 3 and in the following:

Det højeste nominelle beløb, som kapitalen kan forhøjes med på baggrund af udnyttelse af warrants er DKK 72,00 (jf. dog justeringsklausulen i punkt 2.9) og det mindste nominelle beløb er DKK 0,01, og

The maximum nominal amount by which the capital may be increased on the basis of exercise of the warrants is DKK 72.00 (cf. however the adjustment mechanism in clause 2.9) and the minimum nominal amount is DKK 0.01; and

Kapitalforhøjelsen sker for USD 0,595 pr. aktie af DKK 0,01, idet tegningskursen omregnes til DKK på dagen for kapitalforhøjelsens anmeldelse til Erhvervsstyrelsen (jf. dog justeringsklausulen i punkt 2.9).

The capital increase shall be paid at a subscription price of USD 0.595 per share of DKK 0.01, the subscription price being converted into DKK on the day the capital increase is filed with the Danish Business Authority (cf. however the adjustment mechanism in clause 2.9).

2	2014 WARRANT VILKÅR	2014 WARRANT TERMS

2.1	FORMÅL	SCOPE

2.1.1

Følgende vilkår skal være gældende for warrants udstedt af bestyrelsen i henhold til bemyndigelsen i vedtægternes punkt 3.2 og 3.3 (“Warrants”), i det omfang andet ikke fremgår af de relevante vedtægtsbestemmelser under punkt 1 ovenfor (“Vedtægtsbestemmelsen”).

The following terms and conditions shall apply to warrants issued by the board of directors pursuant to the authorization included in articles 3.2 and 3.3 of the articles of association (“Warrants”), to the extent not otherwise set forth in the relevant articles under clause 1 above (the “Article”).

2.2	WARRANTS	WARRANTS

2.2.1	Hver Warrant berettiger ejeren “Deltageren” til at tegne én aktie i selskabet á nominelt DKK 0,10 mod betaling af den i Vedtægtsbestemmelsen fastsatte udnyttelseskurs.	Each Warrant entitles the holder (the “Participant”) to subscribe for one share in the company with a nominal value of DKK 0.10 against payment of the exercise price set forth in the Article.

2.3	MODNINGSPERIODE	VESTING PERIOD

2.3.1

Bestemmelser vedrørende modning af de tildelte Warrants fremgår af Vedtægtsbestemmelsen. Hvis Deltagerens ansættelses- eller andet tjenesteforhold til selskabet, et datterselskab eller et koncernselskab ophører, uanset årsagen hertil, bortfalder ikke-modnede Warrants uden kompensation, mens modnede Warrants kan udnyttes i det omfang, det fremgår af Vedtægtsbestemmelsen og punkt 2.6 nedenfor.

Vesting provisions applicable to the Warrants are set forth in the Article. The unvested portion of the Warrants will be cancelled for no compensation upon the termination of the Participant’s employment or other service relationship with the company, a subsidiary or an affiliate for any reason, while the vested portion of the Warrants shall be exercisable to the extent provided for in the Article and clause 2.6 below.

2.4	UDNYTTELSE	EXERCISE

2.4.1

For at udnytte Warrants skal Deltageren (eller i tilfælde af udnyttelse efter Deltagerens død eller umyndiggørelse, Deltagerens bobestyrer, arving eller værge) give meddelelse til selskabet om den påtænkte udnyttelse samt betale udnyttelseskursen som anført i punkt 2.4.2. Hvis Warrants udnyttes af en anden end Deltageren skal denne person fremlægge dokumentation, for

To exercise the Warrants, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the company a notice of intent to exercise the Warrants and pay the exercise price as specified in clause 2,4.2. If someone other than the Participant exercises the Warrants, then such person must

	personens ret til at udnytte de pågældende Warrants.	submit documentation verifying that such person has the legal right to exercise the Warrants.

2.4.2	Tegningskursen for aktierne, der udstedes ved udnyttelse af Warrants, skal indbetales kontant til Selskabet inden for 3 dage efter Selskabet har modtaget meddelelse om udnyttelsen.	The price of the shares to be issued upon the exercise of the Warrants shall be paid to the company in cash within three days of the date on which the company received notice of exercise.

2.4.3	Warrants kan kun udnyttes til at tegne et helt antal aktier.	The Warrants may be exercised only to subscribe for a whole number of shares.

2.5	CHANGE IN CONTROL	CHANGE IN CONTROL

2.5.1

Hvis selskabet gennemfører en “Change in Control” (som defineret nedenfor) før alle Warrants kan udnyttes, og Deltageren er i et ansættelses- eller andet tjenesteforhold til selskabet, et datterselskab eller et koncernselskab frem til datoen for en sådan Change in Control, skal 100 procent af de tildelte Warrants modne og kunne udnyttes umiddelbart før gennemførelsen af en sådan Change in Control.

“Change in Control” skal omfatte følgende begivenheder:

A.    en “person” (som dette begreb anvendes i §§ 13(d) and 14(d) i den amerikanske Securities Exchange Act fra 1934 med senere ændringer (“1934-Loven”),

If the company consummates a Change in Control (as defined below) prior to the date that the Warrants are exercisable in full and the Participant continues to be employed by or in other service relationship with the company, a subsidiary or an affiliate through the date of such Change in Control, 100 per cent of the Warrants shall vest and become exercisable immediately prior to the consummation of such Change in Control.

“Change in Control” means any of the following events:

A.    a “person” (as such term in used in Sections 13(d) and 14(d) of the US Securities Exchange Act of 1934, as amended (the “1934 Act”)), other than:

bortset fra:

(i) en administrator eller lignende, der besidder værdipapirer i henhold til en medarbejderordning i selskabet,

(ii) et selskab, der ejes direkte eller indirekte af aktionærerne i selskabet i væsentligt samme forhold som deres ejerskab af aktier i selskabet, eller

(iii) en person der umiddelbart forud for tildelingstidspunktet direkte eller indirekte er retmæssig ejer af mere end 50% af stemmerettighederne i henhold til selskabets på dette tidspunkt værende selskabskapital (en “50% Ejer”), der direkte eller indirekte er eller bliver “retmæssig ejer” (som defineret i regel 13D-3, i 1934-Loven) af aktier i selskabet, der repræsenterer mere end halvtreds procent (50%) af de samlede stemmerettigheder i henhold til selskabets på dette tidspunkt udestående selskabskapital,

B.    selskabet fusionerer eller sammenlægges med en anden virksomhed, bortset fra en fusion eller sammenlægning, hvor:

(i) a trustee or other fiduciary holding securities under an employee benefit plan of the company,

(ii) a corporation owned, directly or indirectly, by the shareholders of the company in substantially the same proportions as their ownership of shares of the company, or

(iii) a person who beneficially owns, directly or indirectly, immediately prior to the grant date, more than 50% of the combined voting power of the company’s then outstanding securities (a “50% Owner”), is or becomes the “beneficial owner” (as defined in Rule 13D-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the company’s then-outstanding securities;

B.    the company merges or consolidates with any other corporation, other than in a merger or consolidation in which:

(i) a 50% Owner continues to

(i) en 50% Ejer fortsat direkte eller indirekte ejer (enten ved at forblive udestående eller ved at blive konverteret til stemmeberettigede aktier i det fortsættende selskab) mere end halvtreds procent (50%) af stemmerettighederne i selskabet eller den fortsættende enhed umiddelbart efter en sådan fusion eller sammenlægning, eller

(ii) indehaverne af de stemmeberettigede aktier i selskabet umiddelbart forud for en sådan fusion eller sammenlægning fortsat direkte eller indirekte ejer (enten ved at forblive udestående eller ved at blive konverteret til stemmeberettigede aktier i det fortsættende selskab) mere end halvtreds procent (50%) af stemmerettighederne i selskabet eller den fortsættende enhed umiddelbart efter fusionen eller sammenlægningen i væsentligt samme forhold som deres ejerskab af de stemmeberettigede aktier i selskabet umiddelbart før en sådan fusion eller sammenlægning, eller

C.    En likvidation af selskabet eller et salg eller anden overdragelse af alle eller i al væsentlighed alle selskabets aktiver,

dog således at:

own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; or

(ii) the holders of the voting securities of the company immediately prior to such merger or consolidation continue to own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportion as their ownership of the voting securities of the company immediately prior to such merger or consolidation; or

C.    the complete liquidation of the company or the sale or other disposition of all or substantially all of the company’s assets;

provided that:

(1) no event shall constitute a

(1) ingen begivenhed udgør en Change in Control, medmindre en sådan begivenhed også udgør en change in control event som defineret i § 409A(a)(ii)(a)(v) i den amerikanske Internal Revenue Code (med senere ændringer) og regler udstedt i henhold hertil, og

(2) ingen af følgende erhvervelser udgør en Change in Control i relation til de tildelte Warrants:

(a) eventuelle erhvervelser af aktier eller værdipapirer i Selskabet (uanset om det sker ved udstedelse af nye værdipapirer eller salg af eksisterende værdipapirer ejet af selskabet) i en transaktion eller serie transaktioner primært med bona fide egenkapitalsfinansieringsformål, hvori selskabet modtager kontanter eller selskabets gæld annulleres eller konverteres eller en kombination heraf,

(b) enhver erhvervelse af aktier eller værdipapirer i selskabet (uanset om det sker ved udstedelse af nye værdipapirer eller salg af eksisterende værdipapirer ejet af selskabet), af en ordning for medarbejdere (eller en hermed forbundet ordning)

Change in Control hereunder unless such event is also a change in control event as defined under Section 409A(a)(ii)(A)(v) of the US Internal Revenue Code, as amended from time to time, and the regulations promulgated thereunder, and

(2) the following shall not constitute a Change in Control for the purposes of the Warrants:

(a) any acquisitions of securities of the Company directly from the company (whether by issuance of new securities or sale of existing securities held by the company) in a transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the company or indebtedness of the company is cancelled or converted or a combination thereof,

(b) any acquisition of securities of the company (whether by issuance of new securities or sale of existing securities held by the company) by any employee benefit plan (or related trust) sponsored by or maintained by the company, or

(c) any acquisitions of securities of the company directly from the støttet eller videreført af selskabet; eller

(c) enhver erhvervelse af aktier eller værdipapirer i selskabet, direkte eller indirekte fra selskabet, (uanset om det sker ved udstedelse af nye værdipapirer eller salg af eksisterende værdipapirer ejet af selskabet) af, eller enhver overdragelse af aktier eller værdipapirer blandt, Nordic Biotech K/S, Nordic Biotech Opportunity Fund K/S, NB FP Investment K/S og NB FP Investment II K/S såvel som enhver af sådanne aktionærers koncernforbundne eller associerede selskaber, herunder enhver komplementar eller kommanditist i sådanne aktionærer.

company (whether by issuance of new securities or sale of existing securities held by the Company) by, or any transfer of securities among, Nordic Biotech K/S, Nordic Biotech Opportunity Fund K/S, NB FP Investment K/S and NB FP Investment II K/S as well as any affiliate or associate of such shareholders, including without limitation any limited or general partners of such shareholders.

2.5.2

Bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen, kan ved en Change in Control efter eget skøn vælge at (a) annullere alle udestående Warrants imod kontant udbetaling af et beløb (herunder nul) svarende til forskellen mellem den på dette tidspunkt værende markedsværdi af selskabets aktie fratrukket udnyttelseskursen som fastsat i Vedtægtsbestemmelsen, (b) annullere alle Deltagerens uudnyttede Warrants, efter at have givet Deltageren rimelig mulighed for at

Upon a Change in Control, the board of directors, or a committee set up by the board of directors, if any, may, in its discretion (a) cancel any outstanding Warrants in exchange for a cash payment of an amount (including zero) equal to the difference between the then fair market value of the company’s share less the agreed exercise price set forth in the Article, (b) after having given the Participant a reasonable chance to exercise any vested outstanding Warrants, terminate any or all of the Participant’s udnytte alle modnede, udestående Warrants, (c) foranledige at det fortsættende selskab overtager alle udestående Warrants eller ombytter alle udestående Warrants med økonomisk sammenlignelige tildelinger eller (d) tage sådanne andre forholdsregler, som bestyrelsen eller et eventuelt udvalg anser for passende. Det er en forudsætning for ovenstående, at den valgte fremgangsmåde i al væsentlighed bevarer den økonomiske værdi af de omhandlede Warrants opgjort umiddelbart før en sådan Change in Control.

unexercised Warrants, (c) cause the surviving corporation to assume all outstanding Warrants or replace all outstanding Warrants with economically comparable awards or (d) take such other action as the board of directors or the committee, if any, shall determine to be appropriate; provided that any such action shall substantially preserve the economic value of such Warrants determined as of immediately prior to such Change in Control.

2.6	OPHØR AF DELTAGERENS RELATION TIL SELSKABET	TERMINATION OF THE PARTICIPANT’S RELATIONS WITH THE COMPANY

2.6.1

Såfremt en Deltagers ansættelses- eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab ophører, kan Deltageren (eller efter omstændighederne Deltagerens repræsentant eller dødsbo) udnytte sine Warrants (i det omfang Deltageren var berettiget til at udøve sådanne Warrants på tidspunktet ophøret) i en periode, der udløber på det tidligste af følgende tidspunkter: (a) datoen der falder tre måneder efter ophøret (dog 12 måneder derefter såfremt ophøret af ansættelses- eller andet tjenesteforhold hos selskabet skyldes

In the event a Participant’s employment or other service relationship with the company, a subsidiary or an affiliate is terminated, the Participant (or the Participant’s legal representative or estate, as applicable) may exercise his Warrants (to the extent that the Participant was entitled to exercise such Warrants as of the date of such termination) only within such period of time ending on the earlier of: (a) the date three months following such termination (12 months thereafter in the case of a termination of employment or other service relationship with the company due to the Participant’s death) and (b) the expiration

Deltagerens død) og (b) udløbsdatoen for Warrants som fastsat i Vedtægtsbestemmelsen. Hvis Deltageren ikke udnytter sine Warrants inden for den periode, der er angivet heri eller i Vedtægtsbestemmelsen, bortfalder alle Warrants og de ophører med at kunne udnyttes uden kompensation.

of the term of the Warrants as set forth in the Article. If, after such termination, the Participant does not exercise his Warrants within the time specified herein or in the Articles, the Warrants shall immediately terminate and cease to be exercisable with no compensation due therefor.

2.6.2

Såfremt en Deltagers ansættelses- eller andet tjenesteforhold hos selskabet, et datterselskab eller et koncernselskab opsiges af Selskabet mv. som følge af Deltagerens misligholdelse, bortfalder alle Warrants (uanset om de er modnet eller ej og uanset punkt 2.6.1), og de ophører med at kunne udnyttes uden kompensation.

In the event a Participant’s employment or other service relationship with the company, a subsidiary or an affiliate is terminated by the company etc. for cause, all outstanding Warrants (whether or not vested and irrespective of clause 2.6.1) shall immediately terminate and cease to be exercisable with no compensation due therefor.

2.7	UDLØB	EXPIRATION

2.7.1	Warrants udløber på udløbsdatoen fastsat i Vedtægtsbestemmelsen eller på et sådant tidligere tidspunkt som måtte fremgå af disse vilkår.	The Warrants will expire on the expiration date set forth in the Article, or at such earlier point in time as may be provided for in these terms.

2.8	OVERDRAGELSE	ASSIGNMENT

2.8.1

Uden forudgående skriftligt samtykke fra Selskabets bestyrelse eller et eventuelt udvalg nedsat af bestyrelsen kan Warrants ikke overdrages af Deltageren, undtagen i henhold til testamente eller arv efter gældende arvelovgivning ved Deltagerens død, ligesom alene

Except with the prior written consent of the company’s board of directors, or a committee set up by the board of directors, if any, in its sole discretion, the Warrants are not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of

Deltageren (eller dennes værge i tilfælde af Deltagerens umyndiggørelse) kan udnytte Warrants i Deltagerens levetid. Overdragelse eller anden overførsel af Warrants eller de rettigheder, de repræsenterer, skal uanset om det sker frivilligt eller ufrivilligt, i henhold til lov eller på anden vis (undtagen i henhold til testamente eller arv efter gældende arvelovgivning ved Deltagerens død eller med forudgående skriftligt samtykke fra selskabets bestyrelse eller et eventuelt udvalg nedsat af bestyrelsen) under ingen omstændigheder tillægge modtageren nogen form for rettigheder hertil. Ved en sådan overdragelse eller overførsel fortabes retten til Warrants straks uden kompensation, og aftalen med Deltageren om tildelingen af Warrants ophører straks og vil ikke længere være gyldig.

descent and distribution, and are exercisable during the Participant’s lifetime only by him (or his legal guardian in the event of the Participant’s incapacity). No assignment or transfer of the Warrants, or the rights represented thereby whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution or with the prior written consent of the company’s board of directors or a committee set up by the board of directors, if any) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Warrants will be forfeited with no compensation due therefor and the agreement with the Participant regarding the grant of Warrants will terminate and have no further force or effect.

2.8.2

Med forbehold for de i disse vilkår angivne indskrænkninger i relation til overdragelse af Warrants, er tildelingen af Warrants bindende for Deltageren og Deltagerens bobestyrer, værge og de(n) person(er), som Warrants kan overdrages til ved testamente, gældende arvelovgivning eller på anden vis.

Subject to the restrictions on transfer of the Warrants set forth in these terms, the grant of Warrants will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the grant of Warrants may be transferred by will, the laws of descent or distribution or otherwise.

2.9	JUSTERING AF WARRANTS I TILFÆLDE AF ÆNDRINGER I	ADJUSTMENTS OF THE WARRANTS IN CASE OF CHANGES to THE

	SELSKABETS KAPITALFORHOLD	COMPANY’S CAPITAL

2.9.1

For at undgå udvanding eller forøgelse af Deltagernes rettigheder som følge af rekapitalisering, aktiesplit eller sammenlægning af aktier, reorganisering, spaltning, fusion, konsolidering, spin-off, sammenlægning, opløsning, ombytning af aktier eller lignende selskabsretlige transaktioner eller begivenheder, der påvirker aktierne, skal selskabets bestyrelse eller et eventuelt udvalg nedsat af bestyrelsen justere, rekapitalisere eller ændre (a) antallet af aktier og typen af aktier, der kan tegnes i henhold Warrants, herunder ADRs og ADSs vedrørende sådanne aktier, og/eller (b) udnyttelseskursen som angivet i Vedtægtsbestemmelsen, dog således at der ikke skal foretages justering ved udstedelse af warrants (eller andre værdipapirer, herunder også aktier tegnet ved udnyttelse af warrants) til andre ansatte, ledelsesmedlemmer, bestyrelsesmedlemmer og konsulenter hos selskabet og/eller dets datterselskaber eller koncernselskaber (selv hvis sådanne warrants har en udnyttelseskurs, der er lavere end markedskursen på de underliggende aktier, herunder ADRs og ADSs vedrørende disse aktier, på tildelingstidspunktet). Det præciseres, at i tilfælde af en ændring i Selskabets kapitalforhold som følge af

In order to prevent dilution or enlargement of the rights of Participants as a result of any recapitalization, forward or reverse share split, reorganization, division, merger, consolidation, spin-off, combination, dissolution, division, share exchange or other similar corporate transaction or event that affects the shares, the board of directors or a committee set up by the board of directors, if any, shall adjust, recapitalize or modify (a) the number and kind of shares, including, without limitation, any ADRs and ADSs in respect of any such shares, which may thereafter be issued in connection with the Warrants, and/or (b) the exercise price relating to the Warrants and set out in the Article, provided however that no such adjustment shall take place merely as a result of the issuance of warrants (or other awards, including also shares subscribed for by exercise of warrants) to other employees, members of the management, members of the board of directors, and consultants of the company and/or its subsidiaries or affiliates (even if such warrants have an exercise price less than fair market value of the underlying shares, including, without limitation, any ADRs and ADSs in respect of any such shares, on the grant date). For the sake of clarity, in the event of a change in the company’s capital structure by reason

(i) en kapitalforhøjelse (herunder men ikke begrænset til udstedelse af yderligere aktier eller andre værdipapirer i selskabet, eller warrants til tegning af aktier i selskabet), (ii) en kapitalnedsættelse (herunder men ikke begrænset til ethvert tilbagekøb af aktier i selskabet eller annullering eller opsigelse/ophævelse af warrants til tegning af aktier i selskabet), (iii) en udstedelse af fondsaktier eller gratisaktier, (iv) en udstedelse af konvertible gældsbreve i selskabet, eller (v) udbyttebetalinger, skal hverken udnyttelseskursen eller antallet af aktier, der kan tegnes i henhold til de tildelte Warrants, justeres, medmindre andet specifikt fremgår af Vedtægtsbestemmelsen. Vilkårene i foregående sætning finder anvendelse selv hvis dispositionen, der giver anledning til en sådan ændring i selskabets kapitalforhold, sker til en kurs, der er lavere end markedskursen på selskabets aktier på tidspunktet for dispositionen.

of (i) a capital increase (including, without limitation, the issuance of additional shares of the company and warrants to subscribe for shares of the company), (ii) a capital decrease (including, without limitation, any repurchase of shares of the company or the cancellation or termination of warrants to subscribe for shares of the company), (iii) an issuance of bonus or compensatory shares of the company, (iv) an issuance of convertible debt instruments of the company, or (v) dividends, neither the exercise price of the Warrants or the number of shares which may be subscribed pursuant to the Warrants shall be adjusted unless otherwise specifically provided for in the Article. The terms of the immediately preceding sentence shall apply even if the transaction giving rise to such change in the company’s capital structure shall take place at a price below the fair market value of the company’s shares at the time of the transaction.

2.10	SKAT	TAXES

2.10.1

Deltageren er forpligtet til at betale selskabet den eventuelle kildeskat, som selskabet måtte blive opkrævet i relation til Warrants eller udnyttelsen heraf (og selskabet er berettiget til at fratrække et sådant beløb i ethvert vederlag, der udbetales til Deltageren), ligesom Deltageren skal

The Participant shall be required to pay to the company (and the company shall have the right to deduct from any compensation payable to the Participant), the amount of any required withholding taxes in respect of the Warrants or the exercise thereof and to take all such other action as the

	foretage alle øvrige foranstaltninger som bestyrelsen eller et eventuelt udvalg nedsat af bestyrelsen finder nødvendige for at opfylde alle forpligtelser i relation til betalingen af kildeskat.	board of directors or a committee set up by the board of directors, if any, deems necessary to satisfy all obligations for the payment of such withholding taxes.

2.11	MEDDELELSER	NOTICES

2.11.1

Enhver meddelelse, der skal leveres til selskabet i relation til tildeling eller udnyttelse af Warrants, skal være skriftlig og rettes til Selskabets CEO på selskabets hovedkontor. Enhver meddelelse, der skal leveres til Deltageren i relation til tildeling eller udnyttelse af Warrants, skal være skriftlig og rettes til Deltageren på Deltagerens adresse som angivet i selskabets protokoller. Hver part kan skriftligt (eller på en anden af selskabet godkendt måde) angive en anden adresse.

Any notice required to be delivered to the company in regard to the grant or exercise of Warrants shall be in writing and addressed to the company’s CEO at the company’s principal corporate offices. Any notice required to be delivered to the Participant in regard to the grant or exercise of Warrants shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the company. Either party may designate another address in writing (or by such other method approved by the company) from time to time.

2.12	LOVVALG	GOVERNING LAW

2.12.1	Vilkårene for tildelingen og udnyttelsen af Warrants skal fortolkes i overensstemmelse med dansk ret.	The grant and exercise of Warrants will be construed and interpreted in accordance with the laws of Denmark.

2.13	ÆNDRINGER	AMENDMENTS

2.13.1	Selskabets bestyrelse eller et eventuelt udvalg nedsat af bestyrelsen, kan ændre, suspendere, afbryde eller annullere aftalen med Deltageren om tildelingen af Warrants	The company’s board of directors or a committee set up by the board of directors, if any, has the right to amend, alter, suspend, discontinue or cancel the agreement with the Participant fremadrettet eller med tilbagevirkende kraft, idet en sådan ændring mv. dog ikke uden Deltagerens samtykke må påvirke Deltagerens væsentlige rettigheder, for så vidt angår tildelingen og udnyttelsen af Warrants, negativt.

regarding the grant of Warrants, prospectively or retroactively; provided that, no such amendment etc. shall adversely affect the Participant’s material rights in regard to the grant and exercise of Warrants without the Participant’s consent.

3	GENERELLE VILKÅR FOR KAPITALFORHØJELSER	GENERAL TERMS FOR CAPITAL INCREASES

3.1

Udover de under punkt 1 anførte vilkår for den til de udstedte Warrants hørende kapitalforhøjelse gælder følgende vilkår:

•                  De nye aktier udstedes i aktier à DKK 0,10 eller multipla heraf,

•                  De nye aktier skal give ret til udbytte i selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i selskabet fra og med datoen for tegningen af aktierne,

•                  De nye aktier skal tilhøre samme aktieklasse, som de eksisterende aktier i selskabet,

•                  Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker

In addition to the terms and conditions set forth under clause 1, the increase of the share capital relating to the warrants granted shall be subject to the following terms and conditions:

•                  The new shares will be divided into shares of nominally DKK 0.10 or multiples hereof;

•                  The new shares will carry dividend rights for the financial year in which subscription takes place on equal terms with the existing shares as well as other rights in the company as from the day of subscription of the shares;

•                  The new shares shall belong to the same share class as the existing shares in the company;

•                  The capital increase shall be made without any pre-emption rights for the existing shareholders, given that the subscription

på baggrund af warrants udstedt til selskabets eller dets datterselskabers medarbejdere, direktionsmedlemmer, bestyrelsesmedlemmer og konsulenter,

•                  Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,

•                  Fristen for tegning af de nye aktier beregnes på baggrund af bestemmelserne i punkt 2,

•                  Det fulde beløb til tegning af det antal aktier, som de omfattede medarbejdere mv. ønsker at tegne, skal indbetales kontant og senest samtidig med tegningen af de pågældende aktier,

•                  De nye aktier skal lyde på navn, noteres i selskabets ejerbog og være ikke-omsætningspapirer.

•                  De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 20.000 + moms.

is based on warrants issued to the company’s or its subsidiaries’ employees, members of the management, members of the board of directors, and consultants ;

•                  The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

•                  The deadline for subscription of the new shares shall be calculated pursuant to the provisions in clause 2;

•                  The full subscription amount for the number of shares which the employees etc. wish to subscribe for, shall be paid in cash no later than on the day of subscription of the shares in question;

•                  The new shares shall be made out in the name of the holder, be recorded in the company’s register of shareholders and be non-negotiable instruments.

•                  The estimated costs to be borne by the company in connection with the capital increase are approximately DKK 20,000 + VAT.

***	***

Seneste ændring af vedtægterne, inklusive bilag, blev vedtaget den 13. april 2021.	Latest amendment of the articles of association, including appendices, was resolved on 13 April 2021.

BILAG 3 TIL VEDTÆGTERNE FOR FORWARD PHARMA A/S (CVR-NR. 28865880)

I.                                        BAGGRUND OG FORMÅL

På Selskabets ekstraordinære generalforsamling den 2. august 2017 (“EGF”) blev det besluttet, at (i) foretage et split af Selskabets aktier i aktier a hver nominelt DKK 0,01, (ii) nedsætte Selskabets aktiekapital med nominelt DKK 3.774.719,92 (80 % reduktion og annullation af aktierne), og (iii) udbetale et beløb til aktionærerne på EUR 19,45 pr. aktie a nominelt DKK 0,10, se det som underbilag A vedhæftede resumé. Kapitalnedsættelsen og udbetalingen til Selskabets aktionærer blev gennemført den 1. september 2017 (“Gennemførelsesdagen”).

Den økonomiske værdi af visse warrants og deferred share optioner udstedt af Selskabet til visse af koncernens medarbejdere, bestyrelsesmedlemmer og konsulenter mv. blev udvandet som følge beslutningerne vedtaget på EGF.

De berørte optioner, der omfattes af justeringerne i dette bilag 3, er:

•                  warrants udstedt i henhold til punkt 1.5, 1.6, 1.9, og 1.13 i bilag 1 til selskabets vedtægter;

•                  warrants udstedt i henhold pkt. 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1,7, 1.8, 1.9, 1.10, 1.11, 1.12, 1.13, 1.14, 1.16, 1.17, 1.18, 1.19, 1.20, 1.21 1.22, og 1.23 i bilag 2 til selskabets vedtægter; and

•                  deferred share optioner tildelt af selskabet før, og fortsat i kraft på, datoen for EGF (“EGF Datoen”)

(under et “Optionerne”).

Formålet med justeringerne af vilkårene for Optionerne (“Optionsvilkårene”) og kompensationen af de relevante indehavere af Optionerne (hver især en “Optionsindehaver” og under et “Optionsindehaverne”) er grundlæggende at stille Optionsindehaverne som om, de var aktionærer i selskabet på EGF Datoen.

II.                                   PRINCIPPER FOR JUSTERING OG KOMPENSATION

Indledning

Udnyttelsesprisen for de enkelte Optioner er i de forskellige Optionsvilkår anført i enten DKK eller USD, og udbetalingen den 1. september 2017 blev foretaget i EUR. I sammenfatningen nedenfor er alle beløb anført i EUR. Hvor en valutaomregning har fundet sted, er den af Nationalbanken offentliggjorte relevante valutakurs på EGF Datoen anvendt.

Optionerne består af warrants (der berettiger Optionsholderen til at tegne nye aktier i Selskabet mod betaling af en udnyttelsespris) og deferred share optioner (som berettiger Optionsholderen til, efter Selskabets valg, at enten købe eksisterende aktier eller tegne nye aktier i selskabet mod betaling af kurs pari for aktierne). Teknikken bag de to typer Optioner er imidlertid, i relation til justeringer med henblik på at afværge økonomisk udvanding, identiske og følgende sammenfatning af justeringerne gælder for både warrants og deferred share optioner.

Anvendelsen af de principper, der er fastsat i dette bilag 3, forventes at indebære en udbetaling fra selskabet til Optionsindehaverne på ca. EUR 36,2 mio. i alt.

1.                                     Generel justering (uanset modning)

Følgende justeringer skal foretages af alle relevante Optioner, uanset modning:

(i)            Justering af aktier som kan tegnes/købes i henhold til Optionen. En 80 % reduktion af den nominelle værdi af de aktier, som en Option giver Optionsindehaveren ret til at tegne eller, efter omstændighederne, købe. En Option, der hidtil har berettiget Optionsindehaveren til at tegne eller, efter omstændighederne, købe en aktie a nominelt DKK 0,10, skal således fremover berettige Optionsindehaveren til at tegne/købe to aktier a nominelt DKK 0,01 hver (dvs. nominelt DKK 0,02 i alt).

(ii)           Reduktion af Udnyttelsesprisen. Reduktion af udnyttelsesprisen for en Option med et beløb svarende til udbetalingen til aktionærerne på EUR 19,45 pr. aktie a nominelt DKK 0,10 (“Udlodningen”), idet den således reducerede udnyttelsespris dog aldrig kan blive under kurs 100 som følge af præceptiv dansk selskabsret. Optionsindehaveren bliver herved kompenseret ved en reduktion af Optionens udnyttelsespris med et beløb lig med den oprindelige udnyttelsespris minus den reducerede udnyttelsespris (“Udnyttelsespriskompensationen”).

2

Er udnyttelsesprisen for en Option lig med eller højere end EUR 19,45 (minus kurs pari på DKK 0,10) pr. aktie a nominelt DKK 0,01, da skal den reducerede udnyttelsespris pr. aktie a nominelt DKK 0,01 på Gennemførelsesdagen udgøre:

Samlet antal Optioner med ret til tegning/køb af aktier a DKK 0,10 på EGF Datoen * Reduceret udnyttelsespris pr. aktie a DKK 0,10
Samlet antal Optioner med ret til tegning/køb af aktier a DKK 0,01 pr. Gennemførelsesdagen

Eftersom Optioner i form af deferred share optioner altid skal udnyttes til kurs pari, er deferred share optioner ikke genstand for reduktion af udnyttelsesprisen (bortset fra hvad der følger af aktiesplittet).

2.                                     Optioner, der er modnet EGF Datoen

I tillæg til den generelle justering under afsnit 1 skal følgende justering foretages af den del (om nogen) af Optionerne, som er modnet til udnyttelse pr. EGF Datoen:

(i)            Kontant Kompensation. Hvor udnyttelsesprisen for en modnet del af en Option forud for justeringen under afsnit 1(ii) ovenfor var mindre end EUR 19,45 (minus kurs pari) pr. aktie a nominelt DKK 0,10, skal der udbetales en kontant kompensation til Optionsindehaveren beregnet som følger:

Udlodningen minus Udnyttelsespriskompensationen minus DKK 0,08 (lig med 80 % af aktiens kurs pari (før aktiesplittet))

3.                                     Optioner, der ikke er modnet pr. EGF Datoen

I tillæg til den generelle justering under afsnit 1 skal følgende justering foretages af den del (om nogen) af Optionerne, som ikke er modnet til udnyttelse pr. EGF Datoen:

(i)            Ret til Tegning af Yderligere Aktier. Der udbetales ingen kontant kompensation til Optionsindehavere for den del af Optioner, der ikke er modnet til udnyttelse på EGF Datoen. Det foreslås, at Optionsindehaveren i stedet kompenseres ved følgende justering af den ikke-modnede del af Optionerne:

3

Hvor udnyttelsesprisen for en ikke-modnet del af en Option forud for justeringen under afsnit 1(ii) ovenfor var mindre end EUR 19,45 (minus kurs pari) pr. aktie a nominelt DKK 0,10, skal antallet af ikke-modnede aktier forøges som følger:

Ikke-kompenseret beløb (“IKB”) * antal ikke-modnede aktier
Efterfølgende markedsværdi pr. ADS (“EMPA”)/2

hvor:

IKB	=	Ikke-kompenseret beløb pr. ikke-modnet aktie a DKK 0,10 beregnet som Udlodningen minus Udnyttelsespriskompensationen minus DKK 0,08 (lig med 80 % af aktiens kurs pari (før aktiesplittet)).

EMPA	=

(a) EUR 5.054086, som er markedsprisen for 1 ADS (repræsenterende to aktier a hver DKK 0,01) efter ex-dividende datoen beregnet som den vægtede (volumen) gennemsnitlige offentliggjorte lukkekurs over ti handelsdage fra og med den anden handelsdag, hvor ADS’erne blev handlet uden ret til modtagelse af dividende fra kapitalnedsættelsen, til og med den 11. handelsdag efter den handelsdag, hvor ADS’erne blev handlet uden ret til modtagelse af dividende fra kapitalnedsættelsen minus (b) DKK 0,02.

4.                                     Illustrativt beregningseksempel

Se underbilag B der indeholder et illustrativt beregningseksempel baseret på principperne ovenfor.

III.                              BEMYNDIGELSE AF BESTYRELSEN

Bestyrelsen er bemyndiget til, at:

(i)            anvende de principper for justering og Kompensation, der er fastsat i dette bilag 3, og til at supplere og foretage sådanne modifikationer og tilpasninger heraf, som efter bestyrelsens rimelige vurdering er nødvendig eller ønskelig for at udmønte dette bilag 3’s principper for justering og kompensation i hvert enkelt tilfælde;

4

(ii)           forberede og gennemføre de relevante justeringer af Optionsvilkårene og til at indgå og udstede alle dokumenter og aftaler, der er nødvendige i den forbindelse; og

(iii)          udbetale et sådant kontant kompensationsbeløb til Optionsindehaverne, som er en konsekvens af anvendelse af principperne i dette bilag 3, herunder efter udnyttelse af bestyrelsens bemyndigelse i dette afsnit III,

i hvert enkelt tilfælde med forbehold for den berørte Optionsindehavers forudgående kontraktuelle samtykke, hvor det er nødvendigt

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Seneste ændring af vedtægterne, inklusive bilag, blev vedtaget den 13. april 2021.

5

Underbilag A

Resultat af ekstraordinær generalforsamling august 2017

Der afholdtes ekstraordinær generalforsamling i Forward Pharma A/S (“Selskabet”) den 2. august 2017 på Selskabets adresse Østergade 24 A, 1. sal, 1100 København K, Danmark (“EGF”). En aktiekapital på DKK 3.521.856 og 35.218.560 stemmer var repræsenteret på EGF. Resultatet af EGF var følgende:

(a)         Beslutning om gennemførelse af aktiesplit i forholdet 1/10 og nedsættelse af aktiekapitalen til overkurs og udbetaling til aktionærerne med EUR 19,45 pr. aktie a nominelt DKK 0,10 (svarende til EUR 2,43125 pr. aktie a nominelt DKK 0,01 som annulleres) med 35.218.560 stemmer for og 0 stemmer imod, og ingen som undlod at stemme. Forslaget blev vedtaget med det indhold, som var foreslået af bestyrelsen.

6

UNDERBILAG B - ILLUSTRATIVT BEREGNINGSEKSEMPEL

Indehaver:
Antal warrants med ret til tegning af aktier a DKK 0,10:		90,000
Udnyttelsespris (per aktie a DKK 0,10) :	USD	18.00
Modnede warrants i procent (pr. EGF Datoen) (=15/36):		41.67%
Antal modnede warrants med ret til tegning af aktier a DKK 0,10 (pr. EGF Datoen) (=ROUNDDOWN(D6*D8;0)):		37,500
Antal umodnede warrants med ret til tegning af aktier a DKK 0,10 (pr. EGF Datoen) (=D6-D9):		52,500

Udlodning til aktionærerne (pr aktie a DKK 0,10):	EUR	19.45
Udlodning til aktionærerne (pr aktie a DKK 0,10) konverteret til USD (=D12*D14/100):	USD	23.01
Valutakurs USD/EUR pr EGF Datoen:		118.29
Valutakurs DKK/USD pr EGF Datoen:		628.83
Valutakurs DKK/EUR pr EGF Datoen:		743.84

Reduceret udnyttelsespris (pr aktie a DKK 0,10) (=MAX((D7-D13);0.1))	DKK	0.10
Reduceret udnyttelsespris (pr aktie a DKK 0,01) (=D18/10)	DKK	0.01
Beløb kompenseret ved reduktion af udnyttelsesprisen (pr aktier a DKK 0,10) (=(D7-D18/D15*100)/D14*100)	EUR	15.20

Kontant beløb til udbetaling (pr modnet aktie a DKK 0,10) (=(D12-D20)-((0.1/D16*100)*0.8))	EUR	4.23585
Kompensation (=D9*D22):	EUR	158,844.33

Markedspris* for 1 ADS (repræsenterende to aktier a hver DKK 0,01) efter ex-dividende datoen (se fodnoten nedenfor om fastsættelse af markedsprisen til dette formål):	USD	5.9784787480
Markedspris* for 1 ADS (repræsenterende to aktier a hver DKK 0,01) efter ex-dividende datoen konverteret til EUR (=D25/D14*100):	EUR	5.05408635
Ikke-kompenseret beløb pr umodnet aktie a DKK 0,10 (=(D12-D20)-((0.1/D16*100)*0.8)):	EUR	4.23585
Ikke kompenseret beløb for alle umodnede aktier a hver DKK 0,10 (=D10*D27):	EUR	222,382.06
Antal yderligere warrants med ret til tegning af aktier a DKK 0,01 (=D28/(D26/2-0.01/D16*100)):		88,048

Antal warrants efter gennemførelse af aktiesplit og kapitalnedsættelse med ret til tegning af aktier a DKK 0,01 (=D6*10*0.2+D29):		268,048
Antal modnede warrants efter gennemførelse af aktiesplit og kapitalnedsættelse med ret til tegning af aktier a DKK 0,01 (=D9*10*0.2):		75,000
Antal umodnede warrants efter gennemførelse af aktiesplit og kapitalnedsættelse med ret til tegning af aktier a DKK 0,01 (=D10*10*0.2+D29):		193,048

*  Markedsprisen for 1 ADS (repræsenterende to aktier af hver DKK 0,01) efter ex-dividende datoen beregnet som den vægtede (volumen) gennemsnitlige offentliggjorte lukkekurs over ti handelsdage fra og med den anden handelsdag, hvor ADS’erne blev handlet uden ret til modtagelse af udlodning fra kapitalnedsættelsen, til og med den 11. handelsdag efter den handelsdag, hvor ADS’erne blev handlet uden ret til modtagelse af udlodning fra kapitalnedsættelsen.

APPENDIX 3 TO ARTICLES OF ASSOCIATION OF FORWARD PHARMA A/S (CBR-NO. 28865880)

I.                                        BACKGROUND AND PURPOSE

At the company’s extraordinary general meeting on 2 August 2017 (the “EGM”), it was resolved to (i) split the shares of the company into shares of each nominally DKK 0.01, (ii) decrease the company’s share capital by nominally DKK 3,774,719.92 (80 % reduction and annulment of shares); and (iii) distribute proceeds to the shareholders of EUR 19.45 per share of nominally DKK 0.10, see the result summary attached hereto as sub-schedule A. The capital decrease and payment of proceeds to the company’s shareholders were completed on 1 September 2017 (The “Effective Date”).

The financial value of certain warrants and deferred share awards issued by the company to certain employees, board members and consultants, etc. of the group, was diluted by the resolutions adopted at the EGM.

The affected awards that are comprised by the adjustments set out in this appendix 3 are:

•                  warrants granted pursuant to articles 1.5, 1.6, 1.9, and 1.13 of appendix 1 to the company’s articles of association;

•                  warrants granted pursuant to articles 1.1, 1.2, 1.3, 1.4, 1.5, 1.6, 1,7, 1.8, 1.9, 1.10, 1.11, 1.12, 1.13, 1.14, 1.16, 1.17, 1.18, 1.19, 1.20, 1.21 1.22, and 1.23 of appendix 2 to the company’s articles of association; and

•                  deferred share awards granted by the company prior to, and still in force as per, the date of the EGM (the “EGM Date”)

(collectively the “Awards”).

The purpose of the adjustment of the terms and conditions governing the Awards (the “Award Terms”) and compensation of the holders of Awards (each an “Award Holder” and collectively the “Award Holders”) is basically to treat the Award Holders as if they had been shareholders in the company on the EGM Date.

II.                                   ADJUSTMENT AND COMPENSATION PRINCIPLES

Introduction

Under the various Award Terms, the exercise price of the individual Awards is set out in either DKK or USD currency, and the proceeds were paid out to the shareholders in EUR on 1 September 2017. In the outline below, all amounts are set out in EUR. Where a conversion of currency has taken place, the applicable exchange rates quoted by the Danish National Bank on the EGM Date have been used.

The Awards consist of warrants (which entitle the Award Holder to subscribe for new shares in the company against payment of an exercise price) and deferred share awards (which entitle the Award Holder to, at the choice of the company, purchase existing shares or subscribe for new shares in the company against payment of par value of the shares). However, the mechanics of the two types of Awards are, in relation to relevant adjustments to prevent financial dilution, identical and the following outline of adjustments and compensation is applicable to both warrants and deferred share awards.

The application of the principles set out in this appendix 3 is expected to result in the company’s payment of a total cash compensation to Award Holders in the amount of app. mEUR 36.2.

1.                                     General adjustment (regardless of vesting)

The following adjustment shall be made to all Awards, regardless of vesting:

(i)            Adjustment of shares that may be subscribed for/purchased pursuant to the Award. An 80 % reduction of the nominal amount of the shares that an Award entitles the Award Holder to subscribe for or purchase (as the case may be). Consequently, where an Award has hitherto entitled the Award Holder to subscribe or purchase (as the case may be) for a share of nominal DKK 0.10, such Award will henceforth entitle the Award Holder to subscribe for/purchase two shares of nominally DKK 0.01 each (i.e. nominally DKK 0.02 in total).

(ii)           Reduction of Exercise Price. Reduction of the exercise price for an Award by an amount corresponding to the distributed proceeds of EUR 19.45 per share of each nominally DKK 0.10 (the “Proceeds”), provided always, however, that the so reduced

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exercise price cannot be lower than par value of the share as per mandatory Danish company law. The Award Holder is hereby compensated by reduction of the Awards’ exercise price by an amount equal to the original exercise less the decreased exercise price (the “Exercise Price Compensation”).

Where the exercise price for an Award is equal to or higher than EUR 19.45 (less par value of DKK 0.10) per share of nominally DKK 0.01, the decreased exercise price per share of nominally DKK 0.01 as per the Effective Date is:

Total number of Awards allowing for subscription/purchase of shares of DKK 0.10 as per EGM Date * Decreased exercise price per share of DKK 0.10
Total number of Awards allowing for subscription/purchase of shares of DKK 0.01 as per Effective Date

Since Awards in the form of deferred share awards shall always be exercised at par value, deferred share awards will not be subject to a reduction of the exercise price (other than what follows from the share split).

2.                                     Awards vested as per EGM Date

In addition to the general adjustment under section 1, the following adjustment shall be made to that part (if any) of the Awards that has vested as per the EGM Date:

(i)                                     Cash Compensation. Where the exercise price of the vested part of an Award prior to the adjustment following from section 1(ii) above was lower than EUR 19.45 (less par value) per share of nominally DKK 0.10, a cash compensation per vested share shall be paid out to the Award Holder calculated as follows:

Proceeds less Exercise Price Compensation less DKK 0.08 (equal to 80 % of the par value of share (pre share split))

See illustrative calculation example in sub-schedule B.

3.                                     Awards not vested as per EGM Date

In addition to the general adjustment under section 1, the following adjustment shall be made to that part (if any) of the Awards that has not vested as per the EGM Date:

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(i)                                     Right to Subscribe for Additional Shares. No cash compensation will be paid out to Award Holders on that part of the Awards that has not vested as per the EGM Date. Instead, it is proposed to compensate the Award Holder by the following adjustment of the unvested part of the Awards:

Where the exercise price of the unvested part of an Award prior to the adjustment following from section 1(ii) above was lower than EUR 19.45 (less par value) per share of nominally DKK 0.10, then the number of unvested shares should be increased as follows:

Uncompensated Amount (“UA”) * the number of unvested shares
Subsequent Market Price per ADS (“SMPA”)/2

where:

UA	=	Uncompensated amount per unvested share of DKK 0.10 calculated as Proceeds less Exercise Price Compensation less DKK 0.08 (equal to 80% of the par value of share (pre share split))

SMPA	=

(a) EUR 5.054086, being the market price of 1 ADS (representing two shares of DKK 0.01 each) following the ex-dividend date calculated as the volume weighted average quoted closing price over ten trading days beginning (and including) the 2nd trading day where ADSs are trading without the right to receive dividends from the capital decrease and ending (and including) the 11th trading day after the trading day where ADSs are trading without the right to receive dividends from the capital decrease less (b) DKK 0.02.

4.                                     Illustrative calculation example

See sub-schedule B that includes an illustrative calculation example based on the above principles.

III.                              AUTHORIZATION OF THE BOARD OF DIRECTORS

The board of directors is authorized to:

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(iv)                             utilize the adjustment and compensation principles set out in this appendix 3 and to supplement and make such modifications and adaptions hereof as, in the reasonable opinion of the board of directors, are necessary or desirable in order to utilize the adjustment and compensation principles set out in this appendix 3 in each particular case;

(v)                                prepare and complete the relevant adjustments of the Award Terms and to executive and deliver all documents and agreements required in relation thereto; and

(vi)                             pay out to the Award Holders the cash compensation amount being the consequence of the application of principles set out herein, including the utilisation of the board of directors’ authorisation under this section III, in each case subject to the Award Holder’s prior contractual consent, where required.

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Latest amendment of the articles of association, including appendices, was resolved on 13 April 2021.

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Sub-schedule A

Results of August 2017 Extraordinary Meeting of Shareholders

An extraordinary meeting of the shareholders of Forward Pharma A/S (the “Company”) was held on August 2, 2017 at the Company’s offices, Østergade 24A, 1, 1100 Copenhagen K, Denmark (the “Shareholders’ Meeting”). DKK 3,521,856 of the Company’s share capital and 35,218,560 votes, respectively, were represented at the Shareholders’ Meeting. Results of the Shareholders’ Meeting were as follows:

(a)         Adoption of the proposal to make a share split in the ratio 1/10 and decrease the share capital at a premium rate and payment of the proceeds to the shareholders at a rate of EUR 19.45 per share of nominally DKK 0.10 (corresponding to EUR 2.43125 per share of nominally DKK 0.01 being annulled) by 35,218,560 votes in favour, and with 0 votes against and 0 abstentions. The proposal was adopted in the form proposed by the Board of Directors.

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SUB-SCHEDULE B - ILLUSTRATIVE CALCULATION EXAMPLE

Participant:
Number of warrants allowing for subscription of shares of DKK 0.10:	90,000
Exercise Price (per share of DKK 0.10):	USD	18.00
Percentage of warrants vested (as of EGM Date) (=15/36):	41.67%
Number of vested warrants allowing for subscription of shares of DKK 0.10 (as of EGM Date) (=ROUNDDOWN(D6*D8;0)):	37,500
Number of unvested warrants allowing for subscription of shares of DKK 0.10 (as of EGM Date) (=D6-D9):	52,500

Distribution of proceeds (per share of DKK 0.10):	EUR	19.45
Distribution of proceeds (per share of DKK 0.10) converted to USD (=D12*D14/100):	USD	23.01
Exchange rate USD/EUR as of the EGM Date:	118.29
Exchange rate DKK/USD as of the EGM Date:	628.83
Exchange rate DKK/EUR as of the date of the EGM Date:	743.84

Decreased Exercise Price (per share of DKK 0.10) (=MAX((D7-D13);0.1))	DKK	0.10
Decreased Exercise Price (per share of DKK 0.01) (=D18/10)	DKK	0.01
Amount compensated by reduction of Exercise Price (per share of DKK 0.10) (=(D7-D18/D15*100)/D14*100)	EUR	15.20

Amount payable in cash (per vested share of DKK 0.10) (=(D12-D20)-((0.1/D16*100)*0.8))	EUR	4.23585
Compensation (=D9*D22):	EUR	158,844.33

Market price* of 1 ADS (representing two shares of DKK 0.01 each) following the ex-dividend date (see note below for determination of market price for this purpose):	USD	5.9784787480
Market price* of 1 ADS (representing two shares of DKK 0.01 each) following the ex-dividend date converted to EUR (=D25/D14*100):	EUR	5.05408635
Uncompensated amount per unvested share of DKK 0.10 (=(D12-D20)-((0.1/D16*100)*0.8)):	EUR	4.23585
Uncompensated amount for all unvested shares of DKK 0.10 each (=D10*D27):	EUR	222,382.06
Number of Additional Shares of DKK 0.01 each (=D28/(D26/2-0.01/D16*100)):	88,048

Number of warrants following completion of share split and capital decrease allowing for subscription of shares of DKK 0.01 (=D6*10*0.2+D29):	268,048
Number of vested warrants following completion of share split and capital decrease allowing for subscription of shares of DKK 0.01 (=D9*10*0.2):	75,000
Number of unvested warrants following completion of share split and capital decrease allowing for subscription of shares of DKK 0.01 (=D10*10*0.2+D29):	193,048

*The market price of 1 ADS (representing two shares of DKK 0.01 each) following the ex-dividend date has been calculated as the volume weighted average quoted closing price over ten trading days beginning (and including) the 2nd trading day where ADSs are trading without the right to receive dividends from the capital decrease and ending (and including) the 11th trading day after the trading day where ADSs are trading without the right to receive dividends from the capital decrease.